                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                         Thermo BioAnalysis Corporation
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[ ] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies: Common
Stock

   2) Aggregate number of securities to which transaction applies: 3,007,930

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee of $18,570.00 represents 1/50 of 1% of the sum of (a) $37,861,000.00, which is the debt component of the consideration to be paid for the entities being acquired by the Registrant in the transaction and (b) $54,988,721.00, which amount is the value of the securities to be issued by the registrant as consideration in the transaction (as calculated by multiplying the average of the high and low prices of the registrant's common stock on July 29, 1998 by the number of shares to be issued -- $18.28125 X 3,007,930 = $54,988,721.00).

   4) Proposed maximum aggregate value of transaction: $92,849,721.00

   5) Total fee paid: $18,570.00

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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[Thermo BioAnalysis LOGO]

                                                                 August   , 1998

Dear Stockholder:

     The enclosed Notice calls a Special Meeting of the Stockholders of Thermo BioAnalysis Corporation. I respectfully request all Stockholders to attend this Meeting, if possible.

     Enclosed with this letter is a proxy authorizing three officers of the Company to vote your shares for you if you do not attend the Meeting. Whether or not you are able to attend the Meeting, I urge you to complete your proxy and return it to our transfer agent, American Stock Transfer & Trust Company, in the enclosed addressed, postage-paid envelope, as a quorum of the Stockholders must be present at the Meeting, either in person or by proxy.

     I would appreciate your immediate attention to the mailing of this proxy.

                                          Yours very truly,

                                          COLIN MADDIX
                                          President and Chief Executive Officer

[Thermo BioAnalysis LOGO]

                           NOTICE OF SPECIAL MEETING

                                                                 August   , 1998

To the Holders of the Common Stock of
  THERMO BIOANALYSIS CORPORATION

     A Special Meeting of the Stockholders (the "Meeting") of Thermo BioAnalysis Corporation (the "Company") will be held on Thursday, September 10, 1998, at 2:00 p.m. local time at the offices of Thermo Electron Corporation, 81 Wyman Street, Waltham, MA 02454. The purposes of the Meeting are to consider and take action upon the following matters:

     1. A proposal to approve the listing on the American Stock Exchange, Inc. of 3,007,930 shares of the Company's common stock to be issued in connection with the acquisition by the Company of the Clinical Products Group of Life Sciences International Limited, a manufacturer of cytology, histology and pathology equipment and consumables, as well as a supplier of consumables for blood gas and ion-selective electrolyte analyzers, pursuant to Share Purchase Agreements dated as of May 11, 1998, between the Company and Thermo Instrument Systems Inc. and certain of its subsidiaries.

     2. A proposal recommended by the Board of Directors to amend the Company's Certificate of Incorporation to increase the Company's authorized common stock, $.01 par value per share, from 25 million shares to 75 million shares.

     The transfer books of the Company will not be closed prior to the Meeting, but, pursuant to appropriate action by the Board of Directors, the record date for the determination of the Stockholders entitled to receive notice of and to vote at the Meeting is July 31, 1998.

     The By-laws require that the holders of a majority of the stock issued and outstanding and entitled to vote be present or represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. It is important that your stock be represented at the Meeting regardless of the number of shares you may hold. Whether or not you are able to be present in person, please sign and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States.

     This Notice, the Proxy Card and Proxy Statement enclosed herewith are sent to you by order of the Board of Directors.

                                          SANDRA L. LAMBERT
                                          Secretary

                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Thermo BioAnalysis Corporation (the "Company" or "Thermo BioAnalysis") for use at the Special Meeting of the Stockholders (the "Meeting") to be held on Thursday, September 10, 1998, at 2:00 p.m. local time at the offices of Thermo Electron Corporation, 81 Wyman Street, Waltham, MA 02454, and any adjournment thereof. The mailing address of the executive office of the Company is 504 Airport Road, Santa Fe, New Mexico 87504-2108, and its telephone number is (505) 471-3232. This proxy statement and the enclosed proxy were first furnished to Stockholders
of the Company on or about August   , 1998.

                               VOTING PROCEDURES

     The Board of Directors intends to present to the Meeting a proposal to approve the listing on the American Stock Exchange, Inc. of 3,007,930 shares (the "TBA Shares") of the Company's common stock, $.01 par value per share ("Common Stock") to be issued in connection with the acquisition by the Company of the Clinical Products Group (the "Clinical Products Group") of Life Sciences International Limited ("LSI"). The Clinical Products Group is comprised of Shandon Inc. and its related businesses, including ALKO Diagnostic Corporation. The Clinical Products Group designs, manufactures and markets a broad range of cytology, histology and pathology equipment and consumables and consumables for blood gas and ion-selective electrolyte analyzers. The businesses of Shandon Inc., Shandon Scientific Ltd. and Life Sciences International SNC were acquired pursuant to a Share Purchase Agreement, dated as of May 11, 1998 (the "Thermo Instrument Share Purchase Agreement") between the Company and Thermo Instrument Systems Inc. ("Thermo Instrument"), a publicly held subsidiary of Thermo Electron Corporation ("Thermo Electron"). The business of Shandon GmbH was acquired pursuant to a Share Purchase Agreement, dated as of May 11, 1998 (the "ThermoQuest Share Purchase Agreement") between the Company and ThermoQuest Corporation ("ThermoQuest"), a publicly held subsidiary of Thermo Instrument. The Thermo Instrument Share Purchase Agreement and the ThermoQuest Share Purchase Agreement are collectively referred to as the "Share Purchase Agreements." Copies of the Share Purchase Agreements are attached hereto as Appendices A and B.

     The net purchase price (the "Purchase Price") for the Clinical Products Group is approximately $66.7 million, payable in the TBA Shares. The Purchase Price represents the sum of the net book value of the Clinical Products Group as of April 4, 1998, plus a percentage of Thermo Instrument's total cost in excess of net assets acquired associated with its acquisition of LSI, based on the aggregate 1996 revenues of the Clinical Products Group relative to LSI's 1996 consolidated revenues. In addition, the Company assumed approximately $37.9 million of existing indebtedness owed by the Clinical Products Group to Thermo Instrument, making the gross purchase price approximately $104.5 million. This amount includes approximately $12.0 million for an equivalent amount of cash acquired. This existing indebtedness owed to Thermo Instrument is due January 2, 1999 and bears interest at the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter. See "Proposal to Approve the Listing of Shares Issuable in Connection with an Acquisition -- Summary of the Share Purchase Agreements."

     The Board of Directors also intends to present to the Meeting a proposal to amend the Company's Certificate of Incorporation to increase the Company's authorized Common Stock from 25 million shares to 75 million shares.

     The representation in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to provide a quorum for the transaction of business at the Meeting. Shares can only be voted if the Stockholder is present in person or is represented by returning a properly signed proxy. Each Stockholder's vote is very important. Whether or not you plan to attend the Meeting in person, please sign and promptly return the enclosed Proxy Card, which requires no postage if mailed in the United States. All signed and returned proxies will be counted towards establishing a quorum for the Meeting, regardless of how the shares are voted. Proxies are being solicited by the Company.

     Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the Proxy Card. If your Proxy Card is signed and returned without specifying choices, your shares will be voted for the management proposals and as the individuals named as proxy holders on the proxy deem advisable on all other matters that may properly come before the Meeting.

     The proposal for the acquisition of the Clinical Products Group must receive the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, for approval. The proposal to amend the Company's Certificate of Incorporation to increase the Company's authorized Common Stock must receive the affirmative vote of a majority of the Company's outstanding Common Stock entitled to vote on the matter for approval. An instruction to abstain from voting on either proposal will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote, will have the same effect as a vote against such proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker "non-votes" will not be treated as shares present and entitled to vote on a voting matter and will therefore have no effect on the outcome of the vote on the proposal for the acquisition of the Clinical Products Group and will have the effect of a vote against the proposal to increase the authorized Common Stock.

     A Stockholder who returns a proxy may revoke it at any time before the Stockholder's shares are voted at the Meeting by written notice to the Secretary of the Company received prior to the Meeting, by executing and returning a later-dated proxy or by voting by ballot at the Meeting. Representatives of Arthur Andersen LLP, the Company's independent public accountants since its inception in 1995, are not expected to be present at the Meeting.

     The outstanding stock of the Company entitled to vote (excluding shares held in treasury by the Company) as of July 31, 1998, consisted of shares of Common Stock. Only Stockholders of record at the close of business on July 31, 1998 (the "Record Date"), are entitled to vote at the Meeting. Each share is entitled to one vote.

                                -- PROPOSAL 1 --

                   PROPOSAL TO APPROVE THE LISTING OF SHARES
                   ISSUABLE IN CONNECTION WITH AN ACQUISITION

SUMMARY OF TRANSACTIONS CONTEMPLATED BY THE SHARE PURCHASE AGREEMENTS

     On May 11, 1998, the Company agreed to purchase from Life Sciences International Limited ("LSI"), a wholly owned subsidiary of Thermo Instrument, or from LSI's wholly owned subsidiaries, the businesses comprising the Clinical Products Group of LSI, which designs, manufactures and markets a broad range of clinical laboratory equipment and consumables, including cytology, histology and pathology equipment and consumables and consumables for blood gas and ion-selective electrolyte analyzers. The Clinical Products Group includes Shandon Inc., Shandon Scientific Ltd., Life Sciences International SNC, Shandon GmbH and certain of their related subsidiaries, including ALKO Diagnostic Corporation ("ALKO Diagnostic"). The businesses comprising the Clinical Products Group, together with their respective subsidiaries, are often referred to herein collectively as the "Acquired Companies."

     Approval of the Share Purchase Agreements and the transactions contemplated thereby (the "Acquisition") by the Stockholders of the Company is not required by the General Corporation Law of the State of Delaware or by the Company's Certificate of Incorporation or By-Laws, as amended. However, the rules of the American Stock Exchange, Inc. (the "AMEX"), on which the Company's Common Stock is listed for trading, require that the holders of a majority of the Company's outstanding shares present and voting at a shareholders' meeting approve the listing of the TBA Shares to be issued pursuant to the Share Purchase Agreements prior to their issuance. This approval is required pursuant to Section 712 of the AMEX Company Guide, which requires shareholder approval prior to listing of shares to be issued as partial consideration for an acquisition if any substantial shareholder of the listed company has a five percent or greater interest in the company to be acquired and the issuance of such shares as consideration could result in an increase in the outstanding shares of the listed company of five percent or more. Thermo Instrument is a "substantial shareholder" of the Company and also has a greater than five percent interest in the Acquired Companies. Moreover, the issuance of the 3,007,930 TBA Shares as consideration will result in an increase in the

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Company's outstanding shares of more than five percent. Both Thermo Instrument and Thermo Electron have agreed to vote all of their shares of the Company's Common Stock held as of the Record Date of the Meeting in favor of the listing of the TBA Shares and all matters related thereto. As of July 4, 1998 (without giving effect to the issuance of the TBA Shares), Thermo Instrument owned approximately 51.7% of the outstanding Common Stock of the Company and Thermo Electron owned approximately 14.6% of the outstanding Common Stock of the Company. After giving effect to the issuance of the TBA Shares pursuant to the Share Purchase Agreements, Thermo Instrument will own approximately 59.7% of such outstanding Common Stock and Thermo Electron will own approximately 12.2% of such outstanding Common Stock.

BACKGROUND OF THE SHARE PURCHASE AGREEMENTS

     In January 1997, Thermo Instrument initiated a tender offer to acquire all of the issued and outstanding shares of LSI, a then London Stock Exchange-listed company, for 135 pence per share. In March 1997, Thermo Instrument acquired 164,126,284 shares, or approximately 95%, of LSI for an aggregate of approximately $355,000,000, in completion of its tender offer for the shares of LSI. Thermo Instrument subsequently acquired the remaining LSI shares pursuant to the compulsory acquisition rules applicable to United Kingdom companies.

     Subsequent to the acquisition of LSI, Thermo Instrument and its subsidiaries evaluated the various component businesses of LSI for their most appropriate strategic fit within Thermo Instrument and its subsidiary companies. In October 1996, prior to LSI's acquisition by Thermo Instrument, LSI underwent a reorganization into four distinct product groups. One of these groups, the Clinical Products Group, included the companies that comprise the Acquired Companies, which manufacture products complementary to those manufactured by the Company. During March and April, 1998, officers of both the Company and Thermo Instrument, including Mr. Colin Maddix, President and Chief Executive Officer of the Company, and Mr. Earl R. Lewis, President and Chief Executive Officer of Thermo Instrument, met to discuss the sale of the Acquired Companies to the Company. Those officers of the Company and Thermo Instrument determined that the operations of the Acquired Companies could be more easily integrated with the operations of the Company than with those of Thermo Instrument, based on the location of the Acquired Companies' manufacturing facilities, the types of products manufactured by the Acquired Companies and the Company, and the Acquired Companies' distribution network. In April 1998, the decision was made by Messrs. Maddix and Lewis on behalf of the Company and Thermo Instrument, respectively, to present the proposed sale of the Acquired Companies to the Boards of Directors of the Company and Thermo Instrument for their consideration. On April 15, 1998 and April 20, 1998, the Boards of Directors of the Company and Thermo Instrument, respectively, both unanimously determined that a transfer of the businesses conducted by the Acquired Companies from Thermo Instrument and certain of its subsidiaries to the Company would enable the Company to expand its growth in the diagnostic products market. The Board of Directors of Thermo Instrument is comprised of Mr. Arvin H. Smith, Col. Frank Borman, Dr. George N. Hatsopoulos, Mr. John N. Hatsopoulos, Mr. Polyvios C. Vintiadis and Mr. Earl R. Lewis. The Board of Directors of the Company is comprised of Mr. Earl R. Lewis, Dr. Elias P. Gyftopoulos, Mr. Barry S. Howe, Mr. Colin Maddix, Mr. Jonathan W. Painter, Mr. Arvin H. Smith and Dr. Arnold N. Weinberg.

     Accordingly, the Company entered into a Share Purchase Agreement on May 11, 1998 with Thermo Instrument and ThermoQuest, respectively.

CALCULATION OF THE PURCHASE PRICE FOR THE ACQUIRED COMPANIES

     The net purchase price (the "Purchase Price") for the Clinical Products Group is approximately $66.7 million, payable in shares of the Company's Common Stock as described below. The Purchase Price represents the sum of the net book value of the Clinical Products Group as of April 4, 1998, plus a percentage of Thermo Instrument's total cost in excess of net assets acquired associated with its acquisition of LSI, based on the aggregate 1996 revenues of the Clinical Products Group relative to LSI's 1996 consolidated revenues. In addition, the Company assumed approximately $37.9 million of existing indebtedness owed by the Clinical Products Group to Thermo Instrument, making the gross purchase price approximately $104.5 million. This amount includes approximately $12.0 million for an equivalent amount of cash acquired. This existing indebtedness owed to Thermo Instrument is due January 2, 1999 and bears interest at the 90-day Commercial

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Paper Composite Rate plus 25 basis points, set at the beginning of each quarter.
Such rate was 5.70% on the first business day of the fiscal quarter ended July
4, 1998. The 90-day Commercial Paper Composite Rate is determined by the Federal Reserve Bank from its database of transactions in commercial paper that are cleared through a system operated by the Depository Trust Company.

     At a closing held on June 9, 1998 (the "Closing"), the Company acquired all of the issued and outstanding shares of the companies comprising the Clinical Products Group from Thermo Instrument and ThermoQuest. At the closing, Thermo Instrument and ThermoQuest received the right to receive an aggregate of 3,007,930 shares of the Company's Common Stock (the "TBA Shares") on the date that the TBA Shares are listed on the AMEX. Each TBA Share is valued at $22.163, the average of the closing prices of the Company's Common Stock as reported by the AMEX for each of the five trading days prior to April 20, 1998, the date the parties reached agreement in principle on the material terms of the transaction.

REASONS FOR THE ACQUISITION/RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Company's Board of Directors believes that the acquisition of the Acquired Companies complements the Company's existing product lines and is consistent with its long-term strategy. The Company's long-term strategy includes the development and marketing of a portfolio of biomolecular instruments and consumables, clinical laboratory equipment and supplies, and information management systems for biochemistry, clinical diagnosis and other applications through the research and development of innovative products and through the acquisition of complementary businesses and technologies. The Company presently designs, manufactures and markets instruments, consumables and information management systems used in biochemical research, clinical diagnosis and pharmaceutical production, and intends to integrate the products manufactured by the Acquired Companies for use by medical professionals in clinical diagnostic laboratories into the Company's existing product lines. The Company's Board of Directors believes that the Company's acquisition of the Acquired Companies will enable the Company to enter new markets for its biochemical and diagnostic products in which it is not well represented and to strengthen its presence in markets in which it already operates.

     In making the decision to engage in the Acquisition, the Company's Board of Directors considered the following factors, which were considered to have a material bearing on the Board's decision: the types of products manufactured by the Acquired Companies; the potential to integrate these products with those manufactured by the Company; the ability to expand the Company's existing technological and research capabilities; the geographic presence of sales, manufacturing, distribution and other facilities of the Acquired Companies as compared with the existing geographic presence of the Company; perceived strengths of the management, research and other personnel of the Acquired Companies; the financial history and financial projections of the Acquired Companies; and the Company's ability to expand its market share, research capabilities, and technological capacity through integration of the Acquired Companies with the Company's existing operations.

     The Company's Board of Directors considers attractive acquisition opportunities from time to time that are identified by the Company for the Board's review. The Board of Directors decided to proceed with the Acquisition because it perceived synergies between the Company and the Acquired Companies, as described above, that would make the Acquisition beneficial to the Company and its Stockholders. At the time the Board decided to approve the Acquisition, the Company had not identified other acquisition candidates that were as attractive as the Acquired Companies. Consequently, the Board had not considered at length any alternative transactions to the Acquisition at the time it voted to approve the Acquisition.

     The Company's Board of Directors made the decision to engage in the Acquisition following (i) the acquisition by Thermo Instrument of LSI in March 1997, (ii) Thermo Instrument's evaluation of the relationship between the different component companies of LSI and the businesses in which Thermo Instrument operates, which process took place during March and April, 1997, and
(iii) the presentation by Thermo Instrument of its proposal for the sale of the Acquired Companies to the Company in April, 1998. The Board of Directors determined that the Acquisition presented an attractive opportunity for the Company, for the reasons set forth above, and thus decided to proceed with the Acquisition. The Company could not

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have engaged in the Acquisition at an earlier time than it did because the process of evaluating the potential fit between the respective businesses of the Acquired Companies and the Company was not complete until early March 1998. Once the decision had been made to acquire the Acquired Companies, however, the Company proceeded expeditiously to consummate the Acquisition in order not to delay the integration of the Acquired Companies into the Company and the receipt of potential benefits from the combination of the entities' operations.

     As with any acquisition, however, there can be no assurance that the Company will be successful in integrating the businesses of the Acquired Companies with its current operations, nor that the benefits which the Company's Board of Directors expects from the Acquisition, as described above, will be achieved. If the Company were unsuccessful in achieving such integration, such failure could adversely affect the Company's performance. See "Forward-Looking Statements -- Risks Associated with Acquisition Strategy."

     The Board of Directors has unanimously approved the Share Purchase Agreements and the transactions contemplated thereby and believes that the Share Purchase Agreements are fair to and in the best interests of the Company and its Stockholders. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE LISTING OF THE TBA SHARES TO BE ISSUED IN CONNECTION WITH THE SHARE PURCHASE AGREEMENTS.

ACCOUNTING TREATMENT OF THE ACQUISITION

     Because the Company and the Acquired Companies were deemed for accounting purposes to be under control of their common majority-owner, Thermo Instrument, the Acquisition has been accounted for in a manner similar to a pooling of interests. Accordingly, the Company's financial statements include the results of the Clinical Products Group from the March 1997 date on which Thermo Instrument acquired LSI. The TBA Shares have been deemed to be outstanding from that date. See pro forma data set forth at "Selected Financial
Information -- Thermo BioAnalysis."

SUMMARY OF THE SHARE PURCHASE AGREEMENTS

  General

     On May 11, 1998, the Company agreed with Thermo Instrument and ThermoQuest that it would purchase the Clinical Products Group from LSI or LSI's wholly-owned subsidiaries. The Clinical Products Group includes Shandon Inc., Shandon Scientific Ltd., Life Sciences International SNC, Shandon GmbH and certain of their related subsidiaries, including ALKO Diagnostic (together with certain other of their respective subsidiaries, the "Acquired Companies").

  Issuance of the TBA Shares

     Thermo Instrument's and ThermoQuest's right to receive the TBA Shares is conditioned on the prior listing of the TBA Shares for trading upon the AMEX. In the Share Purchase Agreements, the Company agreed to take all action necessary in accordance with applicable law to convene a meeting of its Stockholders for the purpose of approving the listing of the TBA Shares for trading upon AMEX, and to recommend to the Stockholders the approval of such listing. In the Share Purchase Agreements, Thermo Instrument agreed to vote all of the shares of the Company's Common Stock held by it as of the Record Date in favor of such listing. Accordingly, the listing of the TBA Shares is assured because of Thermo Instrument's greater than fifty percent ownership of the Company.

     As of July 4, 1998, Thermo Instrument owned 7,798,000 shares of the Company, or approximately 51.7% of the outstanding shares. Giving effect to the issuance of the TBA Shares to Thermo Instrument would increase Thermo Instrument's ownership percentage to 59.7%.

  Representations and Warranties; Indemnification

     In the Share Purchase Agreements, the Company and Thermo Instrument or ThermoQuest, as applicable, made certain representations and warranties to one another with respect to certain customary

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matters, such as their respective organization and their respective authority to enter into the Share Purchase Agreements. Thermo Instrument and ThermoQuest also made representations and warranties to the Company with respect to certain other matters, including (i) the capitalization of the Acquired Companies, (ii) environmental conditions with respect to the Acquired Companies' properties and
(iii) the Acquired Companies' consolidated financial statements for the three months ended April 4, 1998, and as of January 3, 1998 and the three years then ended. The representations and warranties made by Thermo Instrument and ThermoQuest with respect to environmental conditions at the Acquired Companies' properties include statements regarding the absence of activity on premises occupied by the Acquired Companies involving use, handling, storage, or disposal of hazardous or toxic wastes in violation of common law or any applicable environmental law. In addition, the representations and warranties of Thermo Instrument and ThermoQuest with respect to the Acquired Companies' consolidated financial statements state that such financial statements fairly present the financial condition, results of operations and cash flows of the Acquired Companies as at the dates and for the periods indicated, in each case in accordance with generally accepted accounting principles consistently applied. Each party has agreed to indemnify the other for a period of two years from the Closing for any damages the indemnified party suffers as a result of breaches of such representations and warranties by the other party. Notwithstanding this indemnification, the Company would be required to report as an expense in its results of operations the full amount, including any reimbursable amount, of any damages, with any indemnification payment it receives from Thermo Instrument or ThermoQuest being treated as a contribution to stockholders' investment.

  Amendments; Waivers

     Any provision of the Share Purchase Agreements may be amended or waived by the mutual consent of the parties at any time. The Company does not expect that any material provisions of the Share Purchase Agreements will be amended or waived. However, as any amendment or waiver of any provision of the Share Purchase Agreements requires the consent of both the Company and Thermo Instrument or ThermoQuest, as applicable, any changes made will be the result of negotiation between and agreement of the parties.

PREVIOUS TRANSACTIONS BETWEEN THE ACQUIRED COMPANIES AND THE COMPANY

     Prior to the transactions represented by the Share Purchase Agreements, there were no material contracts, arrangements, understandings, relationships, negotiations, or transactions between the Acquired Companies or their affiliates and the Company and its affiliates, except for the purchase of all of the issued and outstanding shares of LSI, the parent company of the Acquired Companies, by Thermo Instrument, the Company's parent company, in March 1997. See "Background of the Share Purchase Agreement."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Acquisition is intended to be treated as a reorganization for federal income tax purposes. The Company will recognize no gain or loss in connection with the Acquisition or the issuance of the TBA Shares.

REGULATORY APPROVALS

     No federal or state regulatory approvals are required in order to issue the TBA Shares pursuant to the Share Purchase Agreements.

NO DISSENTERS' APPRAISAL RIGHTS

     Under applicable provisions of the Delaware General Corporation Law, holders of the Company's Common Stock will not have any dissenters' appraisal rights in connection with the listing of the TBA Shares, or any other transaction described in this Proxy Statement, to be acted upon at the Meeting.

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

                 INFORMATION CONCERNING THE ACQUIRED COMPANIES

BUSINESS

     Under the terms of the Share Purchase Agreements, the Company acquired all of the issued and outstanding shares of the Acquired Companies in exchange for Thermo Instrument's and ThermoQuest's right to receive an aggregate of 3,007,930 TBA Shares and debt to Thermo Instrument. The principal executive office of Shandon Inc. is 171 Industry Drive, Pittsburgh, PA 15275, and its telephone number is 412-788-1133. The principal executive office of Shandon Scientific Ltd. is 93/96 Chadwick Road, Astmoor Industrial Estate, Runcorn, Cheshire WA7 1PR, England, and its telephone number is 011-44-1-928-566611. The principal executive office of Life Sciences International SNC is Immeuble "Le Minnesota", Eragny Parc, Avenue Du Gros Chene, Parc D'Activite Des Bellevues, 95610 Eragny-Sur-Oise, France, and its telephone number is 011-33-1-3432-5100. The principal executive office of Shandon GmbH is Berner Strasse 53, 60437 Frankfurt A.M., Germany, and its telephone number is 011-49-69-5091-9021.

     The following is a brief description of the businesses of the Acquired Companies.

  General

     The Clinical Products Group designs, manufactures and markets a broad range of clinical laboratory equipment and consumables, including cytology, histology and pathology equipment and consumables and consumables for blood gas and ISE analyzers.

  Principal Products

     Cytology and Histology Products

     The cytology and histology products of the Clinical Products Group are used by medical laboratories to prepare microscope slides containing thin layers of specially stained cells from body fluid and tissue samples. Medical professionals analyze these slides to detect and diagnose cancers and other diseases. Slide preparation is a multi-step process, which, in most cases, requires a specimen to be stabilized, mounted, sectioned, stained and coverslipped. The Clinical Products Group offers a complete line of equipment, accessories and consumables to perform each step in the slide preparation process.

     The Clinical Products Group's Cytospin cytocentrifuge is one of the most widely used methods for depositing cells from fluid samples, such as cerebrospinal fluids, bronchial washings and peritoneal cavity aspirations, onto microscope slides. Other principal equipment products include: tissue processors, which stabilize and preserve tissue samples obtained from biopsies and autopsies; cryostats, which rapidly stabilize specimens using a freezing technique; embedding stations, which permanently mount specimens in paraffin to facilitate sectioning; microtomes, which section samples; automatic slide stainers, which stain the nuclei and cytoplasm of the mounted cells; and coverslippers, which permanently mount glass covers on the slides.

     The Clinical Products Group also manufactures and markets cytology and histology consumables. Cytofunnels are patented disposable specimen containers that are used in conjunction with its Cytospin. Other consumables offered by the Clinical Products Group include biopsy bags, disposable cutting blades, knife holders, reagents used by tissue processors, cell stains and fixatives, glass slides and slide racks. In addition, the Clinical Products Group manufactures and markets immunohistochemistry kits, which are used to provide specific information about a disease.

     Pathology Equipment

     The Clinical Products Group is also a leading provider of vented dissection equipment and refrigerated storage facilities used in autopsies and forensic evaluations. These products, which are sold under the Shandon-Lipshaw brand name, are used by laboratories, morgues, medical schools, medical examiners, and research and veterinary facilities worldwide. The Clinical Products Group also designs, manufactures and installs complete autopsy/mortuary facilities based upon customers' specific space, function and budget requirements.

     The Clinical Products Group manufactures and markets a series of stationary tables, ranging from a standard autopsy table to an elevating, rotating autopsy table. These tables are equipped with several safety features including a down draft ventilation system to ensure that fumes are exhausted away from the work surface and a built-in continuous table rinse to flush waste away from the table surface. Other principal pathology products include dissecting sinks, cadaver lifts, transportable tables and carts, refrigerators, storage facilities and workstations. In addition to being used for autopsies, the Clinical Products Group's workstations are used by medical laboratories for many types of gross examinations and sectioning of specimens. In addition, the Clinical Products Group also markets numerous pathology-related consumables including fume hoods and filters, dissecting tools, instrument trays, and disposable boots and gloves.

     Blood Gas and Ion-Selective Electrolyte ("ISE") Consumables

     The Clinical Products Group's ALKO Diagnostic business supplies consumables for blood gas and ISE analyzers. Blood gas analyzers are used to diagnosis the type and stage of certain diseases, such as coronary artery disease, by measuring the levels of gases in blood samples. ISE analyzers perform the same function by measuring the levels of electrolytes in blood, plasma, serum and urine samples. ALKO Diagnostic's products, which are used to calibrate, clean and maintain these analyzers, include electrodes, buffers, calibrators, cartridges and tubing.

  Principal Customers; Marketing and Distribution

     The principal customers for the Acquired Companies' products are hospitals, medical laboratories, medical schools, medical examiners and research facilities. The Clinical Products Group sells to it customers through its direct sales force and distributors. The Clinical Products Group has direct sales offices in France, Germany, the United Kingdom and the United States.

  Competition

     The Acquired Companies, excluding ALKO Diagnostic, compete primarily on the basis of product quality, brand recognition, customer service and price. Competitors include: Leica Microsystems and Sakura Finetechnical Co., Ltd. in the cytology and histology equipment market; Allegiance Corporation, DAKO and Merck & Co., Inc. in the cytology and histology consumables market; and Jewett Refrigeration Co., Inc. and Mopec Inc. in the pathology market. ALKO Diagnostic competes primarily on the basis of price, customer relationships and product quality in the blood gas and ISE analyzers market. Principal competitors are the manufacturers of the blood gas and ISE analyzers, including Abbott Laboratories, AVL Scientific Corp., Chiron Corporation, Instrumentation Laboratory Company and Radiometer America Inc.

  Management

     The following sets forth information concerning the management of the Acquired Companies.

     Mark J. Zinsky became President of Shandon Inc. in March 1998. Mr. Zinsky had been Vice President of Finance for Shandon Inc. since August 1992 and in August 1996 he was appointed Chief Financial Officer for the Clinical Products Group.

     Crawford Wilson has been the Managing Director of Shandon Scientific Ltd. since July 1995. Prior to this appointment, Mr. Wilson served as the Operations Director of Shandon Scientific Ltd. since November 1993. Mr. Wilson was also appointed Vice President Manufacturing for the Clinical Products Group in September 1996.

     Bertrand Caillard has been the General Manager of Life Sciences International SNC since 1997. Prior to this appointment, Mr. Caillard served as the Controller of Life Sciences International SNC since 1991.

     Bret Hendzel has been President and Chief Executive Officer of ALKO Diagnostic Corporation since February 1997. Previously, Mr. Hendzel served as the Consumables Product Manager for Shandon Inc. from December 1993 to January 1997 and as the Immunochemistry Product Manager for Shandon Inc. from December 1992 to November 1993.

  Employees

     As of April 4, 1998, the Acquired Companies had 412 employees. Seventy of such employees are represented by a labor union. The Company believes that the Acquired Companies' relations with its employees and the labor union are good.

  Facilities

     The Acquired Companies own approximately 70,000 square feet of manufacturing, distribution and sales space in Pittsburgh, Pennsylvania and lease approximately 153,000 square feet of manufacturing, sales and administration space in France, Germany, the United Kingdom and the United States under leases expiring through 2014. The Company believes that these facilities are in good condition and are adequate for the Acquired Companies' present operations and that suitable additional space will be available as needed in the future. With respect to leases expiring in the near future, in the event that the Acquired Companies do not renew such leases, the Company believes that suitable alternative space is readily available for lease on acceptable terms.

  Research and Development

     The Acquired Companies' full-time engineers and technicians are currently working on a variety of research and development projects, including entering clinical trials with its Cytofunnel and Cytospin for FDA clearance of their use to improve cervical cancer screening and development of automated microtomes, enhanced cryostats and the next generation of slide staining equipment. Research and development expenditures in 1996 were $1.3 million, or approximately 1.6% of the Acquired Companies' revenue. Research and development expenditures from January 1, 1997 to March 12, 1997 were $684,000, or approximately 5.2% of the Acquired Companies' revenue for this period. Research and development activities are managed in order to obtain a balance between improvements to existing products, development of new applications and introduction of new product lines.

          SELECTED QUARTERLY FINANCIAL DATA -- CLINICAL PRODUCTS GROUP
                                  (UNAUDITED)

(IN THOUSANDS)

                                                                        1996
                                                      ----------------------------------------
                                                       FIRST     SECOND      THIRD     FOURTH
                                                      -------    -------    -------    -------
Revenues............................................   17,965     20,673     19,011     23,108
Gross Profit........................................    7,392      8,297      7,734      9,621
Net Income (Loss)...................................    1,303        372        539     (2,128)

                                                                        1995
                                                      ----------------------------------------
                                                       FIRST     SECOND      THIRD     FOURTH
                                                      -------    -------    -------    -------
Revenues............................................   16,139     19,861     16,598     20,694
Gross Profit........................................    6,328      8,281      6,482      8,590
Net Income (Loss)...................................      (48)     1,138       (793)       703

           SELECTED FINANCIAL INFORMATION -- CLINICAL PRODUCTS GROUP

     The selected financial information below as of and for the years ended December 31, 1995 and 1996 and the period from January 1, 1997 through March 12, 1997 has been derived from the Combined Financial Statements of the Clinical Products Group of Life Sciences International PLC, which have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report included elsewhere in this proxy statement. This information should be read in conjunction with the Combined Financial Statements of the Clinical Products Group of Life Sciences International PLC and related notes included elsewhere in this proxy statement. The selected financial information for the years ended December 31, 1993 and 1994 has not been audited but, in the opinion of the Company, includes all adjustments (consisting only of normal, recurring adjustments) necessary to present fairly such information in accordance with GAAP applied on a consistent basis.

                                                                                           JANUARY 1, 1997
                                                                                               THROUGH
                                               1993           1994      1995      1996     MARCH 12, 1997
                                          ---------------   --------   -------   -------   ---------------
STATEMENT OF OPERATIONS DATA:
Revenues................................      $63,565       $ 69,079   $73,292   $80,757       $13,250
                                              -------       --------   -------   -------       -------
Costs and Operating Expenses:
  Cost of revenues......................       38,422         38,301    43,611    47,713         8,835
  Selling, general and administrative
     expenses...........................       18,909         23,079    25,772    25,217         4,545
  Research and development expenses.....          897          1,185     1,188     1,328           684
                                              -------       --------   -------   -------       -------
                                               58,228         62,565    70,571    74,258        14,064
                                              -------       --------   -------   -------       -------
Operating Income (Loss).................        5,337          6,514     2,721     6,499          (814)
                                              -------       --------   -------   -------       -------
Interest and Other Income (Expense),
  Net...................................       (1,361)        (1,705)   (1,060)   (6,170)         (610)
                                              -------       --------   -------   -------       -------
Income (Loss) Before Income Taxes.......        3,976          4,809     1,661       329        (1,424)
Income Tax Provision (Benefit)..........        1,081          1,027       661       243          (513)
                                              -------       --------   -------   -------       -------
Net Income (Loss).......................      $ 2,895       $  3,782   $ 1,000   $    86       $  (911)
                                              =======       ========   =======   =======       =======
BALANCE SHEET DATA (AT END OF PERIOD):
Working Capital.........................      (15,833)       (14,454)   (9,577)   (9,307)       (8,612)
Total Assets............................       63,163         59,887    64,213    68,384        72,721
Long-term Obligations...................        2,813          2,763     2,361     2,172         2,175
Shareholder's Investment................        1,836          4,618     5,963     5,312         4,615

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
            OF RESULTS OF OPERATIONS OF THE CLINICAL PRODUCTS GROUP

     Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, are made throughout this Management's Discussion and Analysis of Results of Operations. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," "seeks," "estimates," and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including those detailed under the caption "Forward-looking Statements."

OVERVIEW

     The Clinical Products Group operated as part of LSI, a London Stock Exchange-listed company, until March 1997, at which time Thermo Instrument acquired all of LSI. In May 1998, the Company agreed to acquire the Clinical Products Group, which provides equipment and consumables for cytology, histology and pathology applications, and also supplies consumables for blood gas and ISE analyzers.

     The Clinical Products Group sells its products on a worldwide basis. As a result, its financial performance and competitive position can be affected by currency exchange rate fluctuations. Where appropriate, forward contracts are used to reduce exposure to currency fluctuations.

RESULTS OF OPERATIONS

  1996 Compared With 1995

     Revenues increased to $80.8 million in 1996 from $73.3 million in 1995, primarily due to increased demand related to the introduction of the Clinical Products Group's Pathfinder product in late 1995, as well as manufacturing improvements that facilitated increased shipments. In addition, revenues increased $1.8 million due to the strengthening of the U.S. dollar relative to foreign currencies in countries where the Company operates.

     The gross profit margin increased to 41% in 1996 from 40% in 1995, primarily due to higher margins on Pathfinder and other new products introduced in late 1995.

     Selling, general, and administrative expenses as a percentage of revenues decreased to 31% in 1996 from 35% in 1995, primarily due to an increase in revenues and, to a lesser extent, the effect of streamlining distribution channels in late 1995. Research and development expenses were relatively unchanged at $1.3 million in 1996 and $1.2 million in 1995.

     Interest income primarily represents interest earned on advances to an affiliated company, which bear interest at 10.0% (see Note 5 to the Combined Financial Statements of the Clinical Products Group of Life Sciences International PLC). Interest expense primarily represents interest on advances from affiliated companies, which bore interest at annual rates of between 6.3% and 10.0% during 1995 and 1996 (see Note 5 to the Combined Financial Statements of the Clinical Products Group of Life Sciences International PLC).

     Foreign currency exchange gains and losses result from foreign currency exchange rate fluctuations on advances from affiliated companies that are denominated in foreign currencies (see Note 5 to the Combined Financial Statements of the Clinical Products Group of Life Sciences International PLC).

     The effective tax rates were 74% in 1996 and 40% in 1995. These rates exceed the statutory U.S. federal income tax rate primarily due to the impact of relatively high tax rates in certain countries in which the Clinical Products Group operates, and the impact of state income taxes. The effective tax rate increased in 1996 due to increased losses in certain countries that have lower tax rates and the larger relative effect of nondeductible expenses in 1996.

LIQUIDITY AND CAPITAL RESOURCES

     Consolidated working capital was negative $9.3 million as of December 31, 1996, compared with negative $9.6 million as of December 31, 1995. Included in working capital are cash and cash equivalents of $12.5 million as of December 31, 1996, compared with $8.7 million as of December 31, 1995. During 1996, operating activities provided $8.4 million of cash. An increase in other current liabilities provided $6.2 million in cash, primarily due to increases in certain trade and other operating balances payable to other LSI companies.

     Investing activities used $1.8 million in cash during 1996, primarily related to purchases of property, plant, and equipment.

     Financing activities used $2.8 million of cash during 1996. A net decrease in short-term obligations used $1.6 million of cash and transfers to parent company totaled $0.9 million.

                       INFORMATION CONCERNING THE COMPANY

BUSINESS

  General

     Thermo BioAnalysis develops, manufactures and supplies a broad range of products, including biomolecular instruments and consumables, clinical laboratory equipment and supplies, and information management systems, that are used in biochemical research, clinical diagnosis and pharmaceutical production. The Company has more than 30,000 customers in the U.S. and over 35 foreign countries, including pharmaceutical, biotechnology, chemical and industrial companies, hospitals and medical laboratories, as well as academic institutions, government laboratories and private foundations.

     The Company's strategy is to (i) broaden its product offerings by developing products internally and making strategic acquisitions, (ii) optimize its product mix by increasing the percentage of its revenues derived from consumable sales, (iii) continue to invest in research for product development and enhancement of existing products, (iv) continue to focus on product quality and (v) pursue and integrate strategic acquisitions as a means of broadening its product lines, improving its market share and enhancing growth.

     Information regarding the Company's revenues, income before provision for income taxes, and identifiable assets is contained in Note 8 to the Company's financial statements included elsewhere in this proxy statement.

     The backlog of firm orders was $31.2 million and $20.1 million as of April 4, 1998 and March 29, 1997, respectively. The Company includes in backlog only those orders for which it has received firm purchase orders and for which delivery has been specified within twelve months. Because of the possibility of customer changes in delivery schedules, cancellation of orders and potential delays in product shipments, the Company's backlog as of any particular date may not be representative of actual sales for any succeeding period.

  Principal Products

     Biomolecular Instruments and Consumables

     The Company's proprietary immunoassay instruments and laboratory consumables are offered through its DYNEX and Labsystems OY businesses. The Company also manufactures and markets a variety of proprietary products based on emerging technologies, which include optical biosensor, polymerase chain reaction ("PCR"), MALDI-TOF mass spectrometry ("MALDI-TOF"), DNA amplification and capillary electrophoresis ("CE") technologies. These products are offered through the Company's Affinity Sensors, MALDI-TOF, Hybaid and CE businesses.

     Immunoassay. The Company designs, manufactures, sells and supports products for immunoassay testing. Immunoassays are studies performed for the qualitative and quantitative analysis of the molecular interaction between molecules. Immunoassays are widely used in pharmaceutical and biopharmaceutical research, as well as for clinical testing and diagnosis of patient samples. In vitro diagnostic instruments for immunoassay testing are designed to measure the presence of specific substances, or analytes, in blood or other body fluids. Immunoassay technology is used in a number of screening, diagnostic and monitoring tests, including tests for pregnancy, hepatitis and HIV.

     The Company is a market leader in microplate technology, which significantly improves the speed and efficiency of immunoassay testing. This technology enables laboratories to run analyses of up to 384 samples simultaneously using small amounts of both the sample being tested and the chemicals used to test the samples. Microplate systems offer clinical users the ability to automate and increase the throughput of their testing processes. The Company's DYNEX and Labsystems OY businesses pioneered the development of microplate technology, now an industry standard for immunoassay testing in clinical applications and in pharmaceutical and biopharmaceutical research, with its Microtiter and Multiskan product lines, respectively.

     The primary advantage of the Company's immunoassay testing systems is the breadth of its line of microplate products and services. In addition, its microplate products are compatible with all detection technologies and many reagent test kits. A number of immunoassay systems currently available are closed systems, manufactured and supplied by certain reagent manufacturers. These closed systems can only process tests made by that manufacturer, limiting flexibility and requiring the user to purchase multiple systems in order to utilize a variety of test kits. The Company's systems are open systems that allow laboratories and clinics to select the most appropriate and cost-effective assay from products offered by several competing reagent manufacturers and to rapidly introduce new diagnostic tests as they become available. The Company believes that this advantage will become increasingly important as laboratories and clinics face continued cost pressure in the current healthcare environment.

     The Company's principal immunoassay products include:

          Microplate detection systems that read the results of diagnostic tests through the detection of color, luminescence or fluorescence. The Company markets the DYNEX ImmunoAssay System ("DIAS") reader, a modular, fully-automated detector that serves as a stand-alone reader or as the controlling unit of DYNEX's automated microplate processing system; the MRX calorimetric detectors; the MLX luminescence detector; and the Fluorolite line of fluorescence detectors.

          Automated testing systems that combine detection, washing, reagent dispensing, incubation and data management functions. The Company's DIAS system with time management software allows users to automatically process and analyze microplate applications and to conduct several assays or tests concurrently or at pre-scheduled intervals. This system can be configured to hold up to 24 microplates, resulting in the automated analysis of up to 2,304 samples.

          Consumables, consisting primarily of small plastic microplates with 384 wells, which are used to hold the sample and reagents during the immunoassay testing process. The Company's consumables are used by both reagent manufacturers, who coat them with reagents and resell them to laboratories, and by researchers, who are developing new applications using experimental reagents for testing purposes. The Company's plastic products are manufactured using high-performance resins with characteristics that facilitate consistent test results.

     In 1997, the Company introduced a combination luminescence and fluorescence microplate, the Fluoroskan Ascent FL. The Fluoroskan offers on-board dispensers for kinetic analysis, precise temperature control, orbital shaking and robotic integration capabilities. Additionally, in 1997, the Company launched its Cliniplate 384-well microplate that addresses the high throughput-sampling marketplace.

     Laboratory Consumables. The Company designs, manufactures and markets a wide range of laboratory consumables. For example, the Company develops a variety of hand-held, single and multi-channel pipettes, as well as tips which, combined with pipettes, are used to transport and deposit precise amounts of fluids and reagents during tests in clinical and research laboratories. The Company's Labsystems OY business produced the world's first continuously adjustable micropipette and the first multi-channel pipette for microplates. The Company's comprehensive range of Finnpipette liquid handling equipment includes the Finnpipette Digital and the Finnpipette BioControl, an electronically assisted trigger-action pipette available in single channel and multi-channel versions. The Company also manufactures disposable plastic pipette tips that are designed to be used once and then discarded, as well as a variety of other specialty, high precision plastic products, including microplates and microstrips in which laboratory tests are carried out.

     Optical Biosensors. Optical biosensor systems are a new technology used to quantify biomolecules and characterize their functional properties. Unlike competing technologies, which statically measure only the presence and quantity of a biomolecule, optical biosensors dynamically measure the speed and strength of the molecular interaction. The result is an analytical instrument that provides previously unavailable information regarding molecular activity in real time without the need for chemical or radioactive labels, thereby reducing the time associated with the testing process.

     The Company offers both manual and automated versions of its IAsys optical biosensor system, which includes patented technology that directly detects an extensive range of analytes, including biopharmaceuticals, proteins, peptides, DNA and cells. The Company believes that the IAsys system has a wide range of applications, including life sciences research, clinical diagnostics, environmental, industrial and defense applications. In 1997, the Company introduced a multi-analyte biosensor, IAsys Auto+ Advantage. The IAsys Auto+ offers improved sensitivity, and the availability of prewritten scripts provides researchers with a high degree of flexibility when designing experiments.

     MALDI-TOF Mass Spectrometry. Mass spectrometry measures the molecular weight of a sample's components, thereby enabling identification and measurement of organic chemical compounds and/or inorganic elements contained in the sample. Historically, mass spectrometry has been of little use to biochemists because mass spectrometry measurements of large molecules, such as the biomolecules that comprise peptides and proteins that have molecular weights in excess of 3,000 daltons, were not possible.

     The development of ionization techniques such as those used in the MALDI-TOF mass spectrometer have solved this problem. MALDI-TOF mass spectrometers, first commercially available in 1990, measure the amount of time required for an ionized molecule to reach a detector and convert that measurement into a measurement of mass. Using these devices, biochemists can measure molecules with molecular weights of up to 500,000 daltons.

     The Company currently offers three MALDI-TOF mass spectrometers: LASERMAT, an automated standard resolution benchtop instrument controlled by a personal computer and designed to permit biochemists to conduct fast and accurate measurements in their own laboratories; VISION 2000, a high-resolution, research-grade instrument designed for the analysis of complex biomolecules with a mass range of up to 500,000 daltons; and the DYNAMO, an enhanced benchtop MALDI-TOF mass spectrometer which has significantly enhanced resolution.

     DNA Amplification. The Company designs, manufactures and markets PCR thermal cyclers and hybridization ovens for DNA amplification. PCR thermal cyclers are used to amplify short sections of DNA by means of established gene amplification processes. This technique creates numerous copies of a section of DNA from a limited sample. PCR is used by research laboratories in order to diagnose and treat genetically based diseases and in connection with drug discovery efforts. The Company's hybridization ovens are used in a process in which synthetic probes made of short fragments of complementary DNA attach to a DNA sequence under study, enabling identification of the sequence.

     Capillary Electrophoresis. CE is a purification and separation technique commercially introduced in 1989. CE systems separate molecules by measuring the speeds at which different compounds move through an extremely narrow tube, or capillary, that is charged with an electric field. The largest market for CE systems are biopharmaceutical companies, whose research activities require state-of-the-art CE systems and related supplies. One of the principal applications for CE systems is the analysis and separation of biomolecules such as proteins, peptides and nucleic acids, including DNA. Applications of DNA separation by CE include the identification of specific individuals through DNA "fingerprinting" and the diagnosis of diseases and specific genetic disorders such as leukemia, hepatitis and sickle cell anemia.

     The Company's SpectraPHORESIS line of CE systems includes a low-cost, manually controlled CE system and a fully automated CE system with multiple wavelength detectors. In 1996, the Company introduced its new generation CE system, the SpectraPHORESIS Ultra. The Company's CE systems offer high sensitivity, as well as advanced data handling, control and automation features. The Company also offers a line of CE capillaries, buffers and other consumables.

     Information Management Systems

     The Company offers laboratory information management systems ("LIMS") and chromatography data systems ("CDS"), through its LabSystems business, for use in laboratories, industrial applications and clinical testing facilities.

     Companies can improve the efficiency of their analytical laboratories by using a LIMS to perform sample login, test scheduling, test execution automated results entry, results validation, reporting and data archiving. LIMS benefits include minimizing the number of laboratory personnel needed to handle increases in sample volume, facilitating the implementation of new analytical procedures and improving compliance with regulatory guidelines. Productivity and accuracy can also be enhanced by reducing manual data transcription and automating error-prone manual tasks such as sample status tracking, calculations, report preparation and information retrieval. In addition, LIMS facilitates the maintenance of data and procedure security, audit trials and validation checks that are key components in complying with regulatory agency requirements.

     LabSystems, the Company's information management systems business, designs, develops and supports LIMS and CDS. LabSystems is recognized as one of the world's leading LIMS suppliers. LabSystems also maintains an implementation support group that provides software customization and project management services for its customers. LabSystems' products are distributed throughout a diversified user base, including research and development, quality assurance/quality control and processing facilities. A substantial majority of LabSystems' customers are Fortune 500 companies in the process chemical, aerospace, pharmaceutical, environmental, oil and gas, petrochemical, automotive, food and beverage, agricultural and medical products industries.

     SampleManager, LabSystems' LIMS product, is a fully-integrated suite of software modules that provides industry-specific functionality in the areas of statistical analysis, instrument control, pharmaceutical stability studies, pharmaceutical batch material control and data security and integrity. The current version of SampleManager is available on DEC, HP and IBM platforms, running Rdb, Oracle and Microsoft Windows NT. LabSystems also offers SampleManager-IDI, a software module that enables SampleManager to interface with SAP AG's R3 office data management system. The Company's SampleManager-IDI software module has been certified by SAP AG and integrates SampleManager with the user's other software data systems. All current LabSystems LIMS products are now fully compatible with the 32 bit Windows NT operating system.

     XChrom and Multichrom, the Company's CDS products, are open system analytical tools which assist users in analyzing chromatographic data obtained via gas and liquid chromatography and capillary electrophoresis. XChrom is available on a variety of platforms, runs on any Intel 486 or Pentium-based personal computer under Microsoft Windows NT, and may be customized to suit most hardware configurations. Multichrom is a multi-user, multi-channel system for the DEC Alpha AXP and VAX platforms under the OpenVMS operating system. Chromatography instruments and auto samples from leading vendors can be controlled centrally by XChrom and Multichrom, providing a common interface between instruments and aiding productivity and compliance with regulatory practices.

     XChrom and Multichrom are designed for use as stand-alone data systems or as part of an integrated system running LIMS products. Sample lists, calibration protocols and analytical results can be shared between the two applications, simplifying operation and avoiding transcription errors. The close interaction between the Company's LIMS and chromatography applications is of particular benefit to customers operating in a regulated environment.

     LabSystems recently introduced Yukon, a software interface between SampleManager and various analytical instruments. Yukon allows laboratory personnel to automatically send analytical results from a laboratory test instrument to SampleManager, thereby eliminating the time-consuming task of manually transmitting such results into the management information system and ensuring a secure information flow free of transcription errors. LabSystems also launched Atlas, a 32 bit Windows NT upgrade to both Multichrom and XChrom, in April 1998. Atlas is designed for multiple users and multiple instruments for use in secure and regulated laboratory environments.

  Health Physics Joint Venture

     In April 1998, the Company announced its intention to form a health physics joint venture with Thermo Instrument. As of July 5, 1998, the Company will contribute the assets and liabilities of its Eberline health physics business, which is based in Santa Fe, New Mexico, to the joint venture, in exchange for a 49% equity interest in the joint venture. The Company's Eberline health physics business is a supplier of analytical instrumentation, radiation detection and radiation monitoring systems.

     As of the same date, Thermo Instrument will contribute to the joint venture
(i) all of the assets and liabilities of National Nuclear Corporation ("National Nuclear"), a wholly owned subsidiary of Thermo

Instrument based in Sunnyvale, California, (ii) all of the issued and outstanding shares of ESM Eberline Instruments Strahlen - und Umweltmesstechnik GmbH ("Eberline Instruments"), a subsidiary of Thermo Instrument based in Germany, and (iii) $13.0 million in cash in exchange for a 51% equity interest in the joint venture. National Nuclear is a manufacturer of specialized instruments, systems and monitoring devices for the detection of low-level amounts of radioactive materials and contamination. Eberline Instruments is a manufacturer of radiation measuring and monitoring devices for personal protection, environmental monitoring and military applications.

     Profits and losses from the joint venture will be allocated (a) one-third to Thermo Instrument and two-thirds to the Company until the later of (i) July 2000 or (ii) such time as the joint venture has achieved consolidated division income (defined as operating income excluding payments pursuant to the Services Agreement (see "Relationship with Affiliates")) of 17% for a full fiscal year and (b) to the members of the joint venture in accordance with their respective equity interests thereafter.

  Intellectual Property

     The Company's policy is to protect its intellectual property rights and to apply for patent protection when appropriate. The Company currently holds several issued United States patents expiring at various dates and has applications pending for additional United States patents and a number of foreign counterparts for its patents in various foreign countries. In addition, the Company has registered, or other, trademarks. Patent protection provides the Company with competitive advantages with respect to certain systems. The Company believes, however, that technical know-how and trade secrets are more important to its business than patent protection.

  Principal Customers; Marketing and Distribution

     The Company markets, sells and distributes its products worldwide through a number of channels, including direct sales forces, independent sales representatives, distributors and original equipment manufacturers ("OEMs"). The method of distribution is determined independently by each of the Company's businesses, which take into account the particular product line and market size and potential, as well as the local business conventions, industry mix and the availability of technically qualified representatives.

     Biomolecular Instruments and Consumables. The Company has focused its sales efforts on the research and clinical diagnostic markets, including healthcare and hospital facilities, chemical and pharmaceutical manufacturers, universities, medical and pharmaceutical research laboratories, veterinary and agricultural research laboratories and governmental institutions such as the U.S. Food and Drug Administration ("FDA"), the National Institutes of Health and the Centers for Disease Control. The Company's products are used principally by large research and clinical laboratories and manufacturers, including pharmaceutical companies, where large-batch, high volume testing methods are required.

     The Company sells its immunoassay and optical biosensor products principally through its direct sales force, OEMs and through distributors throughout the major countries in the world. The Company maintains direct sales and service offices in Europe, Japan and the United States. The Company also sells through manufacturers' representatives.

     The Company distributes its laboratory consumables through regional and national distributor sales channels in over 100 countries worldwide. The Company's microplates are also sold to OEMs that then incorporate the microplates into kits sold to diagnostic laboratories.

     The Company distributes its MALDI-TOF mass spectrometry products through its direct sales force in the United States and Western Europe and through sales representatives elsewhere in the world. The Company distributes its MALDI-TOF mass spectrometry products in Japan through an arrangement with ThermoQuest. ThermoQuest also distributes the Company's CE products and is the exclusive distributor of such products in jurisdictions in which it maintains a direct sales force.

     Information Management Systems. The Company serves a variety of geographic markets and maintains direct sales and service offices in the United Kingdom and the United States, as well as a network of distributors, including in some locations Thermo Instrument, in the United States, Europe, Australia and China.

  Competition

     The markets for the Company's products are highly competitive. In each of the markets it serves, the Company competes with a number of companies, many of which have greater engineering, manufacturing, and marketing resources than the Company.

     Biomolecular Instruments and Consumables

     The Company competes in the immunoassay market primarily on the basis of technological innovation, performance (including throughput and sensitivity), flexibility and price. In the detection-systems market, the Company competes primarily with Bio-Tek Instruments, Inc. and Molecular Devices Corporation. In the automated-systems market, the Company's main competitors include BioChem Pharma Inc., Immunosystems, Inc., Hamilton Bonaduz AG and Tecan AG.

     The Company competes in the laboratory consumables market primarily on the basis of price, performance and ease of use. The Company's principal competitors in the consumables or plastics market include Nalge Nunc Inc., Corning-Costar Corporation, Rainin Instruments, Greiner GmbH and Eppendorf GmbH.

     In the optical biosensors market, the Company competes primarily on the basis of technological innovation, performance and price. The Company's main competitor is Biacore, Inc.

     The Company competes in the MALDI-TOF mass spectrometry market primarily on the basis of the technical performance of its MALDI-TOF mass spectrometers, as well as on the need in the analytical biochemistry community for highly automated mass spectrometers. To a lesser degree, the Company also competes on the basis of price. Principal competitors in the mass spectrometry market include PerSeptive Biosystems, Inc., a subsidiary of Perkin Elmer Corporation ("Perkin Elmer"), Shimadzu Corporation, Hewlett-Packard Company ("Hewlett-Packard"), Bruker Instruments Inc. and Micromass Ltd.

     The Company's thermal cyclers compete in the DNA amplification market primarily on the basis of performance, ease of use and, to a lesser extent, price. Major competitors include Perkin Elmer and MJ Research Technology, a division of Protean.

     The Company competes in the market for CE systems primarily on the basis of technical performance and automation features and, to a lesser extent, price. The Company's principal competitors in the CE market include Beckman Coulter, Inc. ("Beckman"), Bio-Rad Laboratories, Inc. and Hewlett-Packard.

     Information Management Systems

     The Company competes in the high-end LIMS and CDS markets primarily on the basis of the functionality, flexibility and technical sophistication of its systems, as well as on its ability to tailor its software packages to a customer's specific laboratory protocols, its ability to provide superior customer service and technical support, and price. Significant competitors in the LIMS and CDS markets include Perkin Elmer, Beckman, Hewlett-Packard and Lab Vantage Solutions, Inc., and Waters Corporation in the CDS market.

  Employees

     As of April 4, 1998 (without giving effect to the acquisition of the Acquired Companies), the Company had a total of 1,013 employees. The Company considers its relations with its employees to be good.

  Facilities

     The Company owns approximately 2,000 square feet of office space in Stockholm, Sweden. The Company leases approximately 68,000 square feet of manufacturing, sales and administration space in Virginia, Massachusetts and California under leases expiring through 2002. The Company leases approxi-mately 303,000 square feet of manufacturing, sales and administration space in Finland, England, Russia and other European countries, including 14,000 square feet subleased from ThermoQuest, under leases expiring through 2016. In addition, the Company leases approximately 12,000 square feet of sales space in Japan and Hong Kong under leases expiring through 1999. The Company believes that its existing facilities and offices are in good condition and are adequate for its current needs and that suitable additional space will be available as needed in the future. With respect to leases expiring in the near future, in the event that the Company does not renew such leases, the Company believes that suitable alternative space is available for lease on acceptable terms.

MARKET FOR THE COMPANY'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     The Company's Common Stock has been publicly traded on the AMEX (symbol:
TBA) since its initial public offering on September 18, 1996. The following table sets forth, for the periods indicated, the high and low sales prices of the Company's Common Stock as reported in the consolidated transaction reporting system since that date.

                            1996                              HIGH    LOW
                            ----                              ----    ---
Third Quarter...............................................  $14     $13 1/8
Fourth Quarter..............................................  $14 5/8 $12 1/2

                            1997
                            ----
First Quarter...............................................  $14 1/8 $ 9 3/4
Second Quarter..............................................  $16 1/8 $ 9
Third Quarter...............................................  $18 1/4 $14 1/2
Fourth Quarter..............................................  $20    $16 5/8

                            1998
                            ----
First Quarter...............................................  $22 3/8 $17 7/16
Second Quarter..............................................  $22 3/4 $17 7/16
Third Quarter (through July 29, 1998).......................  $18 3/4 $17 1/4

     The high, low and closing prices of the Company's Common Stock on the AMEX on May 12, 1998, the date preceding the public announcement of the Share Purchase Agreements, were $22, $21 15/16 and $21 15/16, respectively. On July 29, 1998, the closing price of the Common Stock on the AMEX was $18 1/2 per share. There were 77 holders of Common Stock of record as of July 29, 1998. Holders of Common Stock do not have any preemptive rights to subscribe for additional issuances of Common Stock or securities convertible into Common Stock.

     The Company has never paid cash dividends to its Stockholders and does not expect to pay cash dividends in the future because its policy has been to use earnings to finance expansion and growth. Payment of dividends rests within the discretion of the Company's Board of Directors and will depend upon, among other factors, the Company's earnings, capital requirements and financial condition.

      SELECTED QUARTERLY FINANCIAL DATA -- THERMO BIOANALYSIS (UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        1998
                                                      ---------
                                                        FIRST
                                                      ---------
Revenues............................................   $54,434
Gross Profit........................................    27,851
Net Income..........................................     3,202
Earnings per Share:
  Basic.............................................       .23
  Diluted...........................................       .21

                                                                         1997
                                                      ------------------------------------------
                                                      FIRST (1)    SECOND      THIRD     FOURTH
                                                      ---------    -------    -------    -------
Revenues............................................   $26,801     $58,790    $53,354    $63,053
Gross Profit........................................    12,952      28,130     25,521     32,569
Net Income..........................................     1,582       3,187      2,425      4,146
Earnings per Share:
  Basic.............................................       .15         .23        .17        .29
  Diluted...........................................       .14         .21        .16        .26

                                                                         1996
                                                      ------------------------------------------
                                                      FIRST (2)    SECOND      THIRD     FOURTH
                                                      ---------    -------    -------    -------
Revenues............................................   $10,911     $18,871    $19,346    $22,521
Gross Profit........................................     4,195       9,481      9,573     10,593
Net Income (Loss)...................................    (3,114)        431        787      1,460
Earnings (Loss) per Share:
  Basic.............................................      (.38)        .05        .10        .15
  Diluted...........................................      (.38)        .05        .09        .14

---------------
(1) Reflects the results of the Labsystems OY, Hybaid and Labsystems Japan divisions of LSI, and the Clinical Products Group of LSI, since their acquisition by Thermo Instrument on March 12, 1997, including the 1,300,000 shares issued to Thermo Instrument in connection with the acquisition of the Labsystems OY and Hybaid divisions of LSI and the 3,007,930 shares to be issued to Thermo Instrument in connection with the acquisition of the Clinical Products Group of LSI.

(2) Reflects the results of DYNEX since February 7, 1996, and the Affinity Sensors and LabSystems divisions of Fisons since their acquisition by Thermo Instrument on March 29, 1996, including the associated write-off of $3,500,000 of acquired technology.

              SELECTED FINANCIAL INFORMATION -- THERMO BIOANALYSIS

     The selected financial information below as of and for the fiscal years ended December 30, 1995, December 28, 1996 and January 3, 1998 has been derived from the Company's Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report included elsewhere in this proxy statement. This information should be read in conjunction with the Company's Consolidated Financial Statements and related notes included elsewhere in this proxy statement. The selected financial information as of and for the fiscal year ended January 1, 1994 and December 31, 1994 has been derived from the Company's Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, but have not been included in this proxy statement. The selected financial information for the three month periods ended March 29, 1997 and April 4, 1998 has not been audited but, in the opinion of the Company, includes all adjustments (consisting only of normal, recurring adjustments) necessary to present fairly such information in accordance with GAAP applied on a consistent basis. The results of operations for the three months ended April 4, 1998, are not necessarily indicative of results for the entire year.

                                                                                                   THREE MONTHS ENDED
                                                             FISCAL YEAR                          ---------------------
                                       -------------------------------------------------------    MARCH 29,    APRIL 4,
                                        1993       1994       1995      1996 (1)     1997 (2)       1997         1998
                                       -------    -------    -------    ---------    ---------    ---------    --------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Revenues.............................  $24,479    $25,127    $22,534    $ 71,649     $201,998      $26,801     $ 54,434
                                       -------    -------    -------    --------     --------      -------     --------
Costs and Operating Expenses:
  Cost of revenues...................   13,010     14,176     13,036      37,807      102,826       13,848       26,583
  Selling, general and administrative
    expenses.........................    4,914      5,054      4,804      20,987       61,946        7,985       17,899
  Research and development
    expenses.........................    2,242      2,042      1,325       7,298       14,057        2,352        3,923
  Write-off of acquired technology...       --         --         --       3,500           --           --           --
                                       -------    -------    -------    --------     --------      -------     --------
                                        20,166     21,272     19,165      69,592      178,829       24,185       48,405
                                       -------    -------    -------    --------     --------      -------     --------
Operating Income.....................    4,313      3,855      3,369       2,057       23,169        2,616        6,029
Interest and Other Income (Expense),
  Net................................       --         --        819        (593)      (5,294)        (131)      (1,005)
                                       -------    -------    -------    --------     --------      -------     --------
Income Before Provision for Income
  Taxes..............................    4,313      3,855      4,188       1,464       17,875        2,485        5,024
Provision for Income Taxes...........    1,775      1,455      1,674       1,900        6,535          903        1,822
                                       -------    -------    -------    --------     --------      -------     --------
Net Income (Loss)....................  $ 2,538    $ 2,400    $ 2,514    $   (436)    $ 11,340      $ 1,582     $  3,202
                                       =======    =======    =======    ========     ========      =======     ========
Earnings (Loss) per Share (3):
    Basic............................  $   .39    $   .37    $   .33    $   (.05)    $    .86      $   .15     $    .23
                                       =======    =======    =======    ========     ========      =======     ========
    Diluted..........................  $   .39    $   .37    $   .33    $   (.05)    $    .79      $   .14     $    .21
                                       =======    =======    =======    ========     ========      =======     ========
Weighted Average Shares (3):
    Basic............................    6,500      6,500      7,694       8,542       13,232       10,624       14,086
                                       =======    =======    =======    ========     ========      =======     ========
    Diluted..........................    6,500      6,500      7,694       8,542       16,367       13,694       17,299
                                       =======    =======    =======    ========     ========      =======     ========
BALANCE SHEET DATA (AT END OF
  PERIOD):
Working Capital......................  $ 6,333    $ 8,282    $27,105    $ 59,750     $ 50,501                  $ 52,972
Total Assets.........................   13,596     14,349     32,907     122,997      322,439                   324,866
Long-term Obligations................       --         --         --      50,000      100,204                   100,198
Shareholders' Investment.............    8,332     10,162     29,146      51,316      134,343                   135,626

                                                           FISCAL YEAR                         THREE MONTHS ENDED
                                       ---------------------------------------------------   -----------------------
                                                                                             MARCH 29,     APRIL 4,
                                        1993      1994      1995      1996(1)     1997(2)       1997         1998
                                       -------   -------   -------   ---------   ---------   ----------   ----------
                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA (AT END OF
  PERIOD):
Working Capital......................  $ 6,333   $ 8,282   $27,105   $ 59,750    $ 50,501                  $ 52,972
Total Assets.........................   13,596    14,349    32,907    122,997     322,439                   324,866
Long-term Obligations................       --        --        --     50,000     100,204                   100,198
Shareholders' Investment.............    8,332    10,162    29,146     51,316     134,343                   135,626
PER SHARE DATA:
HISTORICAL:
Book Value per Share..........................................................   $   9.54                  $   9.62
Cash Dividends Declared per Share.............................................         --                        --
Earnings per Share:
  Basic.......................................................................        .86                       .23
  Diluted.....................................................................        .79                       .21
PRO FORMA COMBINED:
Book Value per Share..........................................................   $   9.54                  $   9.62
Cash Dividends Declared per Share.............................................         --                        --
Loss per Share:
  Basic.......................................................................        .45                       .23
  Diluted.....................................................................        .45                       .21

---------------
(1) Reflects the results of DYNEX since February 1996, and the Affinity Sensors and LabSystems divisions of Fisons since their acquisition by Thermo Instrument in March 1996, including the associated write-off of $3,500,000 of acquired technology.

(2) Reflects the results of the Labsystems OY, Hybaid, and Labsystems Japan divisions of LSI, and the Clinical Products Group of LSI, since their acquisition by Thermo Instrument in March 1997. Weighted average shares include the effect of assuming as outstanding from March 1997 the 1,300,000 shares issued as part of the purchase price for the Labsystems OY and Hybaid divisions of LSI, and the 3,007,930 shares issuable to Thermo Instrument as part of the purchase price for the Clinical Products Group of LSI. Pro forma data for the acquisitions of the Labsystems OY and Hybaid divisions of LSI and the Clinical Products Group of LSI is included elsewhere in this proxy statement.

(3) Pursuant to Securities and Exchange Commission requirements, earnings (loss) per share have been presented for all periods. Weighted average shares for all periods include the 6,500,000 shares issued to Thermo Instrument in connection with the initial capitalization of the Company.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
     OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- THERMO BIOANALYSIS

     Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, are made throughout this Management's Discussion and Analysis of Financial Condition and Results of Operations. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," "seeks," "estimates," and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including those detailed under the caption "Forward-looking Statements."

OVERVIEW

     The Company has three principal product lines: biomolecular instruments and consumables, clinical laboratory equipment and supplies and information management systems. The Company's biomolecular instruments and consumables are based on proprietary immunoassay, optical biosensor, polymerase chain reaction ("PCR"), MALDI-TOF mass spectometry ("MALDI-TOF"), DNA amplification and capillary electrophoresis ("CE") technologies, and are used in pharmaceutical and biopharmaceutical research, as well as for clinical laboratory testing and diagnosis of patient samples. The Company's clinical laboratory business supplies a range of equipment and consumables with applications in cytology, histology and pathology. The Company's information management systems business designs, implements and supports laboratory information management systems ("LIMS"), and chromatography data systems ("CDS") for use in laboratories, industrial applications and clinical testing facilities.

     The Company was incorporated in February 1995 and on February 7, 1996, acquired the DYNEX Technologies division of Dynatech Corporation. Since then, the Company has acquired from Thermo Instrument the LabSystems and Affinity Sensors divisions of Fisons, the Labsystems OY, Hybaid and Labsystems Japan divisions of LSI, and the Clinical Products Group of LSI. The Company's financial statements include the results of operations of the acquired divisions of Fisons and LSI from March 29, 1996 and March 12, 1997, respectively, the date these businesses were acquired by Thermo Instrument (see Note 2 to the Company's Consolidated Financial Statements included elsewhere in this proxy statement).

     As of July 5, 1998, the Company contributed the assets and liabilities of its health physics division to a joint venture the Company formed with Thermo Instrument. The Company received a 49% equity interest in the joint venture, and will initially receive 67% of the profit and losses of the joint venture. See "Business -- Health Physics Joint Venture." The Company's health physics business had revenues of $13.4 million in 1997.

     Approximately 33%, 45% and 64% of the Company's revenues in 1995, 1996 and 1997, respectively, were derived from sales of products and services outside the U.S., through export sales and sales by the Company's foreign operations. During 1997, the Company's sales to Asia were approximately 14% of total revenues, primarily to Japan, China, and Hong Kong. The Company's sales to Asia could be adversely affected by the unstable economic conditions in Asia. See "Forward-looking Statements -- Risks Associated with International Operations."

     The Company anticipates that a significant portion of its revenues will continue to be from sales to customers outside the U.S. As a result, the Company's financial performance and competitive position can be affected by currency exchange rate fluctuations. The Company may use forward contracts to reduce its exposure to currency fluctuations.

RESULTS OF OPERATIONS

  First Quarter 1998 Compared With First Quarter 1997

     Revenues increased to $54.4 million in the first quarter of 1998 from $26.8 million in the first quarter of 1997. Revenues increased $28.0 million due to acquisitions. In addition, an increase in revenues at DYNEX was slightly more than offset by decreases in sales of LIMS and MALDI-TOF instruments. Revenues also decreased $0.2 million due to the strengthening of the U.S. dollar relative to foreign currencies in countries in which the Company operates.

     The gross profit margin increased to 51% in the first quarter of 1998 from 48% in the first quarter of 1997, primarily due to the inclusion of a full period of higher-margin revenues from the Labsystems OY liquid handling business, acquired effective March 12, 1997, as well as an increase in the gross profit margin at DYNEX, primarily due to an increase in the sale of certain higher-margin products. These increases were offset in part by inclusion of a full period of lower-margin revenues from the clinical laboratory products business, acquired effective March 12, 1997.

     Selling, general, and administrative expenses as a percentage of revenues increased to 33% in the first quarter of 1998 from 30% in the first quarter of 1997, primarily due to the inclusion of the liquid handling and PCR businesses, which have higher costs as a percentage of revenues, for a full period in 1998, offset in part by the impact of the inclusion of the clinical laboratory products business, which has lower costs as a percentage of revenues, for a full period in 1998. Research and development expenses increased to $3.9 million in the first quarter of 1998 from $2.4 million in the first quarter of 1997, primarily due to the inclusion of a full period of expenses at acquired businesses. Research and development expenses as a percentage of revenues decreased to 7% in 1998 from 9% in 1997, primarily due to lower costs as a percentage of revenues at acquired businesses.

     Interest income increased to $1.0 million in the first quarter of 1998 from $0.7 million in the first quarter of 1997, primarily due to interest income received from Thermo Instrument on a $9.1 million adjustment to the aggregate purchase price for the acquisitions of the Labsystems OY, Hybaid and Labsystems Japan divisions of LSI, offset in part by the effect of lower average invested balances in 1998. Interest expense increased to $2.0 million in the first quarter of 1998 from $0.9 million in the first quarter of 1997, primarily due to interest expense on the debt to Thermo Instrument associated with the Company's acquisitions.

     The effective tax rate was 36% in both periods, and exceeded the statutory federal income tax rate primarily due to the impact of state income taxes and nondeductible amortization of cost in excess of net assets of acquired companies, offset in part by the impact of relatively low tax rates in certain countries in which the Company operates.

     The Company is currently assessing the potential impact of the year 2000 on the processing of date-sensitive information by the Company's computerized information systems and on products sold as well as products purchased by the Company. The Company believes that its internal information systems and current products are either year 2000 compliant or will be so prior to the year 2000 without incurring material costs. There can be no assurance, however, that the Company will not experience unexpected costs and delays in achieving year 2000 compliance for its internal information systems and current products, which could result in a material adverse effect on the Company's future results of operations.

     The Company is presently assessing the effect that the year 2000 problem may have on its previously sold products. The Company is also assessing whether its key suppliers are adequately addressing this issue and the effect this might have on the Company. The Company has not completed its analysis and is unable to conclude at this time that the year 2000 problem as it relates to its previously sold products and products purchased from key suppliers is not reasonably likely to have a material adverse effect on the Company's future results of operations. See "Forward-looking Statements -- Potential Impact of Year 2000 on Processing Date-sensitive Information."

  1997 Compared With 1996

     Revenues increased to $202.0 million in 1997 from $71.6 million in 1996. Revenues increased $132.0 million due to acquisitions. In addition, revenues at the Company's LIMS and CE businesses increased $3.1 million primarily due to new product introductions and sales generated at four direct sales and service offices established in the second quarter of 1997. These increases were offset in part by a decrease in revenues at the Company's health physics division, due to weakness in U.S. Department of Energy and nuclear power plant spending, and, to a lesser extent, a $1.2 million decrease due to the unfavorable effects of currency translation as a result of the strengthening of the U.S. dollar relative to foreign currencies in countries in which the Company operates.

     The gross profit margin increased to 49% in 1997 from 47% in 1996, primarily due to the inclusion of higher-margin revenues from Labsystems OY, acquired effective March 12, 1997, and, to a lesser extent, the inclusion of higher-margin revenues from the Company's LIMS business, acquired effective March 29, 1996. These increases were offset in part by the inclusion of lower-margin revenues from the clinical laboratory products business, acquired effective March 12, 1997, and, to a lesser extent, the PCR business, also acquired effective March 12, 1997.

     Selling, general and administrative expenses as a percentage of revenues increased to 31% in 1997 from 29% in 1996. The increase was primarily due to the impact of higher costs at the Labsystems OY and PCR businesses, acquired effective March 12, 1997, as well as an increase in costs in the LIMS business as a result of the opening of four direct sales and service offices in the second quarter of 1997. In addition, the Company incurred $0.7 million of severance and related costs related to reductions in personnel in 1997. These increases were offset in part by the impact of clinical laboratory products business, acquired effective March 12, 1997, which has lower costs as a percentage of revenues. Research and development expenses increased to $14.1 million in 1997 from $7.3 million in 1996, primarily due to the inclusion of research and development costs at acquired businesses. Research and development expenses as a percentage of revenues decreased to 7% in 1997 from 10% in 1996.

     During 1996, the Company wrote off $3.5 million of acquired technology in connection with the acquisitions of the U.K.-based LIMS and optical biosensor businesses (see Note 2 to the Company's Consolidated Financial Statements included elsewhere in this proxy statement.)

     Interest income increased to $2.4 million in 1997 from $1.3 million in 1996, primarily due to interest income earned on invested proceeds from the Company's initial public offering of common stock in September and October 1996. Interest expense increased to $7.7 million in 1997 from $1.9 million in 1996, primarily due to interest expense on the $50.0 million promissory note to Thermo Instrument associated with the acquisition of the Labsystems OY and Hybaid divisions of LSI, interest expense on the $37.9 million of existing indebtedness owed by the Clinical Products Group of LSI to Thermo Instrument that was assumed by the Company and the inclusion of a full year of interest for the $50.0 million Convertible Note issued to Thermo Instrument in July 1996. These increases were offset in part by the effect of the repayment in July 1996 of a $30.0 million promissory note issued to Thermo Electron in February 1996.

     The effective tax rate was 37% in 1997, compared with 38% in 1996, excluding the effect of the 1996 write-off of acquired technology associated with the acquisitions of the Company's U.K.-based LIMS and optical biosensor businesses, for which no tax benefit was recorded. These rates exceeded the statutory federal income tax rate primarily due to the impact of state income taxes.

  1996 Compared With 1995

     Revenues increased to $71.6 million in 1996 from $22.5 million in 1995. An increase in revenues of $52.3 million due to acquisitions was offset in part by lower revenues at the Company's MALDI-TOF business due to increased competition and a change in distribution channels from commission-based sales agents to distributors. In addition, the Company believes that revenues at its health physics division decreased primarily due to reduced spending at U.S. Department of Energy facilities as a result of the federal budgetary impasse.

     The gross profit margin increased to 47% in 1996 from 42% in 1995, primarily due to the inclusion of higher-margin revenues at the Company's LIMS and optical biosensor businesses and, to a lesser extent, at the Company's immunoassay business. These increases were offset in part by a decrease in margins at the Company's MALDI-TOF business, due to a change in distribution channels from commission-based sales agents to distributors, which resulted in reduced revenues.

     Selling, general and administrative expenses as a percentage of revenues increased to 29% in 1996 from 21% in 1995, primarily due to higher costs as a percentage of revenues at the Company's recently acquired immunoassay business and, to a lesser extent, at the LIMS business. In mid-1996 the Company implemented a cost reduction plan at the immunoassay business, which is intended to reduce selling, general, and administrative expenses as a percentage of revenues primarily by decreasing staffing levels and, to a lesser extent, travel and other related costs. Research and development expenses increased to $7.3 million in 1996 from $1.3 million in 1995, primarily due to the inclusion of expenses at acquired businesses.

     During 1996, the Company wrote off $3.5 million of acquired technology in connection with the acquisitions of the U.K.-based LIMS and optical biosensor businesses (see Note 2 to the Company's Consolidated Financial Statements included elsewhere in this proxy statement.)

     Interest income in both periods primarily represents interest earned on invested proceeds from the Company's private placements of common stock in March and April 1995, and initial public offering of common stock in September and October 1996. Interest expense in 1996 represents interest associated with a $50.0 million Convertible Note issued to Thermo Instrument in July 1996 and, to a lesser extent, interest associated with a $30.0 million promissory note issued to Thermo Electron in February 1996, which was repaid in July 1996.

     The effective tax rate was 38% and 40% in 1996 and 1995, respectively, excluding the effect of the 1996 write-off of acquired technology associated with the acquisitions of the U.K.-based LIMS and optical biosensor businesses, for which no tax benefit has been recorded. These rates exceeded the statutory federal income tax rate primarily due to losses at foreign businesses for which no benefit could be recognized and the impact of state income taxes. The effective tax rate decreased in 1996 primarily due to income from certain newly acquired foreign companies, which are subject to lower tax rates.

LIQUIDITY AND CAPITAL RESOURCES

     Consolidated working capital was $53.0 million as of April 4, 1998, compared with $50.5 million as of January 3, 1998. Included in working capital are cash and cash equivalents of $43.5 million as of April 4, 1998, compared with $39.7 million as of January 3, 1998. Of the Company's total cash and cash equivalents at April 4, 1998, $13.0 million was invested in a repurchase agreement with Thermo Electron (see Note 1 to the Company's Consolidated Financial Statements included elsewhere in this proxy statement). During the first quarter of 1998, operating activities used $4.1 million of cash. A decrease in "Due to parent company and affiliated companies" used $10.3 million in cash, primarily due to the repayment of certain trade and other operating balances payable to other Thermo Instrument companies.

     The Company's investing activities provided $7.4 million in cash in the first quarter of 1998. The Company made expenditures of $1.9 million for purchases of property, plant, and equipment, and expects to make capital expenditures of approximately $4.9 million during the remainder of 1998.

     The Company's financing activities provided $0.8 million of cash during the first quarter of 1998. A net increase in the Company's bank overdraft facility provided $0.7 million.

     During 1997, $16.7 million of cash was provided by operating activities. An increase in accounts receivable used $11.3 million in cash, primarily as a result of an increase in shipments near the end of the year.

     Investing activities used $20.1 million in cash during 1997. In May 1997, the Company agreed to acquire Labsystems OY and Hybaid, which comprised the Biosystems Group of LSI, from Thermo Instrument for approximately $102.5 million, which consists of: a) approximately $91.5 million for the net operating assets of the acquired businesses plus b) $11.0 million for an equivalent amount of cash held by the acquired businesses. Of the $102.5 million aggregate purchase price, the Company paid $35.6 million in cash to Thermo Instrument in June 1997, issued a $50.0 million promissory note to Thermo Instrument, and issued to Thermo Instrument in April 1998 1,300,000 shares of Company common stock valued at $16.9 million at the time of the May 1997 agreement to acquire Labsystems OY and Hybaid (see Note 2 to the Company's Consolidated Financial Statements included elsewhere in this proxy statement). The $50.0 million promissory note, which bears interest at the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter, is due on July 15, 1999. During the first quarter of 1998, the Company received a refund from Thermo Instrument of approximately $5.1 million relating to the purchase price for the Biosystems Group, based on Thermo Instrument's final determination of the book value of the acquired net assets as well as its final determination of the cost in excess of net assets acquired. In July 1997, the Company agreed to acquire Labsystems Japan for approximately $5.9 million in cash. Subsequently, the Company assumed certain additional trade payables totaling approximately $4.4 million, which resulted in a corresponding decrease in the purchase price. Of the $4.4 million purchase price adjustment, $0.4 million was received in 1997 and the remainder was received during the first quarter of 1998 (see Note 2 to the Company's Consolidated Financial Statements included elsewhere in this proxy statement). The Company expended $4.5 million for purchases of property, plant and equipment during 1997.

     In May 1998, the Company agreed to acquire the Clinical Products Group of LSI, which is comprised of Shandon Inc. and its related businesses, including ALKO Diagnostic, from Thermo Instrument. The net purchase price for the Clinical Products Group is approximately $66.7 million, which represents the sum of the net book value of the businesses as of April 4, 1998, plus a percentage of Thermo Instrument's total cost in excess of net assets acquired associated with its acquisition of LSI, based on the 1996 revenues of the Clinical Products Group relative to LSI's 1996 consolidated revenues.

     The net purchase price for the Clinical Products Group will be paid with 3,007,930 shares of Company Common Stock valued at $66.7 million (see Note 2 to the Company's Consolidated Financial Statements included elsewhere in this proxy statement). Issuance of the Common Stock will occur immediately after the listing upon the AMEX of the 3,007,930 shares of Company Common Stock issuable to Thermo Instrument, which will require approval by the Company's shareholders. Because Thermo Instrument is the Company's majority shareholder and intends to vote its shares in favor of such listing, the approval is assured. In addition, the Company assumed approximately $37.9 million of existing indebtedness owed by the Clinical Products Group to Thermo Instrument, making the gross purchase price approximately $104.5 million. This amount included approximately $12.0 million for an equivalent amount of cash acquired. The existing indebtedness owed to Thermo Instrument is due January 2, 1999 and bears interest at the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter.

     The Company has undertaken a restructuring of the Biosystems Group of LSI and the Clinical Products Group of LSI (see Note 2 to the Company's Consolidated Financial Statements included elsewhere in this proxy statement). The Company expended $3.4 million and $0.9 million for restructuring activities during 1997 and the first quarter of 1998, respectively, and had accrued $4.2 million at April 4, 1998, which will be expended primarily during the remainder of 1998. The Company expects that such expenditures will not change materially from amounts accrued at April 4, 1998.

     The Company has signed a non-binding letter of intent relating to the purchase of a business for consideration of approximately $10.0 million in cash. This proposed acquisition is subject to certain conditions, including completion of due diligence and negotiation of a definitive agreement. There can be no assurance that this acquisition will be completed.

     Although the Company expects to have positive cash flow from its existing operations, the Company anticipates it will require significant amounts of cash for the possible acquisition of complementary businesses and technologies. The Company expects that it will finance these acquisitions through a combination of internal funds, additional debt or equity financing and/or short-term borrowings from Thermo Instrument or Thermo Electron, although there is no agreement with these companies to ensure that funds will be available on acceptable terms or at all. The Company expects to pay its $37.9 million debt payable to Thermo Instrument with a portion of the net proceeds from the sale of the shares of Common Stock offered hereby. The Company also has a $50.0 million promissory note payable to Thermo Instrument in July 1999, which it expects to pay through a combination of internal funds and additional debt or equity financing, possibly to include a portion of the net proceeds from the sale of the shares of Common Stock offered hereby. Thermo Instrument, however, has stated its intention to require repayment of such indebtedness only to the extent that the Company's resources permit. Accordingly, the Company believes that its existing cash and cash equivalents are sufficient to meet the capital requirements of its existing businesses for the foreseeable future, including at least the next 24 months.

                           FORWARD-LOOKING STATEMENTS

     In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, the Company's actual results and could cause its actual results in 1998 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.

     Risks Associated with Acquisition Strategy. The Company's strategy includes the acquisition of businesses and technologies that complement or augment the Company's existing product lines. For example, in February 1996, the Company acquired substantially all the assets, subject to certain liabilities, of DYNEX Technologies, a supplier of automated systems, detection systems and consumables for the immunoassay market; effective March 1996, the Company acquired its Affinity Sensors and LabSystems businesses, a supplier of optical biosensors, and laboratory information management systems and chromatography data systems, respectively; effective March 1997, the Company acquired Labsystems OY, a manufacturer of microplate-based immunoassay instruments and liquid handling equipment, and Hybaid Limited ("Hybaid"), a manufacturer of thermal cyclers and consumables for DNA amplification. There can be no assurance that the Company will be able to successfully integrate all of these recently acquired businesses, or any future acquired businesses, and realize the benefits expected from such acquisitions. In addition, promising acquisitions are difficult to identify and complete for a number of reasons, including competition among prospective buyers and the need for regulatory approvals, including antitrust approvals. Any acquisitions completed by the Company may be made at substantial premiums over the fair value of the net assets of the acquired companies, resulting in significant amortization expenses related to goodwill and other intangible assets. There can be no assurance that the Company will be able to complete future acquisitions or that the Company will be able to successfully integrate any acquired businesses. In order to finance such acquisitions, it may be necessary for the Company to raise additional funds through public or private financings. Any equity or debt financing, if available at all, may be on terms that are not favorable to the Company and, in the case of equity financing, may result in dilution to the Company's stockholders.

     Intense Competition. The Company encounters and expects to continue to encounter intense competition in the sale of its products. The Company believes that the principal competitive factors affecting the markets for its products include product features, product performance, price and service. The Company's competitors include a number of large multinational corporations. These companies and certain of the Company's other competitors have substantially greater financial, marketing and other resources than the Company. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the promotion and sale of their products than the Company. Competition could increase if new companies enter the market or if existing competitors expand their product lines or intensify efforts within existing product lines. There can be no assurance that the Company's current products, products under development or ability to develop new technologies will be sufficient to enable it to compete effectively.

     Rapid and Significant Technological Change and New Products. The markets for the Company's products are characterized by rapid and significant technological change, evolving industry standards and frequent new product introductions and enhancements. Many of the Company's products and products under development are technologically innovative and require significant planning, design, development and testing at the technological, product and manufacturing process levels. These activities require significant capital commitments and investment by the Company. In addition, products that are competitive in the Company's markets are characterized by rapid and significant technological change due to industry standards that may change on short notice and by the introduction of new products and technologies that render existing products and technologies uncompetitive or obsolete. There can be no assurance that any of the products currently being developed by the Company, or those to be developed in the future, will be technologically feasible or accepted by the marketplace, that any such development will be completed in any particular time frame, or that the Company's products or proprietary technologies will not become uncompetitive or obsolete.

     Uncertainty of Market Acceptance of New Products. Certain of the Company's products represent alternatives to traditional instruments and methods and as a result may be slow to achieve, or may not achieve, market acceptance, as customers may seek further validation of the efficiency and efficacy of the Company's technology. This is particularly true where the purchase of the product requires a significant capital commitment. The Company's optical biosensor, MALDI-TOF mass spectrometry and capillary electrophoresis products are based on relatively new, emerging technologies. The Company believes that, to a significant extent, its growth prospects depend on its ability to gain acceptance by a broader group of customers of the efficiency and efficacy of the Company's innovative technologies. There can be no assurance that the Company will be successful in obtaining such broad acceptance.

     Dependence on Capital Spending Policies and Government Funding. The Company's customers include pharmaceutical, biotechnology, chemical and industrial companies, hospitals and clinical diagnostic laboratories and companies. The capital spending policies of these companies and institutions can have a significant effect on the demand for the Company's products. Such policies are based on a wide variety of factors, including the resources available to make such purchases, the spending priorities among various types of research equipment and the policies regarding capital expenditures during recessionary periods. Any decrease in capital spending by life sciences companies could have a material adverse effect on the Company's business and results of operations. Biotechnology companies have raised significant amounts of capital through public equity offerings and most of these companies are engaged in programs that include capital spending. However, the availability of capital through the public markets can be cyclical and there can be no assurance that the raising of capital by these companies will continue, nor can there be any assurance that additional capital, if available, will result in increased sales of the Company's products.

     A significant portion of the Company's sales are to universities, government research laboratories, private foundations and other institutions where funding is dependent on grants from government agencies such as the National Institutes of Health ("NIH") and the equivalent of the NIH in foreign countries where the Company markets its products. If government funding necessary to purchase the Company's products were to become unavailable to researchers for any extended period of time, or if overall research funding were to decrease, the Company's business and results of operations could be adversely affected. In addition, a significant portion of sales by the Company's Eberline health physics division that was recently contributed to the joint venture with Thermo Instrument are made to various branches of the United States government, primarily the United States Department of Energy. Any further decline in purchases by the United States government, including, without limitation, declines as the result of budgeting limitations, could have an adverse effect on the Company's investment in this joint venture.

     Potential Fluctuations in Quarterly Performance. Many of the Company's products are large systems that may require significant capital expenditures. Consequently, the timing of sales of these systems could affect the Company's quarterly earnings. Further, the Company's quarterly operating results may also vary significantly depending on a number of other factors, including the size, timing and shipment of individual orders, changes in pricing by the Company or its competitors, discount levels, seasonality of revenue, foreign currency exchange rates, the mix of products sold, the timing of the announcement, introduction and delivery of new product enhancements by the Company and its competitors, and general economic conditions. Generally, the Company recognizes product revenues upon shipment of its products. Revenues on substantially all contracts are recognized using the percentage-of-completion method. Typically, the Company experiences higher revenues in the fourth quarter, and to a lesser extent, the second quarter of each fiscal year. Because certain operating expenses of the Company are based on anticipated capacity levels and a high percentage of the Company's expenses are fixed for the short term, a small variation in the timing of recognition of revenue can cause significant variations in operating results from quarter to quarter. There can be no assurance that any of these factors will not have a material adverse effect on the Company's business or results of operations.

     Risks Associated with International Operations. International sales accounted for 64% of the Company's total revenues in 1997. A significant portion of the Company's manufacturing operations are based in Finland. The Company intends to continue to expand its presence in international markets. International operations are subject to a number of risks, including the following: agreements may be difficult to enforce and receivables difficult to collect through a foreign country's legal system; foreign customers may have longer payment cycles; foreign countries may impose additional withholding taxes or otherwise tax the Company's foreign income, impose tariffs, or adopt other restrictions on foreign trade; fluctuations in exchange rates may affect product demand and adversely affect the profitability in U.S. dollars of products and services provided by the Company in foreign markets where payment for the Company's products and services is made in the local currency; U.S. export licenses may be difficult to obtain; and the protection of intellectual property in foreign countries may be more difficult to enforce. There can be no assurance that any of these factors will not have a material adverse impact on the Company's business and results of operations. A portion of the Company's revenues is derived from sales in Asia. Asia is experiencing a severe economic crisis, which has been characterized by sharply reduced economic activity and liquidity, highly volatile foreign-currency-exchange and interest rates, and unstable stock markets. The Company's sales to Asia could be materially adversely affected by the unstable economic conditions there.

     Dependence on Patents and Proprietary Rights. The Company places considerable importance on obtaining patent and trade secret protection for significant new technologies, products and processes because of the length of time and expense associated with bringing new products through the development process and to the marketplace. The Company's success depends, in part, on its ability to develop patentable products and obtain and enforce patent protection for its products both in the United States and in other countries. The Company has filed and intends to file applications as appropriate for patents covering its products. No assurance can be given that patents will issue from any pending or future patent applications owned by or licensed to the Company, or that the claims allowed under any issued patents will be sufficiently broad to protect the Company's technology. In addition, no assurance can be given that any issued patents owned by or licensed to the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide competitive advantages to the Company. The Company could incur substantial costs in defending itself in suits brought against it or in suits in which the Company may assert its patent rights against others. If the outcome of any such litigation is unfavorable to the Company, the Company's business and results of operations could be materially adversely affected.

     The commercial success of the Company will also depend in part on its neither infringing patents issued to competitors or others, nor breaching the technology licenses upon which components of the Company's products are based. The Company is aware of patents and patent applications belonging to competitors and other third parties, and it is uncertain whether these patents and patent applications will require the Company to alter its products or processes, pay licensing fees or cease making and selling infringing products and pay damages for past infringement. In particular, the Company has been named as a defendant in a patent infringement lawsuit brought by Biacore AB and Biacore, Inc. ("Biacore"). The complaint alleges that the design of the cuvette used in the Company's optical biosensor system infringes a patent held by Biacore; however, if Biacore were successful in enforcing such patent, the Company believes that it is entitled to indemnification for losses in this matter by Rhone-Poulenc Rorer Inc., the parent company of Fisons plc ("Fisons"). Fisons initially sold the business to Thermo Instrument in March 1996.

     The Company is aware of patents held by another third party that may relate to the features of certain of the Company's MALDI-TOF mass spectrometers. The Company has alleged that this party infringes certain of the Company's patents on its MALDI-TOF mass spectrometers. This party was recently acquired by another company with whom the Company has a dispute relating to patents licensed by such acquiring company to the Company. The Company has ceased making royalty payments of approximately $1.2 million per year but continues to accrue the royalties for financial reporting purposes, pending a resolution of both of these matters. There can be no assurance that a favorable resolution will occur.

     In general, the holder of a patent who is successful in proving infringement by the Company would subject the Company to damages for past infringement and would enjoin the Company from manufacturing and selling products utilizing the features associated with such patent, which could have a material adverse effect on the Company's business and results of operations.

     The Company relies on trade secrets and proprietary know-how which it seeks to protect, in part, by confidentiality agreements with its collaborators, employees and consultants. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known or be independently developed by competitors.

     Government Regulations; No Assurance of Regulatory Approval. The production and marketing of certain of the Company's products and its ongoing research and development activities are subject to regulation by government authorities in the United States and in other countries. To the extent that an analytical instrument or an in vitro diagnostic product will be used in human clinical or diagnostic applications, the manufacturer of that instrument may be required to submit to the U.S. Food and Drug Administration ("FDA"), prior to commercial distribution of the instrument or in vitro diagnostic product in the U.S., either a premarket notification ("510(k)") or a premarket approval ("PMA") application, unless the product has been in commercial distribution for the labeled intended use since before May 28, 1976, the effective date of the Medical Device Amendments to the Federal Food, Drug and Cosmetic Act. The FDA uses a risk-based system to classify medical devices. Unless they are exempt, lower risk devices, in Class I and Class II, are generally subject to 510(k) premarket notification, in which the FDA determines that a device is safe and effective based on its "substantial equivalence" to a legally marketed product. Highest risk, Class III devices are subject to the premarket approval process, in which the FDA generally determines the safety and effectiveness of the device based on the submission of clinical data. The Company has, to date, been required to obtain 510(k) clearances with respect to certain clinical applications, instruments and in vitro diagnostic products, which are classified as Class I and Class II products. There can be no assurance that 510(k) clearance for any future product or modification of an existing product will be granted by the FDA within a reasonable time frame, if at all, that in the future the FDA will not require manufacturers of certain medical devices to engage in a more thorough and time consuming approval process than the 510(k) process, or that international government agencies will permit marketing of the Company's products in their respective jurisdictions.

     As a result of the clinical applications of certain of the Company's instruments and in vitro diagnostic products, certain of the Company's facilities are registered with the FDA as medical device manufacturers. As such, the Company may be inspected on a routine basis by the FDA for compliance with the FDA's Quality System Regulation and other applicable regulations. These regulations require that the Company manufacture its products and maintain related documentation in accordance with current good manufacturing practices with respect to manufacturing, testing and quality control activities. Further, the Company is required to comply with various FDA requirements for reporting of product malfunctions and other matters.

     The regulatory standards for manufacturing are currently being applied stringently by the FDA and state regulatory agencies. Noncompliance with FDA or applicable state agency regulations, or discovery of previously unknown problems with a product, manufacturer, or facility may result in restrictions on such product or manufacturer, including fines, recalls, injunctions or seizures of products, refusal of the government to approve or clear product approval applications or to allow the Company to enter into government supply contracts, or even withdrawal of the product from the market, or criminal prosecution, any of which could have a material adverse effect on the Company's business and results of operations.

     In addition, a significant percentage of the Company's product revenues are derived from sales outside of the United States. International regulatory bodies often establish varying regulations governing product standards, packaging requirements, labeling requirements, import restrictions, tariff regulations, duties and tax requirements. In order to continue to sell its instrument products in Europe, certain of the Company's facilities maintain ISO 9000 series registration, an internationally-recognized set of quality standards, and each of its instrument products is required to obtain a CE Mark as evidence of compliance with European Union electronic safety requirements. Failure to receive a CE Mark certification would prohibit the Company from selling its products in Europe, which could have a material adverse effect on the Company's business and results of operations. At the present time, analytical instruments and in vitro diagnostic products are not subject to CE Mark requirements under the Medical Device Directive, but it is anticipated that CE Mark requirements will be extended to include analytical instruments and in vitro diagnostic products within the next two years. Certain other countries require the Company to obtain clearances for its products prior to marketing the products in those countries. In addition, certain countries impose product specifications that differ from those mandated in the United States. These requirements may significantly affect the efficiency and timeliness of international market introductions of the Company's products.

     Although the Company has an active program to comply with CE Mark requirements and an ISO 9000 compliance program, there can be no assurance that the Company will be successful in maintaining its compliance with current or future applicable certification requirements. Any violation of, and the cost of compliance with, these regulations or requirements could have a material adverse effect on the Company's business and results of operations.

     Uncertainty of Patient Reimbursement. The Federal government regulates reimbursement of fees for certain diagnostic examinations and capital equipment acquisition costs connected with services to Medicare beneficiaries. Recent legislation has limited Medicare reimbursement for diagnostic examinations. For example, deficit reduction measures have resulted in reimbursement rate reductions in the past and may result in further rate reductions in the future. These policies may have the effect of limiting the availability or reimbursement for procedures, and as a result may inhibit or reduce demand by healthcare providers for products in the markets in which the Company competes. Although the Company cannot predict what effect the policies of government entities and other third-party payors will have on future sales of the Company's products, there can be no assurance that such policies would not have a material adverse effect on the Company's business and results of operations.

     Potential Product Liability. The Company's business exposes it to potential product liability claims which are inherent in the manufacturing, marketing and sale of biomedical instruments and diagnostic products, and as such the Company may face substantial liability to patients for damages resulting from the faulty design or manufacture of its products. The Company currently maintains product liability insurance, but there can be no assurance that this insurance will provide sufficient coverage in the event of a claim, that the Company will be able to maintain such coverage on acceptable terms, if at all, or that a product liability claim would not materially adversely affect the Company's business or results of operations.

     Potential Impact of Year 2000 on Processing Date-sensitive
Information. The Company is currently assessing the potential impact of the year 2000 on the processing of date-sensitive information by the Company's computerized information systems and on products sold as well as products purchased by the Company. The Company believes that its internal information systems and current products are either year 2000 compliant or will be so prior to the year 2000 without incurring material costs. There can be no assurance, however, that the Company will not experience unexpected costs and delays in achieving year 2000 compliance for its internal information systems and current products, which could result in a material adverse effect on the Company's future results of operations.

     The Company is presently assessing the effect that the year 2000 problem may have on its previously sold products. The Company is also assessing whether its key suppliers are adequately addressing this issue and the effect this might have on the Company. The Company has not completed its analysis and is unable to conclude at this time that the year 2000 problem as it relates to its previously sold products and products purchased from key suppliers is not reasonably likely to have a material adverse effect on the Company's future results of operations.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDER

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of July 4, 1998 with respect to the only person that was known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock.

NAME AND ADDRESS                                         NUMBER OF SHARES     PERCENTAGE OF OUTSTANDING
OF BENEFICIAL OWNER                                     BENEFICIALLY OWNED    SHARES BENEFICIALLY OWNED
-------------------                                     ------------------    -------------------------
Thermo Electron Corporation(1)........................      13,031,240                  71.9%
  81 Wyman Street
  Waltham, MA 02454-9046

---------------
(1) Thermo Electron beneficially owned 71.9% of the Common Stock outstanding as of July 4, 1998, of which approximately 59.7% is owned through Thermo Instrument and approximately 12.2% is owned directly. Includes 3,030,303 shares of Common Stock that Thermo Electron, through Thermo Instrument, has the right to acquire through the conversion of the Convertible Note. Thermo Electron, through Thermo Instrument, has the power to elect all of the members of the Company's Board of Directors. After the issuance of 3,007,930 TBA Shares, Thermo Electron will beneficially own approximately 75.9% of the outstanding Common Stock.

MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock, as well as the common stock of Thermo Instrument, the Company's parent company, and of Thermo Electron, Thermo Instrument's parent company, as of March 1, 1998, with respect to (i) each Director, (ii) each executive officer named in the summary compensation table under the heading "Compensation of Executive Officers" and (iii) all Directors and current executive officers as a group.

     While certain Directors and executive officers of the Company are also directors and executive officers of Thermo Electron or its subsidiaries other than the Company, all such persons disclaim beneficial ownership of the shares of Common Stock beneficially owned by Thermo Electron.

                                             THERMO BIOANALYSIS    THERMO INSTRUMENT    THERMO ELECTRON
                  NAME(1)                      CORPORATION(2)       SYSTEMS INC.(3)     CORPORATION(4)
                  -------                    ------------------    -----------------    ---------------
Elias P. Gyftopoulos.......................          15,000               58,766              72,067
Donald W. Hanna............................          21,000               19,557              20,645
Barry S. Howe..............................          64,900              125,422              77,670
Earl R. Lewis..............................          72,500              203,726              84,037
Colin Maddix(5)............................               0               40,000                   0
Jonathan W. Painter........................          15,000                7,188              28,537
Arvin H. Smith.............................          39,000              539,583             519,038
Arnold N. Weinberg.........................          15,892                    0                   0
All Directors and current executive
  officers as a group (10 persons).........         286,492            1,101,832           1,614,821

---------------
(1) Except as reflected in the footnotes to this table, shares beneficially owned consist of shares owned by the indicated person or by that person for the benefit of minor children, and all share ownership includes sole voting and investment power.

(2) Shares of the Common Stock beneficially owned by Dr. Gyftopoulos, Mr. Hanna, Mr. Howe, Mr. Lewis, Mr. Painter, Mr. Smith, Dr. Weinberg and all Directors and current executive officers as a group include 15,000, 21,000, 50,000, 15,000, 20,000, 15,000 and 206,200 shares, respectively, that such person or group has the right to acquire within 60 days of March 1, 1998, through the exercise of stock options. Shares of the Common Stock beneficially owned by Dr. Weinberg and all directors and current executive officers as a group include 892 full shares allocated to Dr. Weinberg's account under the Company's deferred compensation plan for directors. Shares of the Common Stock beneficially owned by Mr. Howe include 600 shares held in custodial accounts for the benefit of two minor children. Shares of the Common Stock beneficially owned by Mr. Lewis include 1,000 shares held by Mr. Lewis's spouse. No director or executive officer beneficially owned more than 1% of the Common Stock outstanding as of March 1, 1998; all Directors and current executive officers as a group beneficially owned 2.6% of the Common Stock outstanding as of such date.

(3) The shares of the common stock of Thermo Instrument shown in the table reflect a five-for-four split of such stock distributed in October 1997 in the form of a 25% stock dividend. Shares of the common stock of Thermo Instrument beneficially owned by Dr. Gyftopoulos, Mr. Hanna, Mr. Howe, Mr. Lewis, Mr. Maddix, Mr. Painter, Mr. Smith and all Directors and current executive officers as a group include 18,075, 18,750, 111,327, 172,085, 40,000, 7,031, 292,698 and 749,298 shares, respectively, that such person or group had the right to acquire within 60 days after March 1, 1998, through the exercise of stock options. Shares of the common stock of Thermo Instrument beneficially owned by Mr. Painter, Mr. Smith and all directors and current executive officers as a group include 157, 663 and 1,976 shares, respectively, allocated through March 1, 1998, to their respective accounts maintained pursuant to Thermo Electron's employee stock ownership plan, of which the Trustees, who have investment power over its assets, are executive officers of Thermo Electron (the "ESOP"). Shares of the common stock of Thermo Instrument beneficially owned by Mr. Howe include 2,450 shares held in a trust of which he is a trustee. Shares of the common stock of Thermo Instrument beneficially owned by Mr. Lewis include 2,987 shares held by his spouse. No Director or executive officer beneficially owned more than 1% of the common stock of Thermo Instrument outstanding as of March 1, 1998; all Directors and current executive officers as a group beneficially owned less than 1% of the common stock outstanding as of such date.

(4) Shares of the common stock of Thermo Electron beneficially owned by Dr. Gyftopoulos, Mr. Hanna, Mr. Howe, Mr. Lewis, Mr. Painter, Mr. Smith and all Directors and current executive officers as a group include 10,375, 18,398, 68,687, 84,037, 22,775, 228,411 and 1,138,155 full shares, respectively, that such person or group has the right to acquire within 60 days of March 1, 1998, through the exercise of stock options. Shares of the common stock of Thermo Electron beneficially owned by Mr. Painter, Mr. Smith and all current Directors and executive officers as a group include 590, 1,717 and 5,769 full shares, respectively, allocated to accounts maintained pursuant to the ESOP. Shares of the common stock of Thermo Electron beneficially owned by Mr. Howe include 200 shares held in custodial accounts for the benefit of two minor children. No director or executive officer beneficially owned more than 1% of the common stock of Thermo Electron outstanding as of March 1, 1998; all Directors and current executive officers as a group beneficially owned 1% of the Thermo Electron common stock outstanding as of such date.

(5)  Information as to Mr. Maddix's ownership is reported as of March 11, 1998.

                          RELATIONSHIP WITH AFFILIATES

     Thermo Electron has adopted a strategy of selling a minority interest in subsidiary companies to outside investors as an important tool in its future development. As part of this strategy, Thermo Electron and certain of its subsidiaries have created several privately and publicly held subsidiaries, and Thermo Instrument has created the Company as a publicly held, majority-owned subsidiary. From time to time, Thermo Electron and its subsidiaries will create other majority-owned subsidiaries as part of its spinout strategy. (The Company and such other majority-owned Thermo Electron subsidiaries are hereinafter referred to as the "Thermo Subsidiaries.")

     Thermo Electron and each of the Thermo Subsidiaries recognize that the benefits and support that derive from their affiliation are essential elements of their individual performance. Accordingly, Thermo Electron and each of the Thermo Subsidiaries have adopted the Thermo Electron Corporate Charter (the "Charter") to define the relationships and delineate the nature of such cooperation among themselves. The purpose of the

Charter is to ensure that (1) all of the companies and their stockholders are treated consistently and fairly, (2) the scope and nature of the cooperation among the companies, and each company's responsibilities, are adequately defined, (3) each company has access to the combined resources and financial, managerial and technological strengths of the others, and (4) Thermo Electron and the Thermo Subsidiaries, in the aggregate, are able to obtain the most favorable terms from outside parties.

     To achieve these ends, the Charter identifies the general principles to be followed by the companies, addresses the role and responsibilities of the management of each company, provides for the sharing of group resources by the companies and provides for centralized administrative, banking and credit services to be performed by Thermo Electron. The services provided by Thermo Electron include collecting and managing cash generated by members, coordinating the access of Thermo Electron and the Thermo Subsidiaries (the "Thermo Group") to external financing sources, ensuring compliance with external financial covenants and internal financial policies, assisting in the formulation of long-range planning and providing other banking and credit services. Pursuant to the Charter, Thermo Electron may also provide guarantees of debt or other obligations of the Thermo Subsidiaries or may obtain external financing at the parent level for the benefit of the Thermo Subsidiaries. In certain instances, the Thermo Subsidiaries may provide credit support to, or on behalf of, the consolidated entity or may obtain financing directly from external financing sources. Under the Charter, Thermo Electron is responsible for determining that the Thermo Group remains in compliance with all covenants imposed by external financing sources, including covenants related to borrowings of Thermo Electron or other members of the Thermo Group, and for apportioning such constraints within the Thermo Group. In addition, Thermo Electron establishes certain internal policies and procedures applicable to members of the Thermo Group. The cost of the services provided by Thermo Electron to the Thermo Subsidiaries is covered under existing corporate services agreements between Thermo Electron and each of the Thermo Subsidiaries.

     The Charter presently provides that it shall continue in effect so long as Thermo Electron and at least one Thermo Subsidiary participate. The Charter may be amended at any time by agreement of the participants. Any Thermo Subsidiary, including the Company, can withdraw from participation in the Charter upon 30 days' prior notice. In addition, Thermo Electron may terminate a subsidiary's participation in the Charter in the event the subsidiary ceases to be controlled by Thermo Electron or ceases to comply with the Charter or the policies and procedures applicable to the Thermo Group. A withdrawal from the Charter automatically terminates the corporate services agreement and tax allocation agreement (if any) in effect between the withdrawing company and Thermo Electron. The withdrawal from participation does not terminate outstanding commitments to third parties made by the withdrawing company, or by Thermo Electron or other members of the Thermo Group, prior to the withdrawal. In addition, a withdrawing company is required to continue to comply with all policies and procedures applicable to the Thermo Group and to provide certain administrative functions mandated by Thermo Electron so long as the withdrawing company is controlled by or affiliated with Thermo Electron.

     As provided in the Charter, the Company and Thermo Electron have entered into a Corporate Services Agreement (the "Services Agreement") under which Thermo Electron's corporate staff provides certain administrative services, including certain legal advice and services, risk management, employee benefit administration, tax advice and preparation of tax returns, centralized cash management and financial and other services to the Company. In 1995, 1996 and 1997, the Company was assessed an annual fee for these services equal to 1.2%, 1.0% and 1.0%, respectively, of the Company's revenues. The fee is reviewed annually and may be changed by mutual agreement of the Company and Thermo Electron. Thermo Electron and the Company have agreed to reduce the fee to 0.8% of the Company's revenues effective January 1, 1998. During fiscal 1995, fiscal 1996 and fiscal 1997, Thermo Electron assessed the Company $270,000, $716,000 and $2,020,000, respectively, in fees under the Services Agreement.

     Management believes that the charges under the Services Agreement are reasonable and that the terms of the Services Agreement are fair to the Company. For items such as employee benefit plans, insurance coverage and other identifiable costs, Thermo Electron charges the Company based on charges attributable to the Company. The Services Agreement automatically renews for successive one-year terms, unless canceled by the Company upon 30 days' prior notice. In addition, the Services Agreement terminates automatically in the event the Company ceases to be a member of the Thermo Group or ceases to be a participant in the Charter. In the event of a termination of the Services Agreement, the Company will be required to pay a termination fee equal to the fee that was paid by the Company for services under the Services Agreement for the nine-month period prior to termination. Following termination, Thermo Electron may provide certain administrative services on an as-requested basis by the Company or as required in order to meet the Company's obligations under Thermo Electron's policies and procedures. Thermo Electron will charge the Company a fee equal to the market rate for comparable services if such services are provided to the Company following termination.

RELATED PARTY TRANSACTIONS

  Formation of Health Physics Joint Venture

     In April 1998, the Company announced its intention to form a health physics joint venture with Thermo Instrument. As of July 5, 1998, the Company will contribute the assets and liabilities of its Eberline health physics business, which is based in Santa Fe, New Mexico, to the joint venture, in exchange for a 49% equity interest in the joint venture. The Company's Eberline health physics business is a supplier of analytical instrumentation, radiation detection and radiation monitoring systems.

     As of the same date, Thermo Instrument will contribute to the joint venture
(i) all of the assets and liabilities of National Nuclear Corporation ("National Nuclear"), a wholly owned subsidiary of Thermo Instrument based in Sunnyvale, California, (ii) all of the issued and outstanding shares of ESM Eberline Instruments Strahlen - und Umweltmesstechnik GmbH ("Eberline Instruments"), a subsidiary of Thermo Instrument based in Germany, and (iii) $13,000,000 in cash in exchange for a 51% equity interest in the joint venture. National Nuclear is a manufacturer of specialized instruments, systems and monitoring devices for the detection of low-level amounts of radioactive materials and contamination. Eberline Instruments is a manufacturer of radiation measuring and monitoring devices for personal protection, environmental monitoring and military applications.

     Profits and losses from the joint venture will be allocated (a) one-third to Thermo Instrument and two-thirds to the Company until the later of (i) July 2000 or (ii) such time as the joint venture has achieved a consolidated division income (defined as operating income excluding payments pursuant to the Services Agreement) of 17% for a full fiscal year and (b) to the members of the joint venture in accordance with their respective equity interests thereafter.

  Acquisition of Biosystems Group of LSI

     Effective March 1997, the Company acquired the Biosystems Group of LSI from Thermo Instrument. The Biosystems Group is comprised of Labsystems OY and Hybaid Limited. The acquisition was effected through the issuance of 1,300,000 shares of the Company's Common Stock to Thermo Instrument (valued at $16,868,000 at the time the purchase agreement was signed), payment of $30,483,000 in cash to Thermo Instrument and the issuance of a promissory note to Thermo Instrument in the aggregate principal amount of $50,000,000. This promissory note bears interest at the 90-day Commercial Paper Composite Rate, plus 25 basis points, set at the beginning of each quarter, and is due July 15, 1999. The aggregate purchase price of approximately $97,351,000 represents the sum of (i) the net book value of the Biosystems Group plus (ii) a percentage of Thermo Instrument's total cost in excess of net assets acquired associated with its acquisition of LSI, based on the aggregate 1996 revenues of the Biosystems Group relative to LSI's 1996 consolidated revenues.

     Additionally, the Company acquired the Labsystems Japan business of LSI from Thermo Instrument, effective March 1997, for approximately $5,900,000 in cash. The purchase price represents the sum of (i) the net book value of Labsystems Japan plus (ii) a percentage of Thermo Instrument's total cost in excess of net assets acquired associated with its acquisition of LSI, based on the aggregate 1996 revenues of Labsystems Japan relative to LSI's 1996 consolidated revenues. Subsequent to the initial determination of the purchase price, the Company assumed certain additional trade payables totaling approximately $4.4 million, which resulted in a corresponding decrease in the purchase price.

  Acquisition of Affinity Sensors and LabSystems

     In March 1996, Thermo Instrument acquired a substantial portion of the businesses comprising the Scientific Instruments Division of Fisons plc ("Fisons"), a wholly owned subsidiary of Rhone-Poulenc Rorer Inc. ("Rhone-Poulenc"). In July 1996, the Company acquired from Thermo Instrument two businesses formerly part of Fisons, Affinity Sensors and LabSystems, for an aggregate purchase price of $9,000,000 in cash. The purchase price for Affinity Sensors and LabSystems represents the sum of (i) the net tangible book value of those businesses on their date of acquisition by Thermo Instrument plus (ii) a percentage of Thermo Instrument's intangible assets associated with the acquired businesses relative to the aggregate 1994 and 1995 revenues of the Fisons businesses. Because the Company, Affinity Sensors and LabSystems were deemed for accounting purposes to be under control of their common majority owner, Thermo Instrument, the transaction has been accounted for in a manner similar to a pooling of interests.

  Miscellaneous

     The Company has entered into a lease and services arrangement with ThermoQuest under which ThermoQuest leases approximately 14,000 square feet of space, and provides certain accounting and administrative services, to the Company. The Company pays ThermoQuest rent in the amount of three British pounds sterling per square foot and an allocated portion of ThermoQuest's costs for providing such services. The arrangement may be terminated by the Company or by ThermoQuest upon six months' prior notice. During fiscal 1995, fiscal 1996, fiscal 1997 and the three months ended April 4, 1998, the Company paid ThermoQuest approximately $105,000, $105,000, $74,000 and $12,000, respectively, under this arrangement.

     ThermoQuest acts as a distributor of certain of the Company's products, is the exclusive distributor of the Company's MALDI-TOF products in Japan and is the exclusive distributor of the Company's CE products in countries in which it maintains a direct sales force. ThermoQuest is responsible for all installation and warranty labor obligations at its expense. These arrangements may be terminated on not less than three months' notice by either party given after December 31, 1996. During fiscal 1996, fiscal 1997 and the three months ended April 4, 1998, the Company sold $2,058,000, $1,448,000 and $328,000, respectively, of products to ThermoQuest under these arrangements. Prior to 1996, ThermoQuest acted as a commission-based sales agent for these products. Under this prior arrangement, the Company paid ThermoQuest commissions of $1,263,000 in fiscal 1995.

     The Company has entered into an arrangement with ThermoQuest whereby ThermoQuest provides assembly labor for the Company's CE products on a contract basis. Under this arrangement, ThermoQuest assembles instruments as required by the Company for a charge based on the sum of ThermoQuest's actual cost of materials and the allocable portion of its labor, overhead and other indirect expenses. During fiscal 1995, fiscal 1996, fiscal 1997 and the three months ended April 4, 1998, the Company paid ThermoQuest approximately $600,000, $471,000, $632,000 and $200,000, respectively, under this arrangement.

     Various Thermo Instrument companies act as distributors of certain of the Company's LabSystems and Affinity Sensors products under informal arrangements that date from prior to the acquisition of the Fisons businesses in March 1996. Under such arrangements, the respective Thermo Instrument companies are generally responsible for warranty repair and maintenance obligations. During fiscal 1996, fiscal 1997 and the three months ended April 4, 1998, LabSystems and Affinity Sensors sold an aggregate of approximately $3,912,000, $1,836,000 and $163,000, respectively, of products to Thermo Instrument companies under these arrangements. LabSystems and Affinity Sensors made no sales under these arrangements in fiscal 1995.

     Various Thermo Instrument companies act as distributors of certain products of Labsystems OY and Hybaid Limited under informal distribution agreements. During fiscal 1997 and the three months ended April 4, 1998, Labsystems OY and Hybaid Limited sold an aggregate of approximately $5,129,000 and $290,000 of products to Thermo Instrument companies under these arrangements. Labsystems OY and Hybaid made no sales under these arrangements in any prior period.

     From March through December 1997, the Clinical Products Group's Shandon Inc. subsidiary ("Shandon") acted as a distributor of primarily scientific research equipment and certain histology equipment for various Thermo Instrument subsidiaries under informal agreements. During this period and the three months ended April 4, 1998, Thermo Instrument subsidiaries sold an aggregate of $2,731,000 and $405,000, respectively, of products to Shandon under these arrangements.

     From March through December 1997, a subsidiary of Thermo Instrument provided maintenance and warranty services to customers of Shandon under an informal agreement. Shandon paid $364,000 for such services. The Thermo Instrument subsidiary purchased $191,000 of parts from Shandon. Shandon made no such payments or purchases in the three months ended April 4, 1998.

     From March through December 1997, two subsidiaries of ThermoQuest acted as distributors of certain of Shandon's histology products under informal arrangements. During this period and the three months ended April 4, 1998, Shandon sold $2,143,000 and $13,000, respectively, of products to such ThermoQuest subsidiaries.

     From March through December 1997, a subsidiary of Thermo Optek Corporation ("Thermo Optek"), a majority-owned subsidiary of Thermo Instrument, acted as a distributor of certain of Shandon's laboratory consumables under an informal arrangement. During this period, Shandon sold $282,000 of products to such Thermo Optek subsidiary. Shandon made no such sales in the three months ended April 4, 1998.

     In February 1996, the Company borrowed $30,000,000 from Thermo Electron pursuant to a promissory note, due February 1997, and bearing interest at the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter. In July 1996, the Company borrowed $50,000,000 from Thermo Instrument pursuant to a subordinated convertible note, due in 2001, convertible into shares of Common Stock at $16.50 per share, and bearing interest at an annual rate of 4.875% (the "Convertible Note"). The Company repaid the amounts owed to Thermo Electron in July 1996 with proceeds from the Convertible Note. The Company also borrowed $50,000,000 from Thermo Instrument in connection with its acquisition of the Biosystems Group of LSI from Thermo Instrument. Such promissory note is due July 15, 1999 and bears interest at the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter.

     The Company, along with certain other Thermo Subsidiaries, participates in a notional pool arrangement with Barclays Bank, which includes a $150 million credit facility. Only European-based Thermo Subsidiaries participate in this arrangement. Under this arrangement the Bank notionally combines the positive and negative cash balances held by the participants to calculate the net interest yield/expense for the group. The benefit derived from this arrangement is then allocated based on balances attributable to the respective participants. Thermo Electron guarantees all of the obligations of each participant in this arrangement. In addition, funds on deposit under this arrangement provide credit support for overdraft obligations of other participants. As of April 4, 1998, the Company had a negative cash balance of approximately $3,190,000, based on an exchange rate of $1.66/L1.00 as of April 4, 1998. For 1997, the average annual interest rate earned on deposits by participants in this credit arrangement was approximately 6.5% and the average annual interest rate paid on overdrafts was approximately 7.2%.

     As of December 30, 1995 and December 28, 1996, Thermo Electron and its other subsidiaries owed the Company $761,000 and $965,000, respectively, for products, services and miscellaneous items, net of amounts due to Thermo Electron and its other subsidiaries under the Services Agreement and related administrative charges and for other products, services and miscellaneous items. As of January 3, 1998 and April 4, 1998, the Company owed Thermo Electron and its other subsidiaries $7,085,000 and $510,000, respectively, for amounts due under the Services Agreement and related administrative charges, and for other products, services and miscellaneous items, net of amounts owed to the Company by Thermo Electron and its other subsidiaries for products, services and miscellaneous items. The largest amount of net indebtedness owed by Thermo Electron and its other subsidiaries to the Company during fiscal 1995 and 1996 was $761,000 and $1,496,000, respectively. These amounts do not bear interest and were or are expected to be paid in the normal course of business.

     As of April 4, 1998, $13,012,000 of the Company's cash equivalents were invested in a repurchase agreement with Thermo Electron. Under this agreement, the Company in effect lends excess cash to Thermo Electron, which Thermo Electron collateralizes with investments principally consisting of corporate notes, United States government agency securities, money market funds, commercial paper and other marketable securities, in the amount of at least 103% of such obligation. The Company's funds subject to the repurchase agreement will be readily convertible into cash by the Company and have an original maturity of three months or less. The repurchase agreement earns interest at the rate of the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter.

STOCK HOLDING ASSISTANCE PLAN

     In 1996, the Company adopted a stock holding policy which requires its executive officers to acquire and hold a minimum number of shares of Common Stock. In order to assist the executive officers in complying with the policy, the Company also adopted a stock holding assistance plan, under which it may make interest-free loans to certain key employees, including its executive officers, to enable these individuals to purchase the Common Stock in the open market. In 1996, Mr. Barry S. Howe, then the Company's chief executive officer, received loans in the aggregate principal amount of $164,376 under this plan to purchase 12,000 shares, of which amount $131,500 was outstanding as of April 1998. Also in 1996, Dr. Richard W.K. Chapman, then the Company's chairman of the board, received loans in the aggregate principal amount of $131,176.30 under this plan to purchase 10,000 shares. All of these loans are repayable upon the earlier of demand or the fifth anniversary of the date of the loan, unless otherwise authorized by the Human Resources Committee of the Company's Board of Directors.

                                 RECOMMENDATION

     The affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote, at the meeting is required to approve this proposal. The Board of Directors believes that the proposal is in the best interest of the Company and its Stockholders and recommends that the Stockholders vote "FOR" the approval of the listing of shares of the Company's Common Stock on the American Stock Exchange, Inc. in connection with the acquisition of the Acquired Companies. If not otherwise specified, proxies will be voted FOR approval of this proposal. Thermo Instrument, which owned approximately 51.7% of the outstanding Common Stock as of June 19, 1998, has sufficient votes to approve the proposal and has indicated its intention to vote for the proposal.

                                   PROPOSAL 2

                  PROPOSAL TO INCREASE AUTHORIZED COMMON STOCK

     The Board of Directors has determined that it is advisable to increase the Company's authorized Common Stock from 25 million shares to 75 million shares, and has voted to recommend that the Stockholders adopt an amendment to the Company's Certificate of Incorporation effecting this proposed increase.

     As of June 19, 1998, approximately 15.1 million shares of Common Stock were issued and outstanding (excluding treasury shares) and approximately an additional 4.3 million shares were reserved for issuance upon (i) the conversion of the Company's 4.875% Subordinated Convertible Note due to Thermo Instrument, which was issued in July 1996 and (ii) the exercise of options granted under the Company's various stock-based compensation plans. In addition, the Company anticipates issuing approximately an additional 3.0 million shares in connection with the acquisition of the Clinical Products Group, as described in Proposal 1 above. Accordingly, a total of approximately 2.6 million shares of Common Stock are available for future issuance.

     The Board of Directors believes it continues to be in the best interest of the Company to have sufficient additional authorized but unissued shares of Common Stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors' discretion in connection with possible acquisitions of other companies, future financings, investment opportunities, stock splits or dividends or for other corporate purposes is desirable in order to avoid repeated separate amendments to the Company's Certificate of Incorporation and the delay and expense incurred in holding special meetings of the Stockholders to approve such amendments. There are at present no specific understandings, arrangements or agreements with respect to any future acquisitions that would require the Company to issue any new shares of its Common Stock, except as otherwise described in this Proxy Statement. The Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

     No further authorization by vote of the Stockholders will be solicited for the issuance of the additional shares of Common Stock proposed to be authorized, except as might be required by law, regulatory authorities or rules of the American Stock Exchange, Inc. or any stock exchange on which the Company's shares may then be listed. The issuance of additional shares of Common Stock may have a dilutive effect on the Company's current Stockholders. The Stockholders of the Company do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of the Company's securities.

                                 RECOMMENDATION

     The affirmative vote of a majority of the Common Stock outstanding and entitled to vote at the Meeting is required to approve the amendment to the Company's Certificate of Incorporation to effect the proposed increase in the Company's authorized shares. The Board of Directors considers this amendment to be advisable and in the best interests of the Company and its Stockholders and recommends that the Stockholders vote "FOR" approval of the amendment. If not otherwise specified, proxies will be voted FOR approval of this amendment. Thermo Instrument, which owned approximately 51.7% of the outstanding Common Stock as of June 19, 1998, has sufficient votes to approve the proposed amendment and has indicated its intention to vote for the approval of the proposed amendment.

                                  OTHER ACTION

     Management is not aware at this time of any other matters that will be presented for action at the Meeting. Should any such matters be presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of such proxy holders.

                             STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended to be presented at the 1999 Annual Meeting of the Stockholders of the Company must be received by the Company for inclusion in the proxy statement and form of proxy relating to that meeting no later than December 30, 1998.

                             SOLICITATION STATEMENT

     The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made primarily by mail, but regular employees of the Company may solicit Proxies personally or by telephone or telegram. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Company will reimburse such parties for their reasonable charges and expenses in connection therewith.

Santa Fe, New Mexico
August      , 1998

                         INDEX TO FINANCIAL STATEMENTS

THERMO BIOANALYSIS CORPORATION
     Report of Independent Public Accountants...............  F-2
     Consolidated Statement of Operations for the years
      ended December 30, 1995, December 28, 1996 and January
      3, 1998 and for the three months ended March 29, 1997
      and April 4, 1998.....................................  F-3
     Consolidated Balance Sheet as of December 28, 1996,
      January 3, 1998 and April 4, 1998.....................  F-4
     Consolidated Statement of Cash Flows for the years
      ended December 30, 1995, December 28, 1996 and January
      3, 1998 and for the three months ended March 29, 1997
      and April 4, 1998.....................................  F-5
     Consolidated Statement of Shareholders' Investment for
      the years ended December 30, 1995, December 28, 1996
      and January 3, 1998 and for the three months ended
      April 4, 1998.........................................  F-6
     Notes to Consolidated Financial Statements.............  F-7

DYNEX TECHNOLOGIES DIVISION OF DYNATECH CORPORATION
     Reports of Independent Public Accountants..............  F-22
     Consolidated Statement of Operations for the years
      ended March 31, 1994 and 1995 and for the period from
      April 1, 1995 through February 7, 1996................  F-24
     Consolidated Balance Sheet as of March 31, 1995 and
      February 7, 1996......................................  F-25
     Consolidated Statement of Cash Flows for the years
      ended March 31, 1994 and 1995 and for the period from
      April 1, 1995 through February 7, 1996................  F-26
     Consolidated Statement of Shareholders' Investment for
      the years ended March 31, 1994 and 1995 and for the
      period from April 1, 1995 through February 7, 1996....  F-27
     Notes to Consolidated Financial Statements.............  F-28

BIOSYSTEMS GROUP OF LIFE SCIENCES INTERNATIONAL PLC
     Auditors' Report.......................................  F-33
     Combined Profit and Loss Accounts for the three years
      ended December 31, 1996...............................  F-34
     Combined Statements of Total Recognised Gains and
      Losses for the three years ended December 31, 1996....  F-35
     Combined Balance Sheets at December 31, 1995 and
      1996..................................................  F-36
     Combined Cash Flow Statements for the three years ended
      December 31, 1996.....................................  F-37
     Notes to the Combined Financial Statements.............  F-38

CLINICAL PRODUCTS GROUP OF LIFE SCIENCES INTERNATIONAL PLC
     Report of Independent Public Accountants...............  F-53
     Combined Statement of Operations for the years ended
      December 31, 1995 and 1996 and the period from January
      1, 1997 through March 12, 1997........................  F-54
     Combined Balance Sheet as of December 31, 1995 and
      1996..................................................  F-55
     Combined Statement of Cash Flows for the years ended
      December 31, 1995 and 1996 and the period from January
      1, 1997 through March 12, 1997........................  F-56
     Combined Statement of Shareholders' Investment for the
      years ended December 31, 1995 and 1996 and the period
      from January 1, 1997 through March 12, 1997...........  F-57
     Notes to Combined Financial Statements.................  F-58

PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION OF THERMO
  BIOANALYSIS CORPORATION, THE BIOSYSTEMS GROUP OF LIFE
  SCIENCES INTERNATIONAL PLC AND THE CLINICAL PRODUCTS GROUP
  OF LIFE SCIENCES INTERNATIONAL PLC (UNAUDITED)
     Pro Forma Combined Condensed Statement of Operations
      for the year ended
       January 3, 1998......................................  F-65
     Notes to Pro Forma Combined Condensed Statement of
      Operations............................................  F-67

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Thermo BioAnalysis Corporation:

     We have audited the accompanying consolidated balance sheet of Thermo BioAnalysis Corporation (a Delaware corporation and 77%-owned subsidiary of Thermo Instrument Systems Inc.) and subsidiaries as of December 28, 1996 and January 3, 1998, and the related consolidated statements of operations, cash flows, and shareholders' investment for each of the three years in the period ended January 3, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Thermo BioAnalysis Corporation and subsidiaries as of December 28, 1996 and January 3, 1998 and the results of their operations and their cash flows for each of the three years in the period ended January 3, 1998, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts
May 5, 1998

                         THERMO BIOANALYSIS CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                            THREE MONTHS ENDED
                                                                          -----------------------
                                                                           MARCH 29,     APRIL 4,
                                            1995      1996       1997         1997         1998
                                           -------   -------   --------   ------------   --------
                                                                                (UNAUDITED)
Revenues (includes $1,834, $6,298,
  $16,667, $962 and $698 from affiliated
  companies; Notes 6 and 8)..............  $22,534   $71,649   $201,998     $26,801      $54,434
                                           -------   -------   --------     -------      -------
Costs and Operating Expenses:
  Cost of revenues (includes $797,
     $1,842, $9,272, $379 and $426 for
     revenues from affiliated companies;
     Note 6).............................   13,036    37,807    102,826      13,848       26,583
  Selling, general and administrative
     expenses (Note 6)...................    4,804    20,987     61,946       7,985       17,899
  Research and development expenses......    1,325     7,298     14,057       2,352        3,923
  Write-off of acquired technology
    (Note 2).............................       --     3,500         --          --           --
                                           -------   -------   --------     -------      -------
                                            19,165    69,592    178,829      24,185       48,405
                                           -------   -------   --------     -------      -------
Operating Income.........................    3,369     2,057     23,169       2,616        6,029
Interest Income..........................      819     1,280      2,431         725          998
Interest Expense (includes $0, $0,
  $7,624, $771 and $1,865 to related
  party; Note 6).........................       --    (1,873)    (7,725)       (856)      (2,003)
                                           -------   -------   --------     -------      -------
Income Before Provision for Income
  Taxes..................................    4,188     1,464     17,875       2,485        5,024
Provision for Income Taxes (Note 4)......    1,674     1,900      6,535         903        1,822
                                           -------   -------   --------     -------      -------
Net Income (Loss)........................  $ 2,514   $  (436)  $ 11,340     $ 1,582      $ 3,202
                                           =======   =======   ========     =======      =======
Earnings (Loss) per Share (Note 9):
  Basic..................................  $   .33   $  (.05)  $    .86     $   .15      $   .23
                                           =======   =======   ========     =======      =======
  Diluted................................  $   .33   $  (.05)  $    .79     $   .14      $   .21
                                           =======   =======   ========     =======      =======
Weighted Average Shares (Note 9):
  Basic..................................    7,694     8,542     13,232      10,624       14,086
                                           =======   =======   ========     =======      =======
  Diluted................................    7,694     8,542     16,367      13,694       17,299
                                           =======   =======   ========     =======      =======

  The accompanying notes are an integral part of these consolidated financial statements.

                         THERMO BIOANALYSIS CORPORATION

                           CONSOLIDATED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                          APRIL 4,
                                                                1996         1997           1998
                                                              --------    -----------     --------
                                                                                         (UNAUDITED)
                                                                                          --------
                            ASSETS
Current Assets:
  Cash and cash equivalents (includes $39,649, $10,158 and
    $13,012 under repurchase agreement with affiliated
    company)................................................  $ 45,476     $ 39,704       $ 43,526
  Accounts receivable, less allowances of $991, $6,232 and
    $5,926..................................................    17,265       47,210         45,146
  Inventories...............................................    14,592       38,635         39,282
  Prepaid income taxes (Note 4).............................     2,319        8,484          8,475
  Prepaid expenses and other current assets.................       618        4,221          5,446
  Due from parent company and affiliates....................       965           --             --
                                                              --------     --------       --------
                                                                81,235      138,254        141,875
                                                              --------     --------       --------
Property, Plant and Equipment, at Cost, Net.................     5,547       22,967         22,160
                                                              --------     --------       --------
Other Assets................................................     3,098        2,712          2,397
                                                              --------     --------       --------
Cost in Excess of Net Assets of Acquired Companies (Note
  2)........................................................    33,117      158,506        158,434
                                                              --------     --------       --------
                                                              $122,997     $322,439       $324,866
                                                              ========     ========       ========
          LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current Liabilities:
  Borrowings under overdraft facility.......................  $     --     $  2,465       $  3,190
  Accounts payable..........................................     4,282       12,596         12,618
  Accrued payroll and employee benefits.....................     2,616        8,482          6,504
  Accrued income taxes......................................     2,775        6,097          5,550
  Accrued acquisition expenses (Note 2).....................     1,857        5,110          4,198
  Other accrued expenses....................................     5,794       13,482         13,651
  Deferred revenue..........................................     4,161        3,675          4,821
  Due to parent company and affiliated companies (Note 2)...        --       35,846         38,371
                                                              --------     --------       --------
                                                                21,485       87,753         88,903
                                                              --------     --------       --------
Deferred Income Taxes (Note 4)..............................       196          139            139
                                                              --------     --------       --------
Long-term Obligations:
  Note payable to parent company (Note 6)...................        --       50,000         50,000
  Subordinated convertible note, due to parent company (Note
    6)......................................................    50,000       50,000         50,000
  Other.....................................................        --          204            198
                                                              --------     --------       --------
                                                                50,000      100,204        100,198
                                                              --------     --------       --------
Commitments and Contingency (Note 5)
Shareholders' Investment (Notes 2, 3 and 7):
  Common stock, $.01 par value, 25,000,000 shares
    authorized; 9,771,500, 14,081,448 and 14,091,470 shares
    issued..................................................        98          141            141
  Capital in excess of par value............................    47,882      131,483        131,585
  Retained earnings.........................................     1,707        9,633         11,788
  Treasury stock at cost, 392 shares in 1998................        --           --             (7)
  Cumulative translation adjustment.........................     1,629       (6,914)        (7,881)
                                                              --------     --------       --------
                                                                51,316      134,343        135,626
                                                              --------     --------       --------
                                                              $122,997     $322,439       $324,866
                                                              ========     ========       ========

  The accompanying notes are an integral part of these consolidated financial statements.

                         THERMO BIOANALYSIS CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                 THREE MONTHS ENDED
                                                                                                --------------------
                                                                                                MARCH 29,   APRIL 4,
                                                               1995        1996        1997       1997        1998
                                                              -------    --------    --------   ---------   --------
                                                                                                    (UNAUDITED)
OPERATING ACTIVITIES:
  Net income (loss).........................................  $ 2,514    $   (436)   $ 11,340   $  1,582    $  3,202
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
      Depreciation and amortization.........................      346       3,002       9,452      1,178       2,760
      Provision for losses on accounts receivable...........       --         210         606         10           5
      Deferred income tax expense (benefit).................      (60)         10        (948)        --          --
      Write-off of acquired technology (Note 2).............       --       3,500          --         --          --
      Changes in current accounts, excluding the effects of
        acquisitions:
        Accounts receivable.................................      388      (2,091)    (11,330)     2,749       2,062
        Inventories.........................................     (303)        548       1,970     (3,370)     (1,407)
        Other current assets................................     (698)        817       2,065     (2,179)     (1,136)
        Accounts payable....................................     (384)      1,706         145        450          29
        Due to/from parent company and affiliates...........     (781)       (264)      6,913     (2,334)    (10,342)
        Other current liabilities...........................      740       1,587      (3,519)     3,404         728
      Other.................................................       --          34          47         --          --
                                                              -------    --------    --------   --------    --------
          Net cash provided by (used in) operating
            activities......................................    1,762       8,623      16,741      1,490      (4,099)
                                                              -------    --------    --------   --------    --------
INVESTING ACTIVITIES:
  Acquisitions, net of cash acquired in 1996 (Note 2).......       --     (50,698)    (41,053)        --          --
  Cash acquired through acquisitions from Thermo Instrument
    in 1997 (Note 2)........................................       --          --      23,995     23,995          --
  Adjustment to acquisition purchase price (Note 2).........       --          --         955         --       9,075
  Purchases of property, plant and equipment................     (313)     (1,476)     (4,535)      (468)     (1,851)
  Proceeds from sale of property, plant and equipment.......       --          --         665         --          --
  Other.....................................................     (183)         --        (103)        --         220
                                                              -------    --------    --------   --------    --------
          Net cash provided by (used in) investing
            activities......................................     (496)    (52,174)    (20,076)    23,527       7,444
                                                              -------    --------    --------   --------    --------
FINANCING ACTIVITIES:
  Net proceeds from issuance of Company common stock
    (Note 7)................................................   14,918      20,782          21         --          95
  Proceeds from issuance of subordinated convertible note to
    parent company (Note 6).................................       --      50,000          --         --          --
  Proceeds from issuance of note payable to Thermo Electron
    (Note 6)................................................       --      30,000          --         --          --
  Repayment of note payable to Thermo Electron (Note 6).....       --     (30,000)         --         --          --
  Increase in bank overdraft facility, net..................       --          --       2,465        219         725
  Repayment of long-term debt...............................       --          --      (2,220)      (240)         --
  Transfer from parent company to fund income tax
    payments................................................    1,930          --          --         --          --
  Net transfer to parent company............................     (383)         --          --         --          --
  Other.....................................................       --          58          --         --          --
                                                              -------    --------    --------   --------    --------
          Net cash provided by (used in) financing
            activities......................................   16,465      70,840         266        (21)        820
                                                              -------    --------    --------   --------    --------
  Exchange Rate Effect on Cash..............................       (5)        440      (2,703)       732        (343)
                                                              -------    --------    --------   --------    --------
  Increase (Decrease) in Cash and Cash Equivalents..........   17,726      27,729      (5,772)    25,728       3,822
  Cash and Cash Equivalents at Beginning of Period..........       21      17,747      45,476     45,476      39,704
                                                              -------    --------    --------   --------    --------
  Cash and Cash Equivalents at End of Period................  $17,747    $ 45,476    $ 39,704   $ 71,204    $ 43,526
                                                              =======    ========    ========   ========    ========
CASH PAID FOR:
  Interest..................................................  $    --    $  1,848    $  7,736   $    609    $  1,324
                                                              =======    ========    ========   ========    ========
  Income taxes..............................................  $ 1,930    $    536    $  5,718   $    693    $  2,359
                                                              =======    ========    ========   ========    ========
NONCASH INVESTING ACTIVITIES (NOTE 2):
  Fair value of assets of acquired companies, including cash acquired of $23,995 in 1997 and the three months ended
    March 29, 1997..........................................  $    --    $ 68,356    $242,374   $242,374          --
  Cash paid for acquired companies..........................       --     (52,191)    (41,053)        --          --
  Issuance of Company common stock for acquired companies...       --          --     (83,533)   (83,533)         --
  Promissory note payable to parent company for acquired
    companies...............................................       --          --     (50,000)   (50,000)         --
  Debt payable to parent company for acquired companies.....       --          --     (37,861)   (78,914)         --
  Adjustments to purchase price due from parent company for
    acquired companies......................................       --          --       9,075      9,075          --
                                                              -------    --------    --------   --------    --------
      Liabilities assumed of acquired companies.............  $    --    $ 16,165    $ 39,002   $ 39,002    $     --
                                                              =======    ========    ========   ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                         THERMO BIOANALYSIS CORPORATION

               CONSOLIDATED STATEMENT OF SHAREHOLDERS' INVESTMENT
                                 (IN THOUSANDS)

                                                              COMMON
                                                              STOCK,
                                               NET PARENT      $.01     CAPITAL IN                             CUMULATIVE
                                                 COMPANY       PAR       EXCESS OF     RETAINED    TREASURY    TRANSLATION
                                               INVESTMENT     VALUE      PAR VALUE     EARNINGS     STOCK      ADJUSTMENT
                                               -----------    ------    -----------    --------    --------    -----------
BALANCE DECEMBER 31, 1994....................   $ 10,162       $ --      $     --      $    --      $   --       $    --
Net income prior to capitalization of
  Company....................................        371         --            --           --          --            --
Net transfer from parent company.............      1,547         --            --           --          --            --
Capitalization of Company....................    (12,080)        65        12,015           --          --            --
Net proceeds from issuance                            --         16        14,902           --          --            --
  of Company common stock
  (Note 7)...................................
Net income after capitalization of
  Company....................................         --         --            --        2,143          --            --
Translation adjustment.......................         --         --            --           --          --             5
                                                --------       ----      --------      -------      ------       -------
BALANCE DECEMBER 30, 1995....................         --         81        26,917        2,143          --             5
Net loss.....................................         --         --            --         (436)         --            --
Net proceeds from issuance of                         --         17        20,765           --          --            --
  Company common stock (Note 7)..............
Tax benefit related to employees' and                 --         --           200           --          --            --
  directors' stock plans.....................
Translation adjustment.......................         --         --            --           --          --         1,624
                                                --------       ----      --------      -------      ------       -------
BALANCE DECEMBER 28, 1996....................         --         98        47,882        1,707          --         1,629
Net income...................................         --         --            --       11,340          --            --
Deemed distribution to parent company for the         --         --            --       (3,414)         --            --
  acquisition of the Clinical Products Group
  of LSI (Note 2)............................
Issuance of Company common stock under                --         --            21           --          --            --
  employees' and directors' stock plans......
Tax benefit related to employees' and                 --         --            90           --          --            --
  directors' stock plans.....................
Issuance of Company common stock for the              --         13        16,855           --          --            --
  acquisition of the Biosystems Group of LSI
  (Note 2)...................................
Company common stock issuable for the                 --         30        66,635           --          --            --
  acquisition of the Clinical Products Group
  of LSI (Note 2)............................
Translation adjustment.......................         --         --            --           --          --        (8,543)
                                                --------       ----      --------      -------      ------       -------
BALANCE JANUARY 3, 1998......................         --        141       131,483        9,633          --        (6,914)

                                                                              (UNAUDITED)
Net income...................................         --         --            --        3,202          --           --
Deemed distribution to parent company for the         --         --            --       (1,047)         --           --
  acquisition of the Clinical Products Group
  of LSI.....................................
Issuance of Company common stock under                --         --           102           --          (7)          --
  employees' and directors' stock plans......
Translation adjustment.......................         --         --            --           --          --         (967)
                                                --------       ----      --------      -------      ------      -------
BALANCE APRIL 4, 1998........................   $     --       $141      $131,585      $11,788      $   (7)     $(7,881)
                                                ========       ====      ========      =======      ======      =======

  The accompanying notes are an integral part of these consolidated financial statements.

                         THERMO BIOANALYSIS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations

     The Company has three principal product lines: biomolecular instruments and consumables, clinical laboratory equipment and supplies and information management systems. The Company's biomolecular instruments and consumables are based on proprietary immunoassay, optical biosensor, polymerase chain reaction ("PCR"), MALDI-TOF mass spectometry, DNA amplification and capillary electrophoresis ("CE") technologies, and are used in pharmaceutical and biopharmaceutical research, as well as for clinical laboratory testing and diagnosis of patient samples. The Company's clinical laboratory business supplies a range of equipment and consumables with applications in cytology, histology, and pathology. The Company's information management systems business designs, implements and supports laboratory information management systems ("LIMS") and chromatography data systems for use in laboratories, industrial applications and clinical testing facilities.

 Relationship With Thermo Instrument Systems Inc. and Thermo Electron
 Corporation

     The Company was incorporated in February 1995 as a wholly owned subsidiary of Thermo Instrument Systems Inc., at which time Thermo Instrument transferred to the Company the assets related to certain elements of its Thermo Separation Products Inc. CE product line, its Finnigan MAT Ltd. MALDI-TOF division and its Eberline Instruments health physics instrumentation division in exchange for 6,500,000 shares of the Company's common stock. As of January 3, 1998, Thermo Instrument owned 10,806,930 shares of the Company's common stock, representing 77% of such stock outstanding. Such shares include the 1,300,000 shares issued to Thermo Instrument in connection with the acquisition of the Labsystems OY and Hybaid divisions of LSI and 3,007,930 shares issuable to Thermo Instrument in connection with the acquisition of the Clinical Products Group of LSI (Note 2). Thermo Instrument is an 82%-owned subsidiary of Thermo Electron Corporation. As of January 3, 1998, Thermo Electron owned 788,967 shares of the Company's common stock, representing 6% of such stock outstanding.

  Principles of Consolidation

     The accompanying financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated.

  Fiscal Year

     The Company has adopted a fiscal year ending the Saturday nearest December
31. References to 1995, 1996 and 1997 are for the fiscal years ended December 30, 1995, December 28, 1996 and January 3, 1998, respectively. Fiscal year 1995 and 1996 each included 52 weeks; 1997 included 53 weeks.

  Revenue Recognition

     The Company recognizes revenue upon shipment of its products. The Company provides a reserve for its estimate of warranty and installation costs at the time of shipment. The Company recognizes revenue from service contracts over the respective terms of the contracts. Information management systems revenue is recognized upon execution of the license agreement and delivery of the software when any ongoing service commitments are not critical to the functionality of the software; otherwise revenue on both the service and software components is recognized based on long-term contract accounting. Revenue from software maintenance contracts, including amounts bundled in initial software licenses, is recognized ratably over the term of the contract. Deferred revenue in the accompanying 1997 balance sheet consists of unearned revenue on service contracts and maintenance contracts, which will be recognized within one year.

                         THERMO BIOANALYSIS CORPORATION

  Software Development Costs

     In accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," software development costs are expensed as incurred until technological feasibility has been established. The Company believes that, under its current process for developing software, the software is essentially completed concurrently with the establishment of technological feasibility. Accordingly, no software development costs have been capitalized except for software recorded in connection with an acquisition (see "Other Assets").

  Stock-based Compensation Plans

     The Company applies Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock-based compensation plans (Note 3). Accordingly, no accounting recognition is given to stock options granted at fair market value until they are exercised. Upon exercise, net proceeds, including tax benefits realized, are credited to equity.

  Income Taxes

     In the period prior to the Company's initial public offering, the Company and Thermo Instrument were included in Thermo Electron's consolidated federal and certain state income tax returns. Subsequent to the Company's initial public offering in September 1996, Thermo Instrument's equity ownership of the Company was reduced below 80%, and as a result, the Company is required to file its own federal income tax return.

     In accordance with SFAS No. 109, "Accounting for Income Taxes," the Company recognizes deferred income taxes based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities, calculated using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return.

  Earnings (Loss) per Share

     During the fourth quarter of 1997, the Company adopted SFAS No. 128, "Earnings per Share" (Note 9). As a result, all previously reported earnings per share have been restated; however, basic and diluted loss per share equal the Company's previously reported loss per share for 1996. Basic earnings per share have been computed by dividing net income by the weighted average number of shares outstanding during the year. Diluted earnings per share have been computed assuming the conversion of convertible obligations and the elimination of the related interest expense, and the exercise of stock options, as well as their related income tax effects. For periods prior to the Company's February 1995 capitalization, shares issued in connection with such capitalization have been shown as outstanding for purposes of computing earnings per share.

  Cash and Cash Equivalents and Overdraft Facility

     At year-end 1996 and 1997, $39,649,000 and $10,158,000, respectively, of the Company's cash equivalents were invested in a repurchase agreement with Thermo Electron. Under this agreement, the Company in effect lends excess cash to Thermo Electron, which Thermo Electron collateralizes with investments principally consisting of corporate notes, commercial paper, U.S. government-agency securities, money market funds and other marketable securities, in the amount of at least 103% of such obligation. The Company's funds subject to the repurchase agreement are readily convertible into cash by the Company. The repurchase agreement earns a rate based on the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter. Cash equivalents are carried at cost, which approximates market value.

                         THERMO BIOANALYSIS CORPORATION

     Beginning in 1997, the Company has an overdraft facility for use by certain of its European subsidiaries. As of January 3, 1998, the Company had $2,465,000 outstanding under the facility, the repayment of which was guaranteed by Thermo Electron. Borrowings under the facility carried an interest rate of 7.2% during 1997.

  Inventories

     Inventories are stated at the lower of cost (on a weighted average basis) or market value and include materials, labor and manufacturing overhead. The components of inventories are as follows:

                                                               1996       1997
                                                              -------    -------
                                                                (IN THOUSANDS)
Raw materials and supplies..................................  $ 7,473    $12,818
Work in process.............................................    1,064      3,238
Finished goods..............................................    6,055     22,579
                                                              -------    -------
                                                              $14,592    $38,635
                                                              =======    =======

  Property, Plant and Equipment

     The costs of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the property as follows: buildings and improvements, 15 to 30 years; machinery and equipment, 2 to 10 years; and leasehold improvements, the shorter of the term of the lease or the life of the asset. Property, plant and equipment consists of the following:

                                                               1996       1997
                                                              -------    -------
                                                                (IN THOUSANDS)
Land........................................................  $   285    $   602
Buildings...................................................    2,603      6,659
Machinery, equipment and leasehold improvements.............    9,241     27,144
                                                              -------    -------
                                                               12,129     34,405
Less: Accumulated depreciation and amortization.............    6,582     11,438
                                                              -------    -------
                                                              $ 5,547    $22,967
                                                              =======    =======

  Other Assets

     Other assets in the accompanying balance sheet primarily represents the cost of acquired product technology and capitalized software associated with the 1996 acquisition of the Affinity Sensors and LabSystems divisions of Fisons and the 1997 acquisition of the Hybaid division of LSI (Note 2). These assets are being amortized using the straight-line method over their estimated useful lives of 8 years. These assets were $2,997,000 and $2,545,000, net of accumulated amortization of $295,000 and $557,000, at year-end 1996 and 1997, respectively.

  Cost in Excess of Net Assets of Acquired Companies

     The excess of cost over the fair value of net assets of acquired companies is amortized using the straight-line method over 40 years. Accumulated amortization was $1,010,000 and $4,466,000 at year-end 1996 and 1997, respectively. The Company assesses the future useful life of this asset whenever events or changes in circumstances indicate that the current useful life has diminished. The Company considers the future

                         THERMO BIOANALYSIS CORPORATION
undiscounted cash flows of the acquired companies in assessing the recoverability of this asset. If impairment has occurred, any excess of carrying value over fair value is recorded as a loss.

  Foreign Currency

     All assets and liabilities of the Company's foreign subsidiaries are translated at year-end exchange rates, and revenues and expenses are translated at average exchange rates for the year in accordance with SFAS No. 52, "Foreign Currency Translation." Resulting translation adjustments are reflected as a separate component of shareholders' investment titled "Cumulative translation adjustment." Foreign currency transaction gains and losses are included in the accompanying statement of operations and are not material for the three years presented.

  Forward Contracts

     The Company uses short-term forward foreign exchange contracts to manage certain exposures to foreign currencies. The Company enters into forward foreign exchange contracts to hedge firm purchase and sale commitments denominated in currencies other than its subsidiaries' local currencies. These contracts principally hedge transactions denominated in U.S. dollars, British pounds sterling and German deutsche marks. The purpose of the Company's foreign currency hedging activities is to protect the Company's local currency cash flows related to these commitments from fluctuations in foreign exchange rates. Gains and losses arising from forward foreign exchange contracts are recognized as offsets to gains and losses resulting from the transactions being hedged. The Company does not enter into speculative foreign currency agreements.

  Fair Value of Financial Instruments

     The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, due from parent company and affiliated companies, accounts payable, payable to parent company, a subordinated convertible note and forward foreign exchange contracts. The carrying amounts of these financial instruments, with the exception of the payable to parent company, subordinated convertible note, and forward foreign exchange contracts, approximate fair value due to their short-term nature. See Note 6 for fair value information pertaining to the Company's payable to parent company and subordinated convertible note.

     The Company had forward foreign exchange contracts of $212,000 and $3,675,000 outstanding at year-end 1996 and 1997, respectively. The fair value of such contracts is the estimated amount that the Company would receive upon termination of the contract, taking into account the change in foreign exchange rates. The fair value of the Company's forward foreign exchange contracts receivable (payable) was $11,000 and ($24,000) at year-end 1996 and 1997, respectively.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Presentation

     Certain amounts in 1996 have been reclassified to conform to the presentation in the 1997 financial statements.

                         THERMO BIOANALYSIS CORPORATION

  Interim Financial Statements

     The financial statements as of April 4, 1998 and for the three-month periods ended March 29, 1997 and April 4, 1998 are unaudited but, in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair presentation of results for these interim periods. The results of operations for the three-month period ended April 4, 1998 are not necessarily indicative of the results to be expected for the entire year.

2.  ACQUISITIONS

  Acquisitions Effective in 1997

     In March 1997, Thermo Instrument acquired approximately 95% of the outstanding shares of Life Sciences International PLC ("LSI"), a London Stock Exchange-listed company. Subsequently, Thermo Instrument acquired the remaining shares of LSI capital stock. On May 6, 1997, the Company agreed to acquire Labsystems OY and Hybaid, which comprised the Biosystems Group of LSI, from Thermo Instrument. Labsystems OY, based in Finland, manufactures microplate-based immunoassay instruments and liquid-handling equipment. Hybaid, based in the U.K., manufactures thermal cyclers and consumables for DNA amplification. The aggregate purchase price for Labsystems OY and Hybaid is approximately $102,451,000, which consists of: a) approximately $91,500,000 for the net operating assets of the acquired businesses plus b) $11,000,000 for an equivalent amount of cash held by the acquired businesses. The purchase price for the net operating assets represents the sum of the net book value, exclusive of cash, of the businesses as of the date that Thermo Instrument acquired LSI, plus a percentage of Thermo Instrument's total cost in excess of net assets acquired associated with its acquisition of LSI, based on the aggregate 1996 revenues of Labsystems OY and Hybaid relative to LSI's 1996 consolidated revenues. The Company believes that this allocation methodology is reasonable and in accordance with the guidance provided by Staff Accounting Bulletin 55 (Topic 1:B). The purchase price was subject to a post-closing adjustment based on final determination of the net book value, exclusive of cash, of the acquired businesses and a final calculation of Thermo Instrument's total cost in excess of net assets acquired associated with the acquisition of LSI. The Company and Thermo Instrument have finalized the post-closing adjustment, which resulted in a cash refund of approximately $5.1 million that the Company received during the first quarter of 1998. Such amount is included in due from parent company and affiliated companies in the accompanying 1997 balance sheet.

     Of the $102,451,000 aggregate purchase price, the Company paid approximately $35,583,000 in cash to Thermo Instrument in June 1997, issued a $50,000,000 promissory note to Thermo Instrument and, following approval by the Company's shareholders, issued to Thermo Instrument in April 1998 1,300,000 shares of Company common stock, valued at approximately $16,868,000, or $12.98 per share, representing the five-day average (April 28, 1997 through May 2, 1997) for the period preceding the date the transaction was approved by the Company's and Thermo Instrument's respective boards of directors. The Company believes that this five-day average is appropriate as it most closely represents the value of Company common stock on the date the Company became obligated to transfer such shares to Thermo Instrument. The $50,000,000 promissory note, which bears interest at the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter, is due on July 15, 1999.

     Because the Company, Labsystems OY and Hybaid were deemed for accounting purposes to be under control of their common majority owner, Thermo Instrument, the transaction has been accounted for in a manner similar to a pooling of interests. Accordingly, the accompanying 1997 financial statements include the results of Labsystems OY and Hybaid from March 12, 1997, the date these businesses were acquired by Thermo Instrument, and the 1,300,000 shares issued to Thermo Instrument have been deemed outstanding from that date and are therefore included in the computation of earnings per share.

                         THERMO BIOANALYSIS CORPORATION

     In July 1997, the Company agreed to acquire Labsystems Japan from Thermo Instrument for approximately $5,900,000 in cash. Labsystems Japan was acquired by Thermo Instrument as part of its acquisition of LSI. The purchase price for Labsystems Japan was determined in a manner similar to that for Labsystems OY and Hybaid. Subsequent to the initial determination of the purchase price, the Company assumed certain additional trade payables totaling approximately $4.4 million, which resulted in a corresponding decrease in the purchase price. Of the $4.4 million purchase price adjustment, $0.4 million was received in 1997 and the remainder is included in due from parent company and affiliated companies in the accompanying 1997 balance sheet. Such adjustment was received during the first quarter of 1998. Labsystems Japan distributes products manufactured by Labsystems OY and other LSI companies. The acquisition of Labsystems Japan has been treated for accounting purposes in a manner similar to the acquisition of Labsystems OY and Hybaid. Accordingly, the accompanying 1997 financial statements include the results of Labsystems Japan from March 12, 1997.

     In May 1998, the Company agreed to acquire the Clinical Products Group of LSI, which is comprised of Shandon Inc. and its related businesses, including ALKO Diagnostic, from Thermo Instrument. The Clinical Products Group provides equipment and consumables for cytology, histology and pathology applications. It also supplies consumables for blood gas and ISE analyzers. The net purchase price for the Clinical Products Group is approximately $66,665,000, which represents the sum of the net book value of the businesses as of April 4, 1998, plus a percentage of Thermo Instrument's total cost in excess of net assets acquired associated with its acquisition of LSI, based on the 1996 revenues of the Clinical Products Group relative to LSI's 1996 consolidated revenues. The Company believes that this allocation methodology is reasonable and in accordance with the guidance provided by Staff Accounting Bulletin 55 (Topic 1:B).

     The net purchase price for the Clinical Products Group will be paid with 3,007,930 shares of Company common stock valued at $22.16 per share, representing the five-day average for the period preceding the date the parties reached agreement in principle on the material terms of the transaction. Issuance of the common stock will occur immediately after the listing upon the American Stock Exchange of the 3,007,930 shares of Company common stock issuable to Thermo Instrument, which will require approval by the Company's shareholders. Because Thermo Instrument is the Company's majority shareholder and intends to vote its shares in favor of such listing, the approval is assured. In addition to the shares of Company common stock to be issued to Thermo Instrument, the Company will assume approximately $37,861,000 of existing indebtedness owed by the Clinical Products Group to Thermo Instrument, making the gross purchase price approximately $104,526,000. This amount included $12,013,000 for an equivalent amount of cash acquired. The existing indebtedness owed to Thermo Instrument is due January 2, 1999 and bears interest at the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter.

     The acquisition of the Clinical Products Group has been treated for accounting purposes in a manner similar to the acquisition of Labsystems OY and Hybaid. Accordingly, the accompanying 1997 financial statements include the results of the Clinical Products Group from March 12, 1997, and the shares issuable subject to shareholder vote have been deemed outstanding from that date and are therefore included in the computation of earnings per share. The purchase price for the Clinical Products Group included $3,414,000 for the increase in net book value from the date the Clinical Products Group was acquired by Thermo Instrument. This amount was recorded as a deemed distribution from retained earnings, reflecting consideration to Thermo Instrument for the earnings of the Clinical Products Group from the date of the acquisition by Thermo Instrument.

  Acquisitions Effective in 1996

     In February 1996, the Company acquired substantially all of the assets, subject to certain liabilities, of the Dynex Technologies division of Dynatech Corporation for $43,191,000 in cash. During 1997, the Company negotiated a post-closing adjustment in accordance with the terms of the purchase agreement, resulting in a

                         THERMO BIOANALYSIS CORPORATION
refund of $955,000 that has been recorded as a reduction to cost in excess of net assets of acquired companies. Dynex designs, manufactures, and markets products used in the immunoassay segment of the bioinstrumentation market. This acquisition has been accounted for using the purchase method of accounting, and Dynex's results have been included in the accompanying financial statements from the date of acquisition.

     On March 29, 1996, Thermo Instrument acquired a substantial portion of the businesses comprising the Scientific Instruments Division of Fisons, a wholly owned subsidiary of Rhone-Poulenc Rorer Inc. In July 1996, the Company acquired from Thermo Instrument two businesses formerly part of Fisons, Affinity Sensors and LabSystems, for an aggregate purchase price of $9,000,000 in cash. The purchase price for Affinity Sensors and LabSystems represents the sum of the net tangible book value of those businesses on March 29, 1996, plus a percentage of Thermo Instrument's intangible assets associated with its acquisition of the Fisons businesses, based on the aggregate 1994 and 1995 revenues of the acquired businesses relative to the aggregate 1994 and 1995 revenues of the Fisons businesses. The Company believes that this allocation methodology is reasonable and in accordance with the guidance provided by Staff Accounting Bulletin 55 (Topic 1:B). Affinity Sensors supplies biosensors used in life sciences research by the pharmaceutical and biotechnology industries, universities and medical research institutes. LabSystems designs, implements and supports laboratory information management systems and chromatography data systems used in research and development, quality assurance and control and processing plants. Because the Company, Affinity Sensors and LabSystems were deemed for accounting purposes to be under control of their common majority owner, Thermo Instrument, the transaction has been accounted for in a manner similar to a pooling of interests. Accordingly, the accompanying financial statements include the results of Affinity Sensors and LabSystems from March 29, 1996, the date these businesses were acquired by Thermo Instrument. The acquired assets of Affinity Sensors and LabSystems included certain technologies for which technological feasibility had not been established at the acquisition date and which had no alternative future use. In connection with the acquisitions, the Company wrote off such technology in the amount of $3,500,000, which represents the portion of the purchase price allocated to technology in development at the acquired businesses, based on estimated replacement cost.

     The aggregate cost of the Clinical Products Group of LSI, the Labsystems OY and Hybaid divisions of LSI and Dynex exceeded the estimated fair value of the acquired net assets by $167,151,000, which is being amortized over 40 years. Allocation of the purchase price for these acquisitions was based on estimates of the fair value of the net assets acquired.

     In connection with the acquisition of the Clinical Products Group of LSI and the Labsystems OY and Hybaid divisions of LSI, the Company is in the process of restructuring the acquired businesses. This restructuring is expected to primarily include reductions in staffing levels and, to a lesser extent, costs for termination of certain joint venture arrangements. In accordance with the requirements of EITF 95-3, as part of the cost of the acquisition, the Company has established reserves of approximately $8,536,000, of which the Company expended $3,426,000 during 1997, primarily for severance payments. Unresolved matters at year-end 1997 included completing planned severances and termination of joint ventures. Finalization of the Company's plan for restructuring the acquired businesses occurred during the first quarter of 1998.

     In addition to the restructuring activities described above, during 1996 the Company had undertaken a restructuring in connection with its February 1996 acquisition of Dynex. The restructuring activities primarily included reductions of staffing, including manufacturing, sales and administrative personnel within the acquired business, and, to a lesser extent, abandonment of excess facilities. In connection with these restructuring activities, the Company established reserves of $2,259,000 in 1996. During 1996, the Company expended $548,000 for severance and $367,000 for other exit costs, including lease payments on abandoned facilities. The Company finalized its restructuring plan for Dynex in 1996. During 1997, the Company expended $556,000 for these matters, which primarily represented severance, and reversed its remaining reserve of $788,000 with a corresponding decrease to cost in excess of net assets of acquired companies.

                         THERMO BIOANALYSIS CORPORATION

3.  EMPLOYEE BENEFIT PLANS

  Stock-based Compensation Plans

     Stock Option Plans

     The Company has two stock-based compensation plans for its key employees, directors and others, adopted in 1995 and 1997, which permit the grant of a variety of stock and stock-based awards as determined by the human resources committee of the Company's Board of Directors (the "Board Committee"), including restricted stock, stock options, stock bonus shares or performance-based shares. To date, only nonqualified stock options have been granted under these plans. The option recipients and the terms of options granted under these plans are determined by the Board Committee. Options granted to date are immediately exercisable, but are subject to certain transfer restrictions and the right of the Company to repurchase shares issued upon exercise of the options at the exercise price, upon certain events. The restrictions and repurchase rights generally lapse ratably over a five- to ten-year period, depending on the term of the option, which generally ranges from seven to twelve years. Nonqualified stock options may be granted at any price determined by the Board Committee, although incentive stock options must be granted at not less than the fair market value of the Company's stock on the date of grant. To date, all options have been granted at fair market value. The Company also has a directors' stock option plan, adopted in November 1995, that provides for the grant of stock options to outside directors pursuant to a formula approved by the Company's shareholders. Options granted under this plan have the same general terms as options granted to date under the stock-based compensation plan described above, except that the option term is five years and the transfer restrictions and repurchase rights generally lapse ratably over a four-year period. In addition to the Company's stock-based compensation plans, certain officers and key employees may also participate in the stock-based compensation plans of Thermo Instrument and Thermo Electron.

     A summary of the Company's stock option activity is as follows:

                                              1995                1996                1997
                                        -----------------   -----------------   -----------------
                                                 WEIGHTED            WEIGHTED            WEIGHTED
                                        NUMBER   AVERAGE    NUMBER   AVERAGE    NUMBER   AVERAGE
                                          OF     EXERCISE     OF     EXERCISE     OF     EXERCISE
                                        SHARES    PRICE     SHARES    PRICE     SHARES    PRICE
                                        ------   --------   ------   --------   ------   --------
                                                          (SHARES IN THOUSANDS)
Options outstanding, beginning of
  year................................    --      $   --      30      $10.00     717      $11.27
  Granted.............................    30       10.00     713       11.28     282       15.71
  Exercised...........................    --          --      --          --      (2)      10.38
  Forfeited...........................    --          --     (26)      10.00     (90)      13.60
                                          --                 ---                 ---
Options outstanding, end of year......    30      $10.00     717      $11.27     907      $12.42
                                          ==      ======     ===      ======     ===      ======
Options exercisable...................    --      $   --     717      $11.27     907      $12.42
                                          ==      ======     ===      ======     ===      ======
Options available for grant...........    70                 183                 291
                                          ==                 ===                 ===

     A summary of the status of the Company's stock options at January 3, 1998, is as follows:

                                                       OPTIONS OUTSTANDING AND EXERCISABLE
                                                       ------------------------------------
                                                                                   WEIGHTED
                                                                WEIGHTED AVERAGE   AVERAGE
                                                       NUMBER      REMAINING       EXERCISE
RANGE OF EXERCISE PRICES                               SHARES   CONTRACTUAL LIFE    PRICE
------------------------                               ------   ----------------   --------
                                                              (SHARES IN THOUSANDS)
$10.00 - $11.84......................................   392        9.4 years        $10.00
 11.85 -  13.69......................................   270        9.5 years         12.92
 13.70 -  15.53......................................   214        9.0 years         15.50
 15.54 -  17.38......................................    31        7.0 years         17.38
                                                        ---
$10.00 - $17.38......................................   907        9.3 years        $12.42
                                                        ===

                         THERMO BIOANALYSIS CORPORATION

     Employee Stock Purchase Program

     Effective November 1, 1997, substantially all of the Company's full-time employees are eligible to participate in an employee stock purchase program sponsored by the Company and Thermo Electron, under which employees can purchase shares of the Company's and Thermo Electron's common stock. Prior to November 1, 1997, the program was sponsored by Thermo Instrument and Thermo Electron. Under this program, the applicable shares of common stock can be purchased at the end of a 12-month period at 95% of the fair market value at the beginning of the period, and the shares purchased are subject to a six-month resale restriction. Prior to November 1, 1995, the applicable shares of common stock could be purchased at 85% of the fair market value at the beginning of the period, and the shares purchased were subject to a one-year resale restriction. Shares are purchased through payroll deductions of up to 10% of each participating employee's gross wages.

  Pro Forma Stock-based Compensation Expense

     In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-based Compensation," which sets forth a fair-value based method of recognizing stock-based compensation expense. As permitted by SFAS No. 123, the Company has elected to continue to apply APB No. 25 to account for its stock-based compensation plans. Had compensation cost for awards in 1997, 1996 and 1995 under the Company's stock-based compensation plans been determined based on the fair value at the grant dates consistent with the method set forth under SFAS No. 123, the effect on the Company's net income (loss) and earnings (loss) per share would have been as follows:

                                                       1995            1996            1997
                                                     ---------       --------       ----------
                                                      (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Net income (loss):
  As reported......................................   $2,514          $(436)         $11,340
  Pro forma........................................    2,477           (863)          10,850
Basic earnings (loss) per share:
  As reported......................................      .33           (.05)             .86
  Pro forma........................................      .32           (.10)             .82
Diluted earnings (loss) per share:
  As reported......................................      .33           (.05)             .79
  Pro forma........................................      .32           (.10)             .76

     Pro forma compensation expense for options granted is reflected over the vesting period; therefore, future pro forma compensation expense may be greater as additional options are granted.

     The weighted average fair value per share of options granted was $2.93, $5.36 and $6.73 in 1995, 1996 and 1997, respectively. The fair value of each option grant was estimated on the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                       1995         1996         1997
                                                     ---------    ---------    ---------
Volatility.........................................        26%          26%          28%
Risk-free interest rate............................       6.5%         6.2%         6.4%
Expected life of options...........................  3.5 years    8.1 years    6.4 years

     The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option-pricing models require the input of highly subjective assumptions, including expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's

                         THERMO BIOANALYSIS CORPORATION
opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

  Defined Contribution Savings Plans

     Substantially all of the Company's full-time U.S. employees, other than employees of Shandon Inc., are eligible to participate in a 401(k) savings plan. Contributions to the 401(k) savings plan are made by both the employee and the Company. Company contributions are based upon the level of employee contributions. For these plans, the Company contributed and charged to expense $128,000, $285,000 and $433,000 in 1995, 1996 and 1997, respectively. Shandon
Inc. has a defined contribution plan covering all eligible employees. Contributions by the Company are required based on a percentage of eligible compensation annually. The plan does not provide for employee contributions. For this plan, the Company contributed and charged to expense $430,000 in 1997.

4.  INCOME TAXES

     The components of income before provision for income taxes are as follows:

                                                           1995      1996      1997
                                                          ------    ------    -------
                                                                (IN THOUSANDS)
  Domestic............................................    $3,828    $1,786    $15,727
  Foreign.............................................       360      (322)     2,148
                                                          ------    ------    -------
                                                          $4,188    $1,464    $17,875
                                                          ======    ======    =======

     The components of the provision for income taxes are as follows:

                                                            1995      1996      1997
                                                           ------    ------    ------
                                                                 (IN THOUSANDS)
Currently payable:
  Federal................................................  $1,331    $  487    $5,255
  State..................................................     284        93       729
  Foreign................................................     119     1,310     1,499
                                                           ------    ------    ------
                                                            1,734     1,890     7,483
                                                           ------    ------    ------
Net deferred (prepaid):
  Federal................................................     (50)        8      (381)
  State..................................................     (10)        2       (81)
  Foreign................................................      --        --      (486)
                                                           ------    ------    ------
                                                              (60)       10      (948)
                                                           ------    ------    ------
                                                           $1,674    $1,900    $6,535
                                                           ======    ======    ======

     The Company receives a tax deduction upon exercise of nonqualified stock options by employees for the difference between the exercise price and the market price of the underlying common stock on the date of exercise. The provision for income taxes that is currently payable does not reflect $200,000 and $90,000 of such benefits that have been allocated to capital in excess of par value in 1996 and 1997, respectively, resulting primarily from employee exercises of stock options in affiliated companies.

                         THERMO BIOANALYSIS CORPORATION

     The provision for income taxes in the accompanying statement of operations differs from the provision calculated by applying the statutory federal income tax rate of 34% to income before provision for income taxes due to the following:

                                                            1995      1996      1997
                                                           ------    ------    ------
                                                                 (IN THOUSANDS)
Provision for income taxes at statutory rate.............  $1,424    $  498    $6,078
Increases (decreases) resulting from:
  State income taxes, net of federal tax.................     181        63       428
  Net foreign losses not benefited and tax rate
     differential........................................      (7)      229       283
  Tax benefit of foreign sales corporation...............      (6)      (23)      (37)
  Write-off of acquired technology (Note 2)..............      --     1,190        --
  Amortization of cost in excess of net assets of
     acquired companies..................................       6         6        20
Other, net...............................................      76       (63)     (237)
                                                           ------    ------    ------
                                                           $1,674    $1,900    $6,535
                                                           ======    ======    ======

     Prepaid income taxes and deferred income taxes in the accompanying balance sheet consist of the following:

                                                               1996      1997
                                                              ------    ------
                                                               (IN THOUSANDS)
Prepaid income taxes:
  Reserves and accruals.....................................  $1,872    $7,235
  Net operating loss........................................      --       609
  Inventory basis difference................................     370     1,145
  Allowance for doubtful accounts...........................      77       104
                                                              ------    ------
                                                               2,319     9,093
  Less: Valuation allowance.................................      --       609
                                                              ------    ------
                                                              $2,319    $8,484
                                                              ======    ======
Deferred income taxes:
  Depreciation..............................................  $  196    $  139
                                                              ======    ======

     At year-end 1997, the Company had foreign net operating loss carryforwards of approximately $1,365,000 for which a valuation allowance has been established due to uncertainty surrounding their realizability. Of this amount, approximately $167,000 expires in 2002 and the remainder do not expire.

     A provision has not been made for U.S. or additional foreign taxes on $8,400,000 of undistributed earnings of foreign subsidiaries that could be subject to taxation if remitted to the U.S. because the Company currently plans to keep these amounts permanently reinvested overseas.

5.  COMMITMENTS AND CONTINGENCY

  Operating Leases

     The Company leases portions of its office and operating facilities under various noncancellable operating lease arrangements that expire at various dates through 2016. The accompanying statement of operations includes expenses from operating leases of $69,000, $1,401,000 and $2,327,000 in 1995, 1996 and 1997,
respectively. Future minimum payments due under noncancellable operating leases as of January 3, 1998, are

                         THERMO BIOANALYSIS CORPORATION

$3,973,000 in 1998; $3,580,000 in 1999; $3,208,000 in 2000; $2,479,000 in 2001;
$1,859,000 in 2002; and $2,873,000 in 2003 and thereafter. Total future minimum lease payments are $17,972,000.

  Contingency

     As a result of the acquisition of Affinity Sensors, formerly part of the Fisons businesses acquired by Thermo Instrument (Note 2), the Company has been named a defendant in a dispute alleging patent infringement brought by Biacore AB and Biacore, Inc. In general, an owner of intellectual property can prevent others from using such property and is entitled to damages for unauthorized past usage. The Company is vigorously defending this matter, although the Company believes that it is entitled to indemnification for any losses on such matter by Rhone-Poulenc Rorer under the purchase agreement between Thermo Instrument and Rhone-Poulenc Rorer for the initial purchase of the Fisons businesses. Accordingly, the Company does not expect that this contingency will materially affect its future results of operations or financial position.

6.  RELATED-PARTY TRANSACTIONS

  Corporate Services Agreement

     The Company and Thermo Electron have a corporate services agreement under which Thermo Electron's corporate staff provides certain administrative services, including certain legal advice and services, risk management, certain employee benefit administration, tax advice and preparation of tax returns, centralized cash management and certain financial and other services, for which the Company paid Thermo Electron annually an amount equal to 1.0% of the Company's revenues in 1997 and 1996 and 1.20% of the Company's revenues in 1995. For these services, the Company was charged $270,000, $716,000 and $2,020,000 in 1995, 1996 and 1997, respectively. Beginning in fiscal 1998, the Company will pay an annual fee equal to 0.8% of the Company's revenues. The annual fee is reviewed and adjusted annually by mutual agreement of the parties. The corporate services agreement is renewed annually but can be terminated upon 30 days' prior notice by the Company or upon the Company's withdrawal from the Thermo Electron Corporate Charter (the Thermo Electron Corporate Charter defines the relationship among Thermo Electron and its majority-owned subsidiaries). Management believes that the service fee charged by Thermo Electron is reasonable and that such fees are representative of the expenses the Company would have incurred on a stand-alone basis. For additional items such as employee benefit plans, insurance coverage and other identifiable costs, Thermo Electron charges the Company based upon costs attributable to the Company.

  Other Related-party Transactions

     The Company purchases and sells products in the ordinary course of business with other companies affiliated with Thermo Electron. Sales of such products to affiliated companies totaled $1,834,000, $6,298,000 and $16,667,000 in 1995,
1996 and 1997, respectively. Purchases of products from affiliated companies totaled $212,000, $539,000 and $3,467,000 in 1995, 1996 and 1997, respectively.

     Prior to 1996, a majority-owned subsidiary of Thermo Instrument acted as a commission-based sales agent for certain of the Company's products. The Company paid $1,263,000 under this arrangement in 1995.

     In addition, a majority-owned subsidiary of Thermo Instrument assembles certain of the Company's products. For these services, the Company paid $600,000, $471,000 and $632,000 in 1995, 1996 and 1997, respectively.

  Operating Leases

     In addition to the operating leases discussed in Note 5, the Company leases certain manufacturing space from ThermoQuest Corporation, a majority-owned subsidiary of Thermo Instrument, as a tenant-at-will,

                         THERMO BIOANALYSIS CORPORATION
subject to a six-month cancellation provision. The accompanying statement of operations includes expenses from this operating lease of $105,000, $105,000 and $74,000 in 1995, 1996 and 1997, respectively.

  Repurchase Agreement

     The Company invests excess cash in a repurchase agreement with Thermo Electron as discussed in Note 1.

  Short- and Long-term Obligations

     In May 1998, the Company agreed to acquire the Clinical Products Group of LSI from Thermo Instrument (Note 2). The purchase price included the assumption of approximately $37,861,000 of existing indebtedness owed by the Clinical Products Group of LSI to Thermo Instrument. Such debt, which is included in due to parent company and affiliated companies in the accompanying 1997 balance sheet, bears interest at the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter, and is due on January 2, 1999. The fair value of this debt approximates its carrying value due to its variable interest rate.

     In May 1997, the Company agreed to purchase Labsystems OY and Hybaid from Thermo Instrument (Note 2). The purchase price for such businesses included a $50,000,000 promissory note that bears interest at the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter, and which is due on July 15, 1999. The fair value of this promissory note approximates its carrying value due to its variable interest rate.

     In July 1996, the Company issued to Thermo Instrument a $50,000,000 principal amount 4.875% subordinated convertible note, due 2001, convertible into shares of the Company's common stock at $16.50 per share. The fair value of the subordinated convertible note was $62,500,000 at year-end 1997, primarily due to the market price of the Company's common stock exceeding the conversion price of the note, and approximated its carrying value at year-end 1996, primarily due to the quoted market price of the Company's common stock and prevailing market interest rates.

     In February 1996, the Company borrowed $30,000,000 from Thermo Electron pursuant to a promissory note due February 1997 and bearing interest at the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter. This note was repaid in July 1996 with proceeds from the $50,000,000 subordinated convertible note issued to Thermo Instrument.

7.  COMMON STOCK

     In September and October 1996, the Company sold 1,670,000 shares of its common stock in an initial public offering at $14.00 per share for net proceeds of $20,782,000.

     In March 1995, the Company sold 700,000 shares of its common stock in a private placement at $10.00 per share for net proceeds of $6,530,000. In April 1995, the Company sold 901,500 shares of its common stock in a private placement for net proceeds of $8,388,000.

     At January 3, 1998, the Company had reserved 4,303,203 unissued shares of its common stock for possible issuance under stock-based compensation plans and for issuance upon possible conversion of the 4.875% subordinated convertible note.

                         THERMO BIOANALYSIS CORPORATION

8.  GEOGRAPHICAL INFORMATION AND SIGNIFICANT CUSTOMER

     The following table shows data for the Company by geographical area.

                                                               1995        1996        1997
                                                              -------    --------    --------
                                                                      (IN THOUSANDS)
Revenues:
  United States.............................................  $17,741    $ 43,098    $ 96,146
  Finland...................................................       --          --      40,520
  United Kingdom............................................    4,793      27,817      61,457
  Other Europe..............................................       --      11,228      42,080
  Asia......................................................       --       3,381      12,118
  Other.....................................................       --          --         897
  Transfers among geographical areas(a).....................       --     (13,875)    (51,220)
                                                              -------    --------    --------
                                                              $22,534    $ 71,649    $201,998
                                                              =======    ========    ========
Income before provision for income taxes:
  United States.............................................  $ 3,321    $  3,398    $ 16,401
  Finland...................................................       --          --      11,199
  United Kingdom(b).........................................      360      (1,061)       (914)
  Other Europe..............................................       --         621         550
  Asia......................................................       --         577         136
  Other.....................................................       --          --         212
  Corporate and eliminations(c).............................     (312)     (1,478)     (4,415)
                                                              -------    --------    --------
  Total operating income....................................    3,369       2,057      23,169
  Interest income (expense), net............................      819        (593)     (5,294)
                                                              -------    --------    --------
                                                              $ 4,188    $  1,464    $ 17,875
                                                              =======    ========    ========
Identifiable assets:
  United States.............................................  $29,022    $ 47,096    $108,969
  Finland...................................................       --          --      82,621
  United Kingdom............................................    3,885      27,720      86,025
  Other Europe..............................................       --       6,467      30,934
  Asia......................................................       --       1,149       4,060
  Other.....................................................       --          --         278
  Corporate(d)..............................................       --      40,565       9,552
                                                              -------    --------    --------
                                                              $32,907    $122,997    $322,439
                                                              =======    ========    ========
Export revenues included in United States revenues
  above(e)..................................................  $ 2,741    $  3,432    $  9,060
                                                              =======    ========    ========

---------------
(a) Transfers among geographical areas are accounted for at prices that are representative of transactions with unaffiliated parties.

(b) Includes a write-off of acquired technology in 1996 of $3,500,000 related to the acquisitions of Affinity Sensors and LabSystems.

(c) Primarily corporate general and administrative expenses.

(d) Primarily cash and cash equivalents.

(e) In general, export sales are denominated in U.S. dollars.

                         THERMO BIOANALYSIS CORPORATION

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONCLUDED)

     U.S. government agencies accounted for 24% of the Company's total revenues in 1995. No customer accounted for 10% or more of the Company's total revenues in 1996 or 1997.

9.  EARNINGS (LOSS) PER SHARE

     Basic and diluted earnings (loss) per share were calculated as follows:

                                                                                      THREE MONTHS
                                                                                         ENDED
                                                                                  --------------------
                                                                                  MARCH 29,   APRIL 4,
                                                       1995     1996     1997       1997        1998
                                                      ------   ------   -------   ---------   --------
                                                          (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                                                                      (UNAUDITED)
Basic
Net income (loss)...................................  $2,514   $ (436)  $11,340    $ 1,582    $ 3,202
                                                      ------   ------   -------    -------    -------
Weighted average shares.............................   7,694    8,542     9,772      9,772      9,778
Shares issuable for acquisition of the Labsystems OY
  and Hybaid divisions of LSI (Note 2)..............      --       --     1,044        257      1,300
Shares issuable for the acquisition of the Clinical
  Products Group of LSI (Note 2)....................      --       --     2,416        595      3,008
                                                      ------   ------   -------    -------    -------
Weighted average shares, as adjusted................   7,694    8,542    13,232     10,624     14,086
                                                      ------   ------   -------    -------    -------
Basic earnings (loss) per share.....................  $  .33   $ (.05)  $   .86    $   .15    $   .23
                                                      ======   ======   =======    =======    =======
Diluted
Net income (loss)...................................  $2,514   $ (436)  $11,340    $ 1,582    $ 3,202
Effect of:
  Convertible note..................................      --       --     1,560        390        390
                                                      ------   ------   -------    -------    -------
Income (loss) available to common shareholders, as
  adjusted..........................................  $2,514   $ (436)  $12,900    $ 1,972    $ 3,592
                                                      ------   ------   -------    -------    -------
Basic weighted average shares.......................   7,694    8,542    13,232     10,624     14,086
Effect of:
  Convertible note..................................      --       --     3,030      3,030      3,030
  Stock options.....................................      --       --       105         40        183
                                                      ------   ------   -------    -------    -------
Weighted average shares, as adjusted................   7,694    8,542    16,367     13,694     17,299
                                                      ------   ------   -------    -------    -------
Diluted earnings (loss) per share...................  $  .33   $ (.05)  $   .79    $   .14    $   .21
                                                      ======   ======   =======    =======    =======

     The computation of diluted loss per share for 1996 excludes the effect of assuming the conversion of the Company's $50,000,000 principal amount 4.875% subordinated convertible note because the effect would be antidilutive.

10.  SUBSEQUENT EVENTS

  Joint Venture

     In April 1998, the Company announced its intention to contribute in July 1998 the assets and liabilities of its health physics division to a joint venture the Company is forming with Thermo Instrument. The Company will receive a 49% equity interest in the joint venture, and will initially receive 67% of the profit and losses of the joint venture.

  Comprehensive Income

     During the first quarter of 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." This pronouncement sets forth requirements for disclosure of the Company's comprehensive income and accumulated other comprehensive items. In general, comprehensive income combines net income and "other comprehensive items" which represent foreign currency translation adjustments, reported as a component of shareholders' investment in the accompanying balance sheet. During the first quarter of 1997 and 1998, the Company's unaudited comprehensive income was $1,823,000 and $2,235,000, respectively.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the DYNEX Technologies Division of Dynatech Corporation:

     We have audited the accompanying consolidated balance sheet of the DYNEX Technologies Division of Dynatech Corporation as of March 31, 1995 and February 7, 1996, and the related consolidated statements of operations, cash flows, and shareholder's investment for each of the two years in the period ended March 31, 1995 and the period from April 1, 1995 through February 7, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Dynatech Medical Products Limited, which statements reflect 14 percent and 16 percent of consolidated assets as of March 31, 1995 and February 7, 1996, respectively, and 35 percent, 32 percent and 41 percent of consolidated cost of revenues for each of the two years in the period ended March 31, 1995 and the period from April 1, 1995 through February 7, 1996, respectively. Those statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to the amounts included for that entity, is based solely on the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the DYNEX Technologies Division of Dynatech Corporation as of March 31, 1995 and February 7, 1996 and the results of their operations and their cash flows for each of the two years in the period ended March 31, 1995 and for the period from April 1, 1995 through February 7, 1996, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Boston, Massachusetts
July 19, 1996

REPORT OF THE AUDITORS TO THE MEMBERS OF

DYNATECH MEDICAL PRODUCTS LIMITED

     We have audited the accounts.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

     The company's directors are responsible for the preparation of the accounts. It is our responsibility to form an independent opinion, based on our audit, on those accounts and to report our opinion to you.

BASIS OF OPINION

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the accounts, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the accounts.

OPINION

     In our opinion the accounts give a true and fair view of the state of the company's affairs as at March 31, 1995 and at February 7, 1996 and of its income and cash flows for the years ended March 31, 1994 and 1995 and the period from April 1, 1995 through February 7, 1996 and have been properly prepared in accordance with the Companies (Guernsey) Law, 1994.

Coopers & Lybrand
Chartered Accountants
Guernsey, Channel Islands
July 19, 1996

              DYNEX TECHNOLOGIES DIVISION OF DYNATECH CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                     PERIOD FROM
                                                               YEAR ENDED           APRIL 1, 1995
                                                                MARCH 31,              THROUGH
                                                           --------------------       FEBRUARY 7,
                                                            1994         1995            1996
                                                           -------      -------     -------------
Revenues (Note 6)........................................  $30,130      $37,328       $28,503
                                                           -------      -------       -------
Costs and Operating Expenses:
  Cost of revenues.......................................   15,476       20,297        15,783
  Selling, general and administrative expenses (includes
     $2,515, $2,182 and $2,152 to Dynatech Corporation)
     (Note 5)............................................   12,203       12,636        11,402
  Research and development expenses......................    2,483        2,467         2,297
                                                           -------      -------       -------
                                                            30,162       35,400        29,482
                                                           -------      -------       -------
Operating Income (Loss)..................................      (32)       1,928          (979)
Interest Income..........................................      154          156           146
Interest Expense (includes $1,353, $1,050 and $1,427 to
  Dynatech Corporation) (Note 5).........................   (1,662)      (1,312)       (1,610)
                                                           -------      -------       -------
Income (Loss) Before Provision for Income Taxes..........   (1,540)         772        (2,443)
Provision for Income Taxes (Note 3)......................      228          436           320
                                                           -------      -------       -------
Net Income (Loss)........................................  $(1,768)     $   336       $(2,763)
                                                           =======      =======       =======

  The accompanying notes are an integral part of these consolidated financial statements.

              DYNEX TECHNOLOGIES DIVISION OF DYNATECH CORPORATION

                           CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                              MARCH 31,    FEBRUARY 7,
                                                                1995          1996
                                                              ---------    -----------
                           ASSETS
Current Assets:
  Cash and cash equivalents.................................   $ 5,269       $ 1,232
  Accounts receivable, less allowances of $293 and $174.....     5,435         4,923
  Inventories...............................................     5,861         6,737
  Prepaid expenses..........................................       585           866
  Prepaid income taxes (Note 3).............................       130           170
                                                               -------       -------
                                                                17,280        13,928
                                                               -------       -------
Property and Equipment, at Cost, Net........................     2,080         2,138
                                                               -------       -------
                                                               $19,360       $16,066
                                                               =======       =======

          LIABILITIES AND SHAREHOLDER'S INVESTMENT
Current Liabilities:
  Short-term debt...........................................   $ 3,732       $    --
  Accounts payable..........................................     1,670         1,094
  Accrued payroll and employee benefits.....................     1,681           825
  Accrued installation and warranty expenses................       270           270
  Customer deposits.........................................       479           483
  Accrued income taxes......................................       436           320
  Deferred revenue..........................................       106           189
  Accrued sales commissions.................................       427           264
  Other accrued expenses....................................       781           564
                                                               -------       -------
                                                                 9,582         4,009
                                                               -------       -------
Deferred Income Taxes (Note 3)..............................       130           170
                                                               -------       -------
Commitments (Note 4)
Shareholder's Investment:
  Net parent company investment.............................     9,292        12,056
  Cumulative translation adjustment.........................       356          (169)
                                                               -------       -------
                                                                 9,648        11,887
                                                               -------       -------
                                                               $19,360       $16,066
                                                               =======       =======

  The accompanying notes are an integral part of these consolidated financial statements.

              DYNEX TECHNOLOGIES DIVISION OF DYNATECH CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                    PERIOD FROM
                                                                YEAR ENDED         APRIL 1, 1995
                                                                 MARCH 31,            THROUGH
                                                             ------------------      FEBRUARY 7,
                                                              1994       1995           1996
                                                             -------    -------    -------------
OPERATING ACTIVITIES:
  Net income (loss)........................................  $(1,768)   $   336       $(2,763)
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
       Depreciation and amortization.......................    1,255      1,103           874
       Provision for losses on accounts receivable.........       36         74            41
       Changes in current accounts:
          Accounts receivable..............................    1,462       (634)          333
          Inventories......................................      320       (887)       (1,152)
          Other current assets.............................       75         75          (301)
          Accounts payable.................................     (980)       693          (531)
          Other current liabilities........................    1,115       (721)       (1,184)
                                                             -------    -------       -------
          Net cash provided by (used in) operating
            activities.....................................    1,515         39        (4,683)
                                                             -------    -------       -------
INVESTING ACTIVITIES:
  Purchases of property and equipment......................     (892)    (1,127)         (975)
                                                             -------    -------       -------
FINANCING ACTIVITIES:
  Net transfer from Dynatech Corporation...................      895      1,746         5,527
  Dividends paid to Dynatech Corporation...................     (600)      (400)           --
  Increase (decrease) in short-term debt...................      685        156        (3,652)
                                                             -------    -------       -------
          Net cash provided by financing activities........      980      1,502         1,875
                                                             -------    -------       -------
Exchange Rate Effect on Cash...............................      716       (489)         (254)
                                                             -------    -------       -------
Increase (Decrease) in Cash and Cash Equivalents...........    2,319        (75)       (4,037)
Cash and Cash Equivalents at Beginning of Period...........    3,025      5,344         5,269
                                                             -------    -------       -------
Cash and Cash Equivalents at End of Period.................  $ 5,344    $ 5,269       $ 1,232
                                                             =======    =======       =======
CASH PAID FOR:
  Interest.................................................  $   311    $   260       $   193
                                                             =======    =======       =======
  Income taxes.............................................  $   315    $   305       $    78
                                                             =======    =======       =======

  The accompanying notes are an integral part of these consolidated financial statements.

              DYNEX TECHNOLOGIES DIVISION OF DYNATECH CORPORATION

               CONSOLIDATED STATEMENT OF SHAREHOLDER'S INVESTMENT
                                 (IN THOUSANDS)

                                                              NET PARENT     CUMULATIVE
                                                                COMPANY      TRANSLATION
                                                              INVESTMENT     ADJUSTMENT
                                                              ----------     -----------
BALANCE MARCH 31, 1993......................................    $ 9,083         $  41
Net loss....................................................     (1,768)           --
Net transfer from Dynatech Corporation......................        895            --
Dividends paid to Dynatech Corporation......................       (600)           --
Translation adjustment......................................         --           759
                                                                -------         -----
BALANCE MARCH 31, 1994......................................      7,610           800
Net income..................................................        336            --
Net transfer from Dynatech Corporation......................      1,746            --
Dividends paid to Dynatech Corporation......................       (400)           --
Translation adjustment......................................         --          (444)
                                                                -------         -----
BALANCE MARCH 31, 1995......................................      9,292           356
Net loss....................................................     (2,763)           --
Net transfer from Dynatech Corporation......................      5,527            --
Translation adjustment......................................         --          (525)
                                                                -------         -----
BALANCE FEBRUARY 7, 1996....................................    $12,056         $(169)
                                                                =======         =====

  The accompanying notes are an integral part of these consolidated financial statements.

              DYNEX TECHNOLOGIES DIVISION OF DYNATECH CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations

     DYNEX Technologies (the "Company") designs, manufactures and markets products used in the immunoassay segment of the bioinstrumentation market. The Company is a division of Dynatech Corporation ("Dynatech"), and was formerly known as Dynatech Laboratories.

  Principles of Consolidation

     The accompanying financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated.

  Revenue Recognition

     The Company recognizes revenues upon shipment of its products. The Company provides a reserve for its estimate of warranty and installation costs at the time of shipment. Deferred revenue in the accompanying balance sheet consists of unearned revenue on service contracts which is recognized as revenue over the life of the service contract. Substantially all of the deferred revenue included in the accompanying balance sheet as of February 7, 1996, will be recognized within one year.

  Income Taxes

     In accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," the Company recognizes deferred income taxes based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities, calculated using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return.

  Inventories

     Inventories are stated at the lower of cost (on a first-in, first-out basis) or market value and include materials, labor, and manufacturing overhead. The components of inventories are as follows:

                                                              MARCH 31,      FEBRUARY 7,
                                                                1995            1996
                                                              ---------      -----------
                                                                    (IN THOUSANDS)
Raw materials and supplies..................................   $2,191          $2,054
Work in process.............................................      559             581
Finished goods..............................................    3,111           4,102
                                                               ------          ------
                                                               $5,861          $6,737
                                                               ======          ======

              DYNEX TECHNOLOGIES DIVISION OF DYNATECH CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Property and Equipment

     The costs of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the property as follows: machinery and equipment, 3 to 10 years; and leasehold improvements, the shorter of the term of the lease or the life of the asset. Property and equipment consist of the following:

                                                              MARCH 31,   FEBRUARY 7,
                                                                1995         1996
                                                              ---------   -----------
                                                                  (IN THOUSANDS)
Machinery, equipment and leasehold improvements.............   $6,782       $6,807
Less: Accumulated depreciation and amortization.............    4,702        4,669
                                                               ------       ------
                                                               $2,080       $2,138
                                                               ======       ======

  Foreign Currency

     All assets and liabilities of the Company's foreign subsidiaries are translated at year-end exchange rates, and revenues and expenses are translated at average exchange rates for the year, in accordance with SFAS No. 52, "Foreign Currency Translation." Resulting translation adjustments are reflected as a separate component of shareholder's investment titled "Cumulative translation adjustment." Foreign currency transaction gains and losses are included in the accompanying statement of operations and are not material for all periods presented.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  401(k) SAVINGS PLAN

     Substantially all of the Company's full-time U.S. employees are eligible to participate in Dynatech's 401(k) savings plan. Contributions to the 401(k) savings plan are made by both the employee and the Company. Company contributions are based upon the level of employee contributions. In addition, the Company may provide a discretionary contribution which is allocated based on each employee's salary and length of service. Contributions charged to expense were $66,000, $113,000, and $103,000 for the years ended March 31, 1994 and 1995 and for the period from April 1, 1995 through February 7, 1996, respectively.

3.  INCOME TAXES

     The components of income (loss) before provision for income taxes are as follows:

                                                                                     PERIOD FROM
                                                                    YEAR ENDED      APRIL 1, 1995
                                                                    MARCH 31,          THROUGH
                                                                 ----------------    FEBRUARY 7,
                                                                  1994      1995        1996
                                                                 -------    -----   -------------
                                                                          (IN THOUSANDS)
    Domestic...................................................  $(1,094)   $(163)     $(1,926)
    Foreign....................................................     (446)     935         (517)
                                                                 -------    -----      -------
                                                                 $(1,540)   $ 772      $(2,443)
                                                                 =======    =====      =======

              DYNEX TECHNOLOGIES DIVISION OF DYNATECH CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The components of the provision for income taxes are as follows:

                                                                                  PERIOD FROM
                                                                   YEAR ENDED    APRIL 1, 1995
                                                                   MARCH 31,        THROUGH
                                                                  ------------    FEBRUARY 7,
                                                                  1994    1995       1996
                                                                  ----    ----   -------------
                                                                         (IN THOUSANDS)
    Currently payable
      Foreign...................................................  $228    $436       $320
                                                                  ====    ====       ====

     The provision for income taxes in the accompanying statement of operations differs from the provision calculated by applying the statutory federal income tax rate of 35% to income (loss) before provision for income taxes due to the following:

                                                                                     PERIOD FROM
                                                                    YEAR ENDED      APRIL 1, 1995
                                                                    MARCH 31,          THROUGH
                                                                 ----------------    FEBRUARY 7,
                                                                 1994      1995         1996
                                                                 -----    -------   -------------
                                                                          (IN THOUSANDS)
    Provision (benefit) for income taxes at statutory rate.....  $(539)   $   270      $  (855)
    Increases (decreases) resulting from:
      Net foreign losses not benefited and tax rate
         differential..........................................    384        109          501
      Net operating loss not benefited.........................    613        366        1,014
      Other, net...............................................   (230)      (309)        (340)
                                                                 -----    -------      -------
                                                                 $ 228    $   436      $   320
                                                                 =====    =======      =======

     Prepaid income taxes and deferred income taxes in the accompanying balance sheet consist of the following:

                                                                         MARCH 31,    FEBRUARY 7,
                                                                           1995          1996
                                                                         ---------    -----------
                                                                              (IN THOUSANDS)
    Prepaid income taxes:
      Reserves and accruals..........................................     $   146       $   192
      Inventory basis difference.....................................           4             5
      Net operating loss carryforwards...............................       5,003         5,397
                                                                          -------       -------
                                                                            5,153         5,594
      Less: Valuation allowance......................................       5,023         5,424
                                                                          -------       -------
                                                                          $   130       $   170
                                                                          =======       =======
    Deferred income taxes:
      Depreciation...................................................     $   127       $   167
      Other..........................................................           3             3
                                                                          -------       -------
                                                                          $   130       $   170
                                                                          =======       =======

     The valuation allowance relates to uncertainty concerning the realization of $13,875,000 of federal net operating loss carryforwards, the realization of which is limited to the future income of the Company's U.S. subsidiary. The loss carryforwards will expire in the years 2004 through 2011. Any tax benefit resulting from use of the loss carryforwards will be recorded as a reduction to the provision for income taxes.

              DYNEX TECHNOLOGIES DIVISION OF DYNATECH CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     A provision has not been made for U.S. or additional foreign taxes on $2,164,000 of undistributed earnings in foreign subsidiaries that could be subject to taxation if remitted to the U.S. because the Company currently plans to keep these amounts permanently reinvested overseas.

4.  COMMITMENTS

     The Company leases portions of its office and operating facilities under various operating lease arrangements. The accompanying statement of operations includes expenses from operating leases of $977,000, $948,000 and $688,000 for the years ended March 31, 1994 and 1995 and for the period from April 1, 1995 through February 7, 1996, respectively. Future minimum payments due under noncancelable operating leases are $736,000 in the remainder of calendar 1996; $600,000 in 1997; $371,000 in 1998; $376,000 in 1999; $383,000 in 2000; and
$29,000 in 2001 and thereafter. Total future minimum lease payments are $2,495,000.

5.  RELATED PARTY TRANSACTIONS

  Corporate Services Agreement

     The Company and Dynatech have corporate services agreements under which Dynatech provides certain administrative services, including risk management, administration for certain employee benefits, tax advice and preparation of tax returns, centralized cash management and certain other services. For these services, the Company paid fees of approximately 1.2% of budgeted revenue and 2.6% of actual expenses incurred. In addition, Dynatech charged the Company an interest allocation. The corporate service fees and the interest allocation totaled $2,515,000, $2,182,000, and $2,152,000 for the years ended March 31,
1994 and 1995 and for the period from April 1, 1995 through February 7, 1996, respectively. Management believes that the corporate service fee and interest allocation are reasonable and representative of the expenses the Company would have incurred on a stand-alone basis.

6.  GEOGRAPHICAL INFORMATION

     The Company is engaged in one business segment: developing, manufacturing, and marketing products used in the immunoassay segment of the bioinstrumentation market. The following table shows data for the Company by geographical area.

                                                                                    PERIOD FROM
                                                                 YEAR ENDED        APRIL 1, 1995
                                                                  MARCH 31,           THROUGH
                                                             -------------------    FEBRUARY 7,
                                                              1994        1995         1996
                                                             -------    --------   -------------
                                                                       (IN THOUSANDS)
    Revenues:
      United States........................................  $15,541    $ 18,428      $13,250
      Germany..............................................    7,212       9,962        7,169
      Guernsey Channel Islands.............................    6,591       8,163        7,547
      United Kingdom.......................................    3,519       3,833        2,689
      France...............................................    1,907       3,064        3,617
      Other................................................    3,827       4,907        3,806
      Transfers among geographical areas (a)...............   (8,467)    (11,029)      (9,575)
                                                             -------    --------      -------
                                                             $30,130    $ 37,328      $28,503
                                                             =======    ========      =======

              DYNEX TECHNOLOGIES DIVISION OF DYNATECH CORPORATION

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONCLUDED)

                                                                                    PERIOD FROM
                                                                 YEAR ENDED        APRIL 1, 1995
                                                                  MARCH 31,           THROUGH
                                                             -------------------    FEBRUARY 7,
                                                              1994        1995         1996
                                                             -------    --------   -------------
                                                                       (IN THOUSANDS)
         Income (loss) before provision for income taxes:
              United States................................  $  (335)   $    395      $(1,257)
              Germany......................................     (220)        439          286
              Guernsey, Channel Islands....................     (253)        145         (573)
              United Kingdom...............................      180         336           98
              France.......................................     (247)        125          313
              Other........................................      843         488          154
                                                             -------    --------      -------
              Total operating income (loss)................      (32)      1,928         (979)
              Interest expense, net........................   (1,508)     (1,156)      (1,464)
                                                             -------    --------      -------
                                                             $(1,540)   $    772      $(2,443)
                                                             =======    ========      =======
         Identifiable assets:
              United States................................  $ 5,212    $  5,800      $ 2,619
              Germany......................................    3,743       3,537        3,456
              Guernsey, Channel Islands....................    1,792       2,601        2,759
              United Kingdom...............................    3,414       4,441        4,060
              France.......................................    1,304       1,509        1,647
              Other........................................    1,506       1,472        1,525
                                                             -------    --------      -------
                                                             $16,971    $ 19,360      $16,066
                                                             =======    ========      =======
         Export revenues included in United States
           revenues above (b):
              Europe.......................................  $ 1,612    $  2,519      $ 1,544
              Other........................................    1,148       1,243          878
                                                             -------    --------      -------
                                                             $ 2,760    $  3,762      $ 2,422
                                                             =======    ========      =======

---------------

(a) Transfers among geographical areas are accounted for at prices that are representative of transactions with unaffiliated parties.

(b) In general, export sales are denominated in U.S. dollars.

7.  SUBSEQUENT EVENT

     On February 7, 1996, the Company was sold to Thermo BioAnalysis
Corporation.

                                AUDITORS' REPORT

The Board of Directors and Shareholders
Life Sciences International PLC:

     We have audited the accompanying combined balance sheets of the Biosystems Group of Life Sciences International PLC as of 31 December 1995 and 1996, and the related combined profit and loss accounts, statements of total recognized gains and losses, and cash flow statements for each of the years in the three-year period ended 31 December 1996. These combined financial statements are the responsibility of the management of Life Sciences International PLC. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Biosystems Group of Life Sciences International PLC as of 31 December 1995 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended 31 December 1996 in conformity with generally accepted accounting principles in the United Kingdom.

     Accounting principles generally accepted in the United Kingdom vary in certain respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States of America would have affected the net profit for the years ended 31 December 1995 and 1996, and equity shareholders' funds as of 31 December 1995 and 1996 to the extent summarised in note 24 to the combined financial statements.

                                          KPMG AUDIT PLC

London, England
10 February 1997, except with
respect to note 23 which is
of 6 May 1997

              BIOSYSTEMS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

                       COMBINED PROFIT AND LOSS ACCOUNTS
                   FOR THE THREE YEARS ENDED 31 DECEMBER 1996
                   (IN THOUSANDS OF BRITISH POUNDS STERLING)

                                                         NOTE     1994       1995       1996
                                                         ----    -------    -------    -------
Sales -- continuing operations.........................    2      32,239     39,494     41,384
Cost of sales -- continuing operations.................          (17,097)   (23,698)   (24,261)
                                                                 -------    -------    -------
Gross profit...........................................           15,142     15,796     17,123
Distribution costs.....................................           (5,465)    (8,034)    (7,580)
Administrative expenses................................           (2,681)    (3,373)    (7,148)
                                                                 -------    -------    -------
Operating profit -- continuing operations..............    3       6,996      4,389      2,395
Net interest receivable/(payable)......................    5      (2,042)    (1,541)     1,599
                                                                 -------    -------    -------
Profit on ordinary activities before taxation..........            4,954      2,848      3,994
Taxation...............................................    6      (1,100)      (834)    (1,783)
                                                                 -------    -------    -------
Profit on ordinary activities after taxation...........            3,854      2,014      2,211
Dividends..............................................    7      (1,450)        --         --
                                                                 -------    -------    -------
Retained profit for the year...........................   14       2,404      2,014      2,211
                                                                 =======    =======    =======

     There were no material acquisitions nor discontinued operations within the meaning of the Financial Reporting Standards during the three years ended
31 December 1996.

              BIOSYSTEMS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

            COMBINED STATEMENTS OF TOTAL RECOGNISED GAINS AND LOSSES
                   FOR THE THREE YEARS ENDED 31 DECEMBER 1996
                   (IN THOUSANDS OF BRITISH POUNDS STERLING)

                                                              1994     1995      1996
                                                              -----    -----    ------
Profit on ordinary activities after taxation................  3,854    2,014     2,211
Unrealised currency retranslation...........................  1,475    1,571    (3,668)
                                                              -----    -----    ------
Total gains and losses recognised in the year...............  5,329    3,585    (1,457)
                                                              =====    =====    ======

     There is no material difference between the results reported and on an unmodified historical cost basis. Accordingly, no note of historical cost profits and losses has been prepared.

              BIOSYSTEMS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

                            COMBINED BALANCE SHEETS
                             AT 31 DECEMBER 1995-96
                   (IN THOUSANDS OF BRITISH POUNDS STERLING)

                                                              NOTE     1995       1996
                                                              ----    -------    -------
Fixed assets
  Tangible assets...........................................    8       7,390      6,133
  Investments...............................................    9         410        410
                                                                      -------    -------
                                                                        7,800      6,543
                                                                      -------    -------
Current assets
  Stock.....................................................   10       9,250      7,883
  Debtors...................................................   11      24,125     24,206
  Cash at bank and at hand..................................   17       3,275      6,571
                                                                      -------    -------
                                                                       36,650     38,660
                                                                      -------    -------
Current liabilities
  Creditors: amounts falling due within one year............   12     (42,313)   (42,951)
                                                                      -------    -------
          Net current liabilities...........................           (5,663)    (4,291)
                                                                      -------    -------
Total assets less current liabilities.......................            2,137      2,252
Creditors: amounts falling due after more than one year.....   13        (132)      (218)
  Provisions for liabilities and charges
     Deferred tax...........................................             (757)      (868)
     Restructuring costs....................................               --     (1,221)
                                                                      -------    -------
Net (liabilities)/assets....................................            1,248        (55)
                                                                      =======    =======
Capital and reserves
  Called-up share capital (aggregated)......................   19      (2,948)    (2,948)
  Share premium account (aggregated)........................   19      (1,642)    (1,642)
  Other reserves............................................   19      12,518     16,032
  Profit and loss account...................................   19      (9,176)   (11,387)
                                                                      -------    -------
Equity shareholders' funds..................................           (1,248)        55
                                                                      =======    =======

              BIOSYSTEMS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

                         COMBINED CASH FLOW STATEMENTS
                    FOR THE YEARS ENDED 31 DECEMBER 1994-96
                   (IN THOUSANDS OF BRITISH POUNDS STERLING)

                                                            NOTE     1994      1995      1996
                                                            ----    ------    ------    ------
Net cash inflow from operating activities.................   15      6,254     5,630     4,514
Returns on investments and servicing of finance
Interest received.........................................              73       555        76
Interest paid.............................................          (2,114)   (2,085)   (2,170)
Proceeds on liquidation of foreign exchange contracts.....              --        --     3,693
                                                                    ------    ------    ------
  Net cash inflow/(outflow) from returns on investments
     and servicing of finance.............................          (2,041)   (1,530)    1,599
  Taxation
  UK corporation tax paid.................................            (628)     (138)      (96)
  Overseas tax paid.......................................            (261)     (560)     (631)
                                                                    ------    ------    ------
  Tax paid................................................            (889)     (698)     (727)
                                                                    ------    ------    ------
Investing activities
  Investment in joint venture.............................            (251)     (142)       --
  Purchase of subsidiary undertakings net of cash
     acquired.............................................   16         --        --       (33)
  Cash acquired through purchase of subsidiary undertaking
     by other Life Sciences company.......................             672        32        --
  Purchase of land and buildings..........................             (19)     (659)     (245)
  Purchase of other tangible fixed assets.................          (1,496)   (2,300)   (1,231)
  Receipts from sale of other tangible fixed assets.......              35        31        --
                                                                    ------    ------    ------
  Net cash outflow from investing activities..............          (1,059)   (3,038)   (1,509)
  Net cash inflow before financing........................           2,265       364     3,877
                                                                    ------    ------    ------
Financing
  Drawdown/(repayment) of long term loans.................          (7,525)      (12)      136
  Capital element of finance lease rental payment.........              --        (6)       --
                                                                    ------    ------    ------
  Net cash outflow from financing.........................          (7,525)      (18)      136
                                                                    ------    ------    ------
  Increase/(decrease) in cash and cash equivalents........   17     (5,260)      346     4,013
                                                                    ======    ======    ======

              BIOSYSTEMS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED 31 DECEMBER 1994-96

1  ACCOUNTING POLICIES

  a) Basis of preparation

     The combined accounts of the Biosystems Group of Life Sciences have been prepared under the historical cost convention and in accordance with generally accepted accounting principles in the United Kingdom.

     The combined accounts of the Biosystems Group of Life Sciences, which reflect all costs of doing business, have been prepared by aggregating the results of operations, cash flows and balance sheets of the following companies, which are under common control of Life Sciences International PLC, a United Kingdom corporation, as if it was a separate entity for the periods presented:

                                                                  COUNTRY OF
ENTITY                                                          INCORPORATION
------                                                          --------------
Labsystems Oy...............................................    Finland
Labsystems Hong Kong Limited................................    Hong Kong
Fastighets AB Skrubba.......................................    Sweden
Labsystems AB...............................................    Sweden
Life Sciences International Benelux BV......................    Netherlands
Labsystems Espana SA........................................    Spain
Hybaid Limited..............................................    United Kingdom
Labsystems Inc..............................................    USA
Denley Instruments Inc......................................    USA
Labsystems Lenpipette.......................................    Russia

     Where companies were purchased during the period, their results are included from the effective date of acquisition.

  b) Sales

     Sales are those to third parties, net of trade discounts, VAT and similar overseas sales taxes.

  c) Stock

     Stock is stated at the lower of cost and estimated net realisable value. Cost comprises purchase price of materials, direct labour costs and an appropriate proportion of overheads.

  d) Depreciation

     No depreciation is provided on freehold land. Leasehold expenditure is amortised so as to write off such expenditure on a straight-line basis over the life of the relevant lease or 65 years, whichever is the shorter. Depreciation of other fixed assets is provided at various rates on a straight-line basis on cost in order to write off the assets over their useful lives, estimated to be between 3 and 15 years.

  e) Research and development expenditure

     Research and development expenditure is not capitalised but charged against profit and loss account as it is incurred.

              BIOSYSTEMS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

  f) Foreign currencies

     Assets and liabilities in foreign currencies are translated at the rates of exchange ruling at each year end. Overseas companies' profit and loss accounts are translated at average rates for the year. Exchange differences arising from the retranslation at the closing rate of the opening net investment in overseas subsidiaries and the profit and loss account for the year are shown as a movement on reserves.

  g) Taxation

     The charge for taxation is based on the income for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. Provision is made for taxation deferred in respect of timing differences where, in the opinion of the directors, such timing differences are likely to reverse in the foreseeable future.

  h) Leased assets

     Assets obtained under hire purchase contracts and finance leases are capitalised and depreciated over their useful lives. The interest element of the rentals is charged to profit and loss account over the period of the contract. Rentals paid under operating leases are charged to income as incurred.

  i) Pension benefits

     The Biosystems Group of Life Sciences participated in a number of pension schemes throughout the world, both defined benefit and defined contribution schemes, including that of Life Sciences International PLC. The assets of these schemes are not included in the combined accounts (see note 22). Contributions to these schemes were made in accordance with local statutory legislation or were based upon the recommendations of qualified actuaries. Contributions paid to defined benefit schemes were based on actual pension costs as determined by qualified actuaries and have been charged against profits on a systematic basis over the expected remaining service lives of participating employees. Independent actuarial valuations of defined benefit schemes are made at least every three years. Contributions paid to defined contribution schemes are charged to the profit and loss account in the period in which they arise. Pension costs are calculated and incurred separately for each company within Life Sciences International and within the Biosystems Group. Details of actual charges incurred are provided in note 22 to the financial statements.

  j) Presentation

     Certain amounts in 1995 have been reclassified to conform to the 1996 financial statement presentation.

              BIOSYSTEMS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

2  SEGMENTAL INFORMATION

     All turnover and profit is derived from, and all net assets are attributable to one business segment, being the manufacture and supply of BioSystems Products.

                                                            1994      1995      1996
                                                           ------    ------    ------
                                                                (IN THOUSANDS OF
                                                            BRITISH POUNDS STERLING)
Geographical analysis of sales by location of customer
  North America..........................................   6,340     9,869     9,048
  United Kingdom.........................................   2,904     3,738     4,168
  Other Europe...........................................  18,634    21,748    21,048
  All other areas........................................   4,361     4,139     7,120
                                                           ------    ------    ------
                                                           32,239    39,494    41,384
                                                           ======    ======    ======
Geographical analysis of sales by origin
  North America..........................................   1,690       820       953
  United Kingdom.........................................   6,391     9,275     9,198
  Other Europe...........................................  24,158    29,399    31,233
                                                           ------    ------    ------
                                                           32,239    39,494    41,384
                                                           ======    ======    ======
Profit on ordinary activities before taxation
  North America..........................................     431      (127)      122
  United Kingdom.........................................     754       317      (789)
  Other Europe...........................................   5,811     4,178     3,115
  All other areas........................................      --        21       (53)
                                                           ------    ------    ------
  Operating profit.......................................   6,996     4,389     2,395
  Net interest receivable/(payable)......................  (2,042)   (1,541)    1,599
                                                           ------    ------    ------
  Profit on ordinary activities before taxation..........   4,954     2,848     3,994
                                                           ======    ======    ======
Net assets
  North America..................................................    (4,349)   (3,868)
  United Kingdom.................................................     1,046       116
  Other Europe...................................................     4,531     4,103
  All other areas................................................        20      (406)
                                                                     ------    ------
          Net assets/(liabilities)...............................     1,248       (55)
                                                                     ======    ======

              BIOSYSTEMS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

3  OPERATING PROFIT

                                                               1994      1995      1996
                                                              ------    ------    ------
                                                                   (IN THOUSANDS OF
                                                               BRITISH POUNDS STERLING)
Operating profit is stated after charging/(crediting):
  Depreciation..............................................  1,096     1,477     1,553
  Research and development..................................  2,641     3,377     3,126
  Hire of plant and machinery...............................     80       162       111
  Operating lease rentals...................................    523       160       348
  Net loss/(profit) on sale of fixed assets.................    (13)       36        25
  Auditors' remuneration -- Audit...........................     38        46        54
  Auditors' remuneration -- Other...........................      5         6        10
  Charitable contributions..................................     --         2        --
  Net rental income.........................................    125        --        --

     In 1996, exceptional restructuring costs of 1,221,000 British pounds sterling were charged to administrative expenses.

4  EMPLOYEE INFORMATION

                                                            1994      1995      1996
                                                           ------    ------    ------
                                                                (IN THOUSANDS OF
                                                            BRITISH POUNDS STERLING)
Staff costs during the year:
  Wages and salaries.....................................   8,154     9,626     9,589
  Social security costs..................................   1,103     1,094     1,090
  Other pension costs....................................     991     1,134     1,130
                                                           ------    ------    ------
                                                           10,248    11,854    11,809
                                                           ======    ======    ======
Weighted average weekly number of employees:
  Manufacturing..........................................     271       279       281
  Selling................................................      86       100        98
  Administration.........................................      55        68        67
                                                           ------    ------    ------
                                                              412       447       446
                                                           ======    ======    ======

              BIOSYSTEMS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

5  INTEREST

                                                            1994      1995      1996
                                                            -----     -----    ------
                                                                (IN THOUSANDS OF
                                                            BRITISH POUNDS STERLING)
External interest payable
  On loans from other Life Sciences' companies...........   2,049     2,046     2,118
  On bank loans and overdrafts...........................       5        --        --
  On other loans repayable in 5 years....................      61        50        53
  On other loans repayable after 5 years.................      --        --        --
                                                            -----     -----    ------
External interest payable................................   2,115     2,096     2,171
External interest receivable.............................     (73)     (555)      (77)
                                                            -----     -----    ------
Net interest payable.....................................   2,042     1,541     2,094
Profit on liquidation of foreign exchange contracts
  relating to future periods.............................      --        --    (3,693)
                                                            -----     -----    ------
          Net interest (receivable)/payable..............   2,042     1,541    (1,599)
                                                            =====     =====    ======

6  TAXATION

                                                            1994        1995     1996
                                                            -----       ----     -----
                                                                 (IN THOUSANDS OF
                                                             BRITISH POUNDS STERLING)
UK Corporation tax at 33%................................     259       156        107
Overseas tax.............................................     395       423      1,600
Deferred tax.............................................     446       311        111
Adjustment for prior years...............................      --       (56)       (35)
                                                            -----       ---      -----
                                                            1,100       834      1,783
                                                            =====       ===      =====

7  DIVIDEND

     In 1995 Hybaid Limited paid a dividend totaling 1,450,000 British pounds sterling (18.05 British pounds sterling per 10 pence ordinary share) to its parent company, Life Sciences International PLC.

              BIOSYSTEMS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

8  TANGIBLE FIXED ASSETS

                                                         LAND         PLANT      FIXTURES
                                                          AND          AND         AND
                                                       BUILDINGS    MACHINERY    FITTINGS    TOTAL
                                                       ---------    ---------    --------    ------
                                                        (IN THOUSANDS OF BRITISH POUNDS STERLING)
Cost
  At 1 January 1995..................................    1,366        5,501         452       7,319
     Additions arising from acquisitions.............       --           10          71          81
     Other additions.................................      659        2,177         134       2,970
     Disposals.......................................       --         (114)        (26)       (140)
     Currency retranslation..........................      182          532          32         746
                                                         -----       ------        ----      ------
  At 31 December 1995 and 1 January 1996.............    2,207        8,106         663      10,976
     Additions arising from acquisitions.............       --           32          47          79
     Other additions.................................      244        1,093         133       1,470
     Disposals.......................................       --          (53)        (28)        (81)
     Currency retranslation..........................     (306)      (1,167)        (88)     (1,561)
                                                         -----       ------        ----      ------
  At 31 December 1996................................    2,145        8,011         727      10,883
                                                         =====       ======        ====      ======
Accumulated depreciation
  At 1 January 1995..................................     (261)      (1,510)       (168)     (1,939)
     Charged in year.................................     (128)      (1,157)       (192)     (1,477)
     Disposals.......................................       --           51          22          73
     Currency retranslation..........................      (39)        (192)        (12)       (243)
                                                         -----       ------        ----      ------
  At 31 December 1995 and 1 January 1996.............     (428)      (2,808)       (350)     (3,586)
     Charged in year.................................     (160)      (1,260)       (133)     (1,553)
     Disposals.......................................       --           40          16          56
     Currency retranslation..........................       70          436          44         550
     Asset write down................................     (217)          --          --        (217)
                                                         -----       ------        ----      ------
  At 31 December 1996................................     (735)      (3,592)       (423)     (4,750)
                                                         =====       ======        ====      ======
Net book value
  At 31 December 1995................................    1,779        5,298         313       7,390
  At 31 December 1996................................    1,410        4,419         304       6,133

9  INVESTMENTS

     Investments in joint ventures:

                                                     PLACE OF
                                                   INCORPORATION     EQUITY
                                                     INTEREST       INTEREST    1995    1996
                                                   -------------    --------    ----    ----
                                                   (IN THOUSANDS OF BRITISH POUNDS STERLING,
                                                              EXCEPT PERCENTAGES)
JVC Feilong......................................  China              32.5%     201     201
Labsystems Pakistan..............................  Pakistan           33.3%      66      66
Labsystems Shanghai..............................  China              32.5%     143     143
                                                                                ---     ---
                                                                                410     410
                                                                                ===     ===

              BIOSYSTEMS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

     The joint ventures have been shown as investments in the balance sheet at cost. The differences between accounting for these investments at cost and under the equity accounting method are, in the opinion of the directors, not material.

10  STOCK

                                                               1995      1996
                                                              ------    ------
                                                              (IN THOUSANDS OF
                                                               BRITISH POUNDS
                                                                 STERLING)
Raw materials...............................................  2,099     1,563
Work in progress............................................  1,284     1,067
Finished goods..............................................  5,867     5,253
                                                              -----     -----
                                                              9,250     7,883
                                                              =====     =====

11  DEBTORS

                                                               1995      1996
                                                              ------    ------
                                                              (IN THOUSANDS OF
                                                               BRITISH POUNDS
                                                                 STERLING)
Amounts falling due within one year:
  Trade debtors.............................................   6,636     7,223
  Amounts owed by other Life Sciences companies.............  15,876    15,312
  Other debtors.............................................     664       875
  Prepayments and accrued income............................     902       761
  Overseas taxes recoverable................................      16        --
                                                              ------    ------
                                                              24,094    24,171
                                                              ------    ------
Amounts falling due after more than one year:
  Other debtors.............................................      31        35
                                                              ------    ------
                                                              24,125    24,206
                                                              ======    ======

12  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                 1995          1996
                                                              ----------    ----------
                                                                  (IN THOUSANDS OF
                                                              BRITISH POUNDS STERLING)
Bank loans and overdrafts...................................       (12)          (10)
Trade creditors.............................................    (2,842)       (1,677)
Amounts owed to other Life Sciences companies...............   (14,231)      (17,200)
Loans from other Life Sciences companies....................   (21,602)      (19,611)
UK Corporation tax..........................................      (138)         (148)
Overseas taxes..............................................      (264)       (1,558)
Other creditors and social security.........................      (786)         (378)
Accruals....................................................    (2,435)       (2,369)
Obligations under finance leases............................        (3)           --
                                                               -------       -------
                                                               (42,313)      (42,951)
                                                               =======       =======

              BIOSYSTEMS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

13  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                               1995      1996
                                                              ------    ------
                                                              (IN THOUSANDS OF
                                                               BRITISH POUNDS
                                                                 STERLING)
Loans.......................................................    (25)     (126)
Obligations under finance leases............................     (1)       --
Other creditors & accruals..................................   (106)      (92)
                                                               ----      ----
                                                               (132)     (218)
                                                               ====      ====

14  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                            1994      1995      1996
                                                           ------    ------    ------
                                                                (IN THOUSANDS OF
                                                            BRITISH POUNDS STERLING)
Retained profit for the year.............................   2,404     2,014     2,211
Other gains and losses recognised during the year*.......   1,474     1,570    (3,667)
Acquired net assets/(liabilities)........................   1,792      (407)       --
Discount on acquisition of Labsystems Lenpipette.........      --        --       153
                                                           ------    ------    ------
Net (reduction)/addition to shareholders' funds..........   5,670     3,177    (1,303)
Opening shareholders' funds..............................  (7,599)   (1,929)    1,248
                                                           ------    ------    ------
Closing shareholders' funds..............................  (1,929)    1,248       (55)
                                                           ======    ======    ======

---------------
* This movement represents the retranslation of opening net assets and profits for the year denominated in foreign currencies to year end exchange rates from opening and average rates respectively.

15  RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING
    ACTIVITIES

                                                               1994      1995      1996
                                                              ------    ------    ------
                                                                   (IN THOUSANDS OF
                                                               BRITISH POUNDS STERLING)
Operating profit............................................   6,996     4,389     2,395
Add back non cash items:
  Write down of fixed assets................................      --        --       217
  Depreciation charges......................................   1,096     1,477     1,553
  (Profit)/loss on sale of fixed assets.....................     (13)       36        25
  (Increase)/decrease in stocks.............................  (2,304)     (957)      464
  (Increase)/decrease in debtors............................    (852)    3,382    (1,630)
  Increase/(decrease) in creditors and provisions...........    (140)     (477)      569
  Movement in balances with other Life Sciences companies...   1,471    (2,220)      921
                                                              ------    ------    ------
          Net cash flow from operating activities...........   6,254     5,630     4,514
                                                              ======    ======    ======

              BIOSYSTEMS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

16  PURCHASE OF SUBSIDIARY UNDERTAKINGS

                                                              1994      1995     1996
                                                             ------    ------    ----
                                                                 (IN THOUSANDS OF
                                                             BRITISH POUNDS STERLING)
Net assets acquired
  Discount on acquisition..................................      --        --    (153)
  Tangible fixed assets....................................      --        --      70
  Stock....................................................      --        --     211
  Debtors..................................................      --        --       8
  Creditors................................................      --        --    (103)
  Cash.....................................................      --        --      16
                                                             ------    ------    ----
                                                                 --        --      49
                                                             ======    ======    ====
Satisfied by
  Cash.....................................................      --        --      49
  Cash of acquired subsidiary undertaking..................      --        --     (16)
                                                             ------    ------    ----
          Net outflow of cash in respect of the purchase of
            subsidiary undertaking.........................      --        --      33
                                                             ======    ======    ====

17  CASH AND CASH EQUIVALENTS

                                                              1994     1995     1996
                                                             ------    -----    -----
                                                                 (IN THOUSANDS OF
                                                             BRITISH POUNDS STERLING)
Changes during the year:
  At 1 January.............................................   7,666    2,671    3,263
  Net cash inflow before adjustments for the effects of
     foreign exchange rates................................  (5,260)     346    4,013
  Effect of foreign exchange rates.........................     265      246     (715)
                                                             ------    -----    -----
  At 31 December...........................................   2,671    3,263    6,561
                                                             ======    =====    =====
Analysis of balances
  Cash at bank and in hand.................................   2,682    3,275    6,571
  Bank overdrafts..........................................     (11)     (12)     (10)
                                                             ------    -----    -----
                                                              2,671    3,263    6,561
                                                             ======    =====    =====

              BIOSYSTEMS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

18  ANALYSIS OF CHANGE IN FINANCING

                                                                                  LOANS
                                                                                DUE AFTER
                                                           SHARE      SHARE     MORE THAN
                                                          CAPITAL    PREMIUM    3 MONTHS
                                                          -------    -------    ---------
Balance at 31 December 1994.............................    1,996     1,366         33
  Cash inflow/(outflow) from financing..................       --        --        (12)
  Effect of foreign exchange rates......................       --        --          4
  Acquisition of Denley.................................      952       276         --
                                                          -------     -----        ---
Balance at 31 December 1995.............................    2,948     1,642         25
  Cash inflow/(outflow) from financing..................       --        --        136
  Effect of foreign exchange rates......................       --        --        (35)
                                                          -------     -----        ---
Balance at 31 December 1996.............................    2,948     1,642        126
                                                          =======     =====        ===

19  SHARE CAPITAL AND RESERVES

                                                                    SHARE                  PROFIT
                                                         SHARE     PREMIUM     OTHER      AND LOSS
                                                        CAPITAL    ACCOUNT    RESERVES    ACCOUNT
                                                        -------    -------    --------    --------
                                                        (IN THOUSANDS OF BRITISH POUNDS STERLING)
At 1 January 1994.....................................  (1,988)      (980)     14,294      (3,727)
  Acquisition of Hybaid Limited.......................      (8)      (386)          5      (1,403)
  Retained profit.....................................      --         --          --      (2,404)
  Exchange difference on retranslation of closing
     balance sheet on consolidation...................      --         --      (1,474)         --
                                                        ------     ------      ------     -------
At 31 December 1994...................................  (1,996)    (1,366)     12,825      (7,534)
  Acquisition of Denley Instruments Inc. .............    (952)      (276)      1,263         372
  Retained profit.....................................      --         --          --      (2,014)
  Exchange difference on retranslation of closing
     balance sheet on consolidation...................      --         --      (1,570)         --
                                                        ------     ------      ------     -------
At 31 December 1995...................................  (2,948)    (1,642)     12,518      (9,176)
  Discount on acquisition of Labsystems Lenpipette....      --         --        (153)         --
  Retained profit.....................................      --         --          --      (2,211)
  Exchange difference on retranslation of closing
     balance sheet on consolidation...................      --         --       3,667          --
                                                        ------     ------      ------     -------
At 31 December 1996...................................  (2,948)    (1,642)     16,032     (11,387)
                                                        ======     ======      ======     =======
Acquisition of Labsystems Lenpipette -- 1996
  Fair value of assets acquired.......................................................        202
  Cash consideration paid.............................................................        (49)
                                                                                          -------
  Discount on acquisition.............................................................        153
                                                                                          =======

  Impact on cash flows

     In 1994 Hybaid Ltd contributed 65,000 British pounds sterling to the Group's net operating cash flows, received 8,000 British pounds sterling in respect of net returns on investments and servicing of finance, paid 628,000 British pounds sterling in respect of taxation, and utilised 204,000 British pounds sterling for investing activities.

              BIOSYSTEMS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

     In 1995 Denley Inc contributed 42,000 British pounds sterling to the group's net operating cash flows, paid 13,000 British pounds sterling in respect of taxation and utilised 3,000 British pounds sterling for investing activities.

     In 1996 Lenpipette contributed 4,000 British pounds sterling to the group's net operating cash flows and received 1,000 British pounds sterling in respect of net returns on investments and servicing of finance.

20  FINANCIAL COMMITMENTS

     As at 31 December the companies had aggregate annual commitments under non-cancellable operating leases as follows:

                                                               1994      1995      1996
                                                              ------    ------    ------
                                                               (IN THOUSANDS OF BRITISH
                                                                   POUNDS STERLING)
Land and buildings
  Expiring within one year..................................     --        --       209
  Expiring between two and five years inclusive.............    239       239        30
  Expiring in over five years...............................    679       679       679
                                                              -----     -----     -----
                                                                918       918       918
                                                              -----     -----     -----
Other operating leases
  Expiring within one year..................................     86        98       113
  Expiring between two and five years inclusive.............    163       204       218
  Expiring in over five years...............................     --        --        --
                                                              -----     -----     -----
                                                                249       302       331
                                                              -----     -----     -----
          Total.............................................  1,167     1,220     1,249
                                                              =====     =====     =====

21  COMPANIES INCLUDED IN COMBINED ACCOUNTS

     The financial statements presented above have been produced by aggregating the results and assets of the following companies:

NAME OF ENTITY                                                COUNTRY OF INCORPORATION
--------------                                                ------------------------
Labsystems Oy...............................................  Finland
Labsystems Hong Kong Limited................................  Hong Kong
Fastighets AB Skrubba.......................................  Sweden
Labsystems Sweden AB........................................  Sweden
Life Sciences International Benelux BV......................  Netherlands
Labsystems Espana SA........................................  Spain
Hybaid Limited..............................................  UK
Labsystems Inc..............................................  USA
Denley Instruments Inc......................................  USA
Labsystems Lenpipette.......................................  Russia

     All companies listed above were either directly or indirectly owned by Life Sciences International PLC between 1 January 1994 and 31 December 1996 with the exception of Hybaid Limited which was acquired on 31 May 1994 and Denley Instruments Inc which was acquired on 31 March 1995.

              BIOSYSTEMS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

     Labsystems Lenpipette was acquired on 30 November 1996. Prior to this, Labsystems Oy held a 50% stake in this company. The results and assets of Labsystems Lenpipette have been consolidated into those of Labsystems Oy.

     All the above companies operate principally in their country of incorporation with the exception of Life Sciences International Benelux BV which is based in Belgium and operates in Belgium, The Netherlands, and Luxembourg.

22  PENSION SCHEME AND OTHER POST RETIREMENT BENEFIT SCHEMES

     Hybaid Limited is a participant in the Life Sciences International PLC Pension Plan, which is a separate trust. This plan provides retirement benefits for the majority of the Company's permanent UK employees. It is funded by contributions both from participating companies and their employees and is contracted out of the earnings related part of the State Pension arrangements.

     The pension scheme is a defined benefits scheme whereby retirement benefits are based on the employees' final remuneration and length of service. Contributions to the scheme are based on pension costs for all members of the scheme across the Life Sciences International PLC Group and are made in accordance with the recommendation of an independent actuary who values the scheme at regular triennial intervals, the last valuation being as at 1 April 1995. Full details relating to the pension scheme are disclosed in the financial statements of Life Sciences International PLC. Due to a surplus in that plan's assets over its projected liabilities, no charge to the profit and loss account was made for the three years ended 31 December 1996.

     In Finland the Group does not operate a pension plan, but made contributions amounting to 933,000 British pounds sterling in 1994
(1995 -- 1,251,000 British pounds sterling; 1996 -- 1,079,000 British pounds sterling) to the state pension scheme in accordance with Finnish legislation.

23  POST BALANCE SHEET EVENT

     Following discussions between Life Sciences International PLC (Life Sciences) and Thermo Instrument Systems Inc. (Thermo Instrument), a U.S. based manufacturer of scientific instruments, Life Sciences received a proposal from Thermo Instrument to combine their businesses, offering to acquire all of the issued share capital of Life Sciences at 1.35 British pounds sterling per 10 pence ordinary share. This offer was recommended to shareholders by the Board of the Company on 21 January 1997. The offer was accepted by the majority of shareholders by 12 March 1997. On May 6, 1997, Thermo Instrument agreed to sell the businesses comprising the Biosystems Group of Life Sciences to its majority-owned subsidiary, Thermo BioAnalysis Corporation.

24  US GAAP RECONCILIATION

BASIS OF OPERATION

     The above accounts have been prepared in accordance with generally accepted accounting principles (GAAP) in the United Kingdom which differ in certain material respects from US GAAP. The significant differences relate principally to the following items and the adjustments necessary to restate net income and shareholders' equity in accordance with US GAAP are shown below.

  a) Goodwill

     Under UK GAAP goodwill arising on acquisition is eliminated directly against reserves. Amounts are transferred from reserves and charged through the profit and loss account when the related investments are sold or written down as a result of permanent diminutions in value. Under US GAAP goodwill is capitalised

              BIOSYSTEMS GROUP OF LIFE SCIENCES INTERNATIONAL PLC and amortised by charges against income over the period, not to exceed 40 years, over which the benefit arises. For US GAAP goodwill has been amortised by the Group over 40 years.

  b) Restructuring costs

     Under UK GAAP restructuring costs shown as exceptional items are charged to the profit and loss account in full irrespective of whether they have been agreed or incurred. Under US GAAP certain of these costs are only charged to the profit and loss account when certain specific criteria have been met.

  c) Forward exchange contracts

     Certain outstanding foreign currency forward exchange contracts which hedge anticipated future transactions and qualify as hedge contracts under UK GAAP would not qualify as hedges under US GAAP. The Biosystems Group historically used forward exchange contracts to hedge fluctuations in certain exchange rates for anticipated but not contractually firm transactions such as expected purchases of inventory over the next several months. US GAAP permits deferral of gains and losses on forward exchange contracts only when firm commitments are hedged. Such gains and losses are included in "Net interest receivable / (payable)" in the accompanying Combined Profit and Loss Accounts. Such contracts should be recorded at fair value at each balance sheet date based on the forward rates of exchange existing at that date and the corresponding unrealized gain or loss would be included in the determination of net income.

  d) Acquisition accounting

     Under UK GAAP, the fair value balance sheet of an acquired company can not include a provision for restructuring costs set up by the acquiring company. Under US GAAP, certain restructuring and reorganisation costs may be considered liabilities assumed and included in the allocation of the acquisition cost.

  e) Deferred taxes

     Under UK GAAP, deferred taxes are accounted for to the extent that it is considered probable that a liability or asset will crystallise in the foreseeable future. Under US GAAP, deferred taxes are accounted for on all timing differences and a valuation allowance is established in respect of those deferred tax assets where it is more likely than not that some portion will remain unrealised. No US GAAP adjustment arises as there are no unrecognised UK GAAP deferred tax liabilities or assets. Deferred tax also arises in relation to the tax effect of other US GAAP adjustments.

              BIOSYSTEMS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

     The following is a summary of the significant adjustments to net income for the years ended 31 December 1995 and 1996 and to parent company investment as of 31 December 1995 and 1996, which would have been required if the combined financial statements had been reported in accordance with US GAAP instead of UK GAAP.

                                                               1995      1996
                                                              ------    ------
                                                              (IN THOUSANDS OF
                                                               BRITISH POUNDS
                                                                 STERLING)
Net income according to the consolidated financial
  statements prepared under UK GAAP.........................   2,014     2,211
US GAAP adjustments:
  Decrease due to effects of goodwill previously written
     off....................................................    (782)     (663)
  Restructuring charges related to acquisition which should
     have been included in goodwill.........................     235        --
  Restructuring costs.......................................      --     1,186
  Mark to market of foreign exchange contracts..............   5,407    (6,726)
  Deferred taxation on above adjustments....................  (1,288)    1,659
                                                              ------    ------
Net income in accordance with US GAAP.......................   5,586    (2,333)
                                                              ======    ======
Equity shareholders' funds under UK GAAP....................   1,248       (55)
US GAAP adjustments:
  Increase due to effects of goodwill previously written off
     against reserves.......................................  25,026    24,364
  Restructuring charges related to acquisition which should
     have been included in goodwill.........................     235       235
  Restructuring costs.......................................      --     1,186
  Mark to market of foreign exchange contracts..............   6,725        (1)
  Deferred taxation on above adjustments....................  (1,521)      138
                                                              ------    ------
Equity shareholders' funds under US GAAP....................  31,713    25,867
                                                              ======    ======

CASH FLOWS

     The above combined financial statements comply with Financial Reporting Standard No. 1 -- "Cash flow statements" (FRS 1). Its objective and principles are similar to those set out in SFAS No. 95 "Statement of Cash Flows." The principal difference between the standards is in respect of classification. Under FRS 1, cash flows are presented for (a) operating activities; (b) returns on investments and servicing of finance; (c) taxation; (d) investing activities; and (e) financing activities. SFAS No. 95 requires only three categories of cash flow activity: (a) operating; (b) investing; and (c) financing.

     Cash flows arising from taxation and returns on investments and servicing of finance under FRS 1 would, with the exception of dividends paid, be included as operating activities under SFAS No. 95; dividend payments would be included as a financing activity under SFAS No. 95.

              BIOSYSTEMS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONCLUDED)

A summaried consolidated cash flow under US GAAP is as follows:

                                                            1994      1995      1996
                                                           ------    ------    ------
                                                            (IN THOUSANDS OF BRITISH
                                                                POUNDS STERLING)
Cash inflow from operating activities....................   3,324     3,402     5,386
Cash outflow on investing activities.....................  (1,059)   (3,038)   (1,509)
Cash (outflow)/inflow from financing activities..........  (7,525)      (18)      136
                                                           ------    ------    ------
Increase/(Decrease) in cash and cash equivalents.........  (5,260)      346     4,013
Exchange adjustments.....................................     265       246      (715)
Cash and cash equivalents at beginning of year...........   7,666     2,671     3,263
                                                           ------    ------    ------
Cash and cash equivalents at end of year.................   2,671     3,263     6,561
                                                           ======    ======    ======

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Clinical Products Group of Life Sciences International PLC:

     We have audited the accompanying combined balance sheet of the Clinical Products Group of Life Sciences International PLC as of December 31, 1995 and 1996, and the related combined statements of operations, cash flows, and shareholder's investment for each of the two years in the period ended December 31, 1996 and for the period from January 1, 1997 through March 12, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Clinical Products Group of Life Sciences International PLC as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996 and for the period from January 1, 1997 through March 12, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts
May 5, 1998

           CLINICAL PRODUCTS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

                        COMBINED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                    JANUARY 1,
                                                                                       1997
                                                                                     THROUGH
                                                                                    MARCH 12,
                                                               1995       1996         1997
                                                              -------    -------    ----------
Revenues (includes $9,923, $9,820 and $1,085 to affiliated
  companies; Notes 5 and 8).................................  $73,292    $80,757     $13,250
                                                              -------    -------     -------
Costs and Operating Expenses:
  Cost of revenues (includes $6,532, $6,424 and $656 for
     affiliated company revenues; Note 5)...................   43,611     47,713       8,835
  Selling, general and administrative expenses (Note 5).....   25,772     25,217       4,545
  Research and development expenses.........................    1,188      1,328         684
                                                              -------    -------     -------
                                                               70,571     74,258      14,064
                                                              -------    -------     -------
Operating Income (Loss).....................................    2,721      6,499        (814)
Interest Income (includes $4,030, $3,869 and $393 from
  affiliated companies).....................................    4,349      4,193         454
Interest Expense (includes $5,869, $5,992 and $708 for
  affiliated companies; Note 5).............................   (6,216)    (6,210)       (878)
Foreign Currency Exchange Gain (Loss) (Note 5)..............      807     (4,153)       (186)
                                                              -------    -------     -------
Income (Loss) Before Income Taxes...........................    1,661        329      (1,424)
Income Tax Provision (Benefit) (Note 3).....................      661        243        (513)
                                                              -------    -------     -------
Net Income (Loss)...........................................  $ 1,000    $    86     $  (911)
                                                              =======    =======     =======

    The accompanying notes are an integral part of these combined financial statements.

           CLINICAL PRODUCTS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

                             COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

                                                               1995       1996
                                                              -------    -------
                              ASSETS
Current Assets:
  Cash and cash equivalents.................................  $ 8,659    $12,455
  Accounts receivable, less allowances of $1,025 and
     $1,146.................................................   18,433     18,725
  Inventories...............................................   15,631     16,849
  Prepaid income taxes (Note 3).............................    1,412        547
  Prepaid expenses and other current assets.................    1,104      1,344
                                                              -------    -------
                                                               45,239     49,920
                                                              -------    -------
Property, Plant and Equipment, at Cost, Net.................   11,287     11,210
                                                              -------    -------
Other Assets................................................      713        518
                                                              -------    -------
Cost in Excess of Net Assets of Acquired Companies..........    6,974      6,736
                                                              -------    -------
                                                              $64,213    $68,384
                                                              =======    =======
            LIABILITIES AND SHAREHOLDER'S INVESTMENT
Current Liabilities:
  Notes payable and current maturities of long-term
     obligations (Note 7)...................................  $ 1,848    $   200
  Accounts payable..........................................    6,414      6,316
  Accrued payroll and employee benefits.....................    2,130      2,455
  Other accrued expenses....................................    7,760      5,162
  Due to parent company and affiliated companies (Note 5)...   36,664     45,094
                                                              -------    -------
                                                               54,816     59,227
                                                              -------    -------
Deferred Income Taxes (Note 3)..............................    1,073      1,673
                                                              -------    -------
Long-term Obligations (Note 7)..............................    2,361      2,172
                                                              -------    -------
Commitments (Note 4)

Shareholder's Investment:
  Net parent company investment.............................    6,167      5,318
  Cumulative translation adjustment.........................     (204)        (6)
                                                              -------    -------
                                                                5,963      5,312
                                                              -------    -------
                                                              $64,213    $68,384
                                                              =======    =======

    The accompanying notes are an integral part of these combined financial statements.

           CLINICAL PRODUCTS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

                        COMBINED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                    JANUARY 1,
                                                                                       1997
                                                                                     THROUGH
                                                                                    MARCH 12,
                                                               1995       1996         1997
                                                              -------    -------    ----------
OPERATING ACTIVITIES:
  Net income (loss).........................................  $ 1,000    $    86     $  (911)
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation and amortization..........................    1,534      2,370         602
     Provision for losses on accounts receivable............       84        159          --
     Increase in deferred income taxes......................    1,073        600          --
     Changes in current accounts:
       Accounts receivable..................................     (115)      (445)      7,498
       Inventories..........................................     (949)    (1,219)      1,324
       Other current assets.................................     (152)       797      (2,009)
       Accounts payable.....................................      644        (98)     (1,816)
       Other current liabilities............................      232      6,155      (7,893)
                                                              -------    -------     -------
Net cash provided by (used in) operating activities.........    3,351      8,405      (3,205)
                                                              -------    -------     -------
INVESTING ACTIVITIES:
  Purchases of property, plant and equipment................     (958)    (1,844)       (747)
  Proceeds from sale of property, plant and equipment.......      599         17          --
                                                              -------    -------     -------
Net cash used in investing activities.......................     (359)    (1,827)       (747)
                                                              -------    -------     -------
FINANCING ACTIVITIES:
  Increase (decrease) in short-term obligations.............      739     (1,645)      3,504
  Repayment of long-term obligations........................     (189)      (189)         --
  Net transfers to parent company...........................   (1,256)      (935)         --
                                                              -------    -------     -------
Net cash provided by (used in) financing activities.........     (706)    (2,769)      3,504
                                                              -------    -------     -------
Exchange Rate Effect on Cash................................     (400)       (13)          6
                                                              -------    -------     -------
Increase (Decrease) in Cash and Cash Equivalents............    1,886      3,796        (442)
Cash and Cash Equivalents at Beginning of Period............    6,773      8,659      12,455
                                                              -------    -------     -------
Cash and Cash Equivalents at End of Period..................  $ 8,659    $12,455     $12,013
                                                              =======    =======     =======
CASH PAID FOR:
  Interest..................................................  $ 6,297    $ 6,297     $   663
                                                              =======    =======     =======

    The accompanying notes are an integral part of these combined financial statements.

           CLINICAL PRODUCTS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

                 COMBINED STATEMENT OF SHAREHOLDER'S INVESTMENT
                                 (IN THOUSANDS)

                                                              NET PARENT    CUMULATIVE
                                                               COMPANY      TRANSLATION
                                                              INVESTMENT    ADJUSTMENT
                                                              ----------    -----------
BALANCE DECEMBER 31, 1994...................................   $  6,423      $     60
  Net income................................................      1,000            --
  Net transfer from parent company..........................     (1,256)           --
  Translation Adjustment....................................         --          (264)
                                                               --------      --------
BALANCE DECEMBER 31, 1995...................................      6,167          (204)
  Net income................................................         86            --
  Net transfer from parent company..........................       (935)           --
  Translation adjustment....................................         --           198
                                                               --------      --------
BALANCE DECEMBER 31, 1996...................................      5,318            (6)
  Net loss..................................................       (911)           --
  Translation adjustment....................................         --             6
                                                               --------      --------
BALANCE MARCH 12, 1997......................................   $  4,407      $     --
                                                               ========      ========

    The accompanying notes are an integral part of these combined financial statements.

           CLINICAL PRODUCTS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations

     The Clinical Products Group of Life Sciences International PLC provides equipment and consumables for the cytology, histology and pathology applications. It also supplies consumables for blood gas and ion-selective electrolyte analyzers.

  Basis of Presentation and Combination

     In May 1998, Thermo BioAnalysis Corporation, a subsidiary of Thermo Instrument Systems Inc., entered into an agreement to acquire certain businesses from Life Sciences International PLC ("Life Sciences"). Thermo Instrument acquired Life Sciences as of March 12, 1997.

     The accompanying combined financial statements include the following businesses acquired by Thermo BioAnalysis: Shandon Inc. and certain related businesses, including ALKO Diagnostic Corporation. The combination of these businesses is collectively referred to herein as the Clinical Products Group of Life Sciences International PLC or "the Company."

     All material transactions between the businesses combined herein have been eliminated. Transactions with other businesses within the Life Sciences group are described as "affiliate" transactions.

     The accompanying combined financial statements cover each of the years ended December 31, 1995 and 1996 and the period from January 1, 1997 to March 12, 1997, the date on which Life Sciences was acquired by Thermo Instrument.

  Revenue Recognition

     The Company recognizes revenue upon shipment of its products. The Company provides a reserve for its estimate of warranty and installation costs at the time of shipment. The Company recognizes revenue from service contracts over the respective terms of the contracts.

  Income Taxes

     For the periods presented, the Company was included in the consolidated or combined tax returns of other Life Sciences businesses. Life Sciences' intercompany tax allocation policy has been based on the income taxes calculated on a separate return basis for each subsidiary. Income taxes payable are therefore included with accounts payable to affiliates in the accompanying combined balance sheet.

     In accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," the Company recognizes deferred income taxes based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities, calculated using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return.

  Cash and Cash Equivalents

     Cash equivalents include highly liquid debt instruments purchased with original maturity dates of three months or less. Cash equivalents are carried at cost, which approximates market value.

           CLINICAL PRODUCTS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

  Inventories

     Inventories are stated at the lower of cost (on a first-in, first-out or weighted average basis) or market value and include materials, labor and manufacturing overhead. The components of inventories are as follows:

                                                               1995       1996
                                                              -------    -------
                                                                (IN THOUSANDS)
Raw materials and supplies..................................  $ 3,424    $ 3,722
Work in process.............................................      482        395
Finished goods..............................................   11,725     12,732
                                                              -------    -------
                                                              $15,631    $16,849
                                                              =======    =======

  Property, Plant and Equipment

     The costs of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the property as follows: buildings and improvements, 25 to 30 years; machinery and equipment, 2 to 10 years; and leasehold improvements, the shorter of the term of the lease or the life of the asset. Property, plant and equipment consists of the following:

                                                               1995       1996
                                                              -------    -------
                                                                (IN THOUSANDS)
Land........................................................  $   404    $   411
Buildings...................................................    4,452      4,458
Machinery, equipment and leasehold improvements.............   15,295     17,378
                                                              -------    -------
                                                               20,151     22,247
Less: Accumulated depreciation and amortization.............    8,864     11,037
                                                              -------    -------
                                                              $11,287    $11,210
                                                              =======    =======

  Other Assets

     Other assets in the accompanying balance sheet primarily represent intangible assets related to distribution agreements and patents associated with an acquisition in 1990. These assets are being amortized using the straight-line method over their estimated useful lives of 15 to 20 years. These assets were $756,000, net of accumulated amortization of $357,000 and $399,000, at year-end 1995 and 1996, respectively.

  Cost in Excess of Net Assets of Acquired Companies

     The excess of cost over the fair value of net assets of acquired companies is amortized using the straight-line method over 40 years. Accumulated amortization was $2,962,000 and $3,200,000 at year-end 1995 and 1996, respectively. The Company assesses the future useful life of this asset whenever events or changes in circumstances indicate that the current useful life has diminished. The Company considers the future undiscounted cash flows of the acquired companies in assessing the recoverability of this asset. If impairment has occurred, any excess of carrying value over fair value is recorded as a loss.

  Foreign Currency

     All assets and liabilities of the Company's foreign subsidiaries are translated at year-end exchange rates, and revenues and expenses are translated at average exchange rates for the year in accordance with SFAS No. 52, "Foreign Currency Translation." Resulting translation adjustments are reflected as a separate

           CLINICAL PRODUCTS GROUP OF LIFE SCIENCES INTERNATIONAL PLC component of shareholder's investment titled "Cumulative translation adjustment." Foreign currency transaction gains and losses are included in the accompanying statement of operations.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  EMPLOYEE BENEFIT PLANS

  Defined Contribution Plan

     Shandon Inc. has a defined contribution plan covering all eligible employees. Contributions by the Company are required based on a percentage of eligible compensation annually. The plan does not provide for employee contributions. The charge to operations for the Company's contributions was $344,000, $532,000 and $129,000 for 1995, 1996 and the period from January 1,
1997 through March 12, 1997, respectively.

  Defined Benefit Plan

     Shandon Scientific UK Limited is a participant in the Life Sciences International PLC Pension Plan, which is a separate trust. This plan provides retirement benefits for the majority of the Company's permanent UK employees. It is funded by contributions both from participating companies and their employees and is contracted out of the earnings-related part of the State Pension arrangements.

     The pension plan is a defined benefit plan whereby retirement benefits are based on the employees' final remuneration and length of service. Contributions to the plan are based on pension costs for all members of the plan across the Life Sciences International PLC Group and are made in accordance with the recommendation of an independent actuary who values the plan at regular triennial intervals, the last valuation being April 1, 1995. For the purposes of these combined financial statements, this pension plan has been treated as a multi-employer arrangement. Net periodic pension cost was not material to the Company's results of operations for any period presented.

  401(k) Savings Plan

     The employees of the Company's ALKO Diagnostic subsidiary participate in a 401(k) savings plan. Contributions to the 401(k) savings plan are made by both the employees and the Company. Company contributions are based upon the level of employee contributions. For this plan, the Company contributed and charged to expense $61,000, $66,000 and $28,000 for 1995, 1996 and the period from January 1, 1997 through March 12, 1997, respectively.

           CLINICAL PRODUCTS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

3.  INCOME TAXES

     The components of income (loss) before income taxes are as follows:

                                                                              JANUARY 1,
                                                                                 1997
                                                                               THROUGH
                                                                              MARCH 12,
                                                           1995      1996        1997
                                                          ------    ------    ----------
                                                                  (IN THOUSANDS)
Domestic................................................  $4,084    $5,012     $   544
Foreign.................................................  (2,423)   (4,683)     (1,968)
                                                          ------    ------     -------
                                                          $1,661    $  329     $(1,424)
                                                          ======    ======     =======

     The components of the income tax provision (benefit) are as follows:

                                                                              JANUARY 1,
                                                                                 1997
                                                                               THROUGH
                                                                              MARCH 12,
                                                           1995      1996        1997
                                                          ------    ------    ----------
                                                                  (IN THOUSANDS)
Currently payable:
  Federal...............................................  $1,127    $1,463      $   41
  State.................................................     302       335           1
  Foreign...............................................    (794)   (1,545)       (711)
                                                          ------    ------      ------
                                                             635       253        (669)
                                                          ------    ------      ------
Net deferred (prepaid):
  Federal...............................................      21        (8)        129
  State.................................................       5        (2)         27
                                                          ------    ------      ------
                                                              26       (10)        156
                                                          ------    ------      ------
                                                          $  661    $  243      $ (513)
                                                          ======    ======      ======

     The income tax provision (benefit) in the accompanying statement of operations differs from the provision (benefit) calculated by applying the statutory federal income tax rate of 34% to income (loss) before income taxes due to the following:

                                                                             JANUARY 1,
                                                                                1997
                                                                              THROUGH
                                                                             MARCH 12,
                                                       1995        1996         1997
                                                     --------    --------    ----------
                                                               (IN THOUSANDS)
Income tax provision (benefit) at statutory rate...  $    565    $    112     $   (484)
Increases (decreases) resulting from:
  State income taxes, net of federal tax...........       203         220           15
  Net foreign losses not benefited and tax rate
     differential..................................        29          47          (42)
  Amortization of cost in excess of net assets of
     acquired companies............................      (136)       (136)          (2)
                                                     --------    --------     --------
                                                     $    661    $    243     $   (513)
                                                     ========    ========     ========

           CLINICAL PRODUCTS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

     Prepaid income taxes and deferred income taxes in the accompanying balance sheet consist of the following:

                                                               1995      1996
                                                              ------    ------
                                                               (IN THOUSANDS)
Prepaid income taxes:
  Reserves and accruals.....................................  $  904    $   16
  Inventory basis difference................................     416       432
  Allowance for doubtful accounts...........................      92        99
                                                              ------    ------
                                                              $1,412    $  547
                                                              ======    ======
Deferred income taxes:
  Depreciation..............................................  $1,073    $1,673
                                                              ======    ======

4.  COMMITMENTS

     The Company leases portions of its office and operating facilities under various noncancellable operating lease arrangements that expire at various dates through 2014. The accompanying statement of operations includes expenses from operating leases of $1,130,000, $1,309,000 and $275,000 in 1995, 1996 and the
period from January 1, 1997 through March 12, 1997, respectively. Future minimum payments due under noncancellable operating leases as of December 31, 1996, are $1,429,000 in 1997; $1,508,000 in 1998; $1,304,000 in 1999; $959,000 in 2000;
$804,000 in 2001; and $715,000 in 2002 and thereafter. Total future minimum lease payments are $6,719,000.

5.  RELATED-PARTY TRANSACTIONS

  Due to Parent Company and Affiliated Companies

     The Company has advances from its parent company and affiliated companies. The advances are due on demand, and are interest-bearing. The Company had $61,468,000 and $62,418,000 outstanding under interest-bearing advances from its parent company and affiliated companies at year-end 1995 and 1996, respectively. The interest rates for the loans ranged from 6.3% to 10.0% in 1995 and from 6.4% to 10.0% in 1996. In addition, the Company had $19,412,000 and $23,490,000 of noninterest-bearing advances from its parent company and affiliated companies at year-end 1995 and 1996, respectively, which were due on demand.

     The Company makes interest bearing advances to an affiliated company. Such advances bore an interest rate of 10.0% and were $34,020,000 and $30,618,000 at year-end 1995 and 1996, respectively. In addition, the Company had a $10,196,000 noninterest-bearing, due on demand, advance to an affiliated company at year-end 1995 and 1996, respectively.

     Certain borrowings from affiliated companies were denominated in currencies other than functional currency of the subsidiary borrowing the funds. The Company reported foreign currency transaction gains and losses associated with such borrowings totaling a gain of $0.8 million in 1995, a loss of $4.2 million in 1996, and a loss of $0.2 million in the period from January 1, 1997 through March 12, 1997, respectively.

  Management Fees

     Life Sciences charged the Company for management fees totaling $584,000, $457,000 and $414,000 for 1995, 1996 and the period from January 1, 1997 through March 12, 1997, respectively.

  Other Related-party Transactions

     The Company purchases and sells products in the ordinary course of business with other companies affiliated with Life Sciences. Sales of such products to affiliated companies totaled $9,923,000, $9,820,000 and $1,085,000 in 1995, 1996 and the period from January 1, 1997 through March 12, 1997, respectively. Purchases of products from affiliated companies totaled $5,657,000, $7,595,000 and $847,000 in 1995, 1996 and the period from January 1, 1997 through March 12, 1997, respectively.

           CLINICAL PRODUCTS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

6.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, notes payable and current maturities of long-term debt, accounts payable, due to parent company and affiliated companies and long-term obligations. The Company's long-term obligations (Note 7) bear interest at a floating variable rate and therefore the carrying amounts approximate fair value. The carrying amounts of the remaining financial instruments, approximate fair value as a result of their short-term nature.

7.  SHORT- AND LONG-TERM OBLIGATIONS

SHORT-TERM OBLIGATIONS

     Notes payable and current maturities of long-term obligations in the accompanying balance sheet includes $1,648,000 at year-end 1995 of amounts borrowed under an overdraft agreement. The interest rate for these borrowings was 8.75%.

LONG-TERM OBLIGATIONS

     In July 1991, the Company borrowed $3,533,000 pursuant to two industrial revenue bonds; payable in annual installments of $200,000. The balance outstanding was $2,561,000 and $2,372,000 at year end 1995 and 1996, respectively. The loan is secured by property at the Company's Shandon Inc. division with a net book value of $3,300,000. The loan bears interest at a variable floating rate, which was 4.4% and 3.8% at year-end 1995 and 1996, respectively. The debt was repaid in June 1997.

8.  GEOGRAPHICAL INFORMATION

     The following table shows data for the Company by geographical area.

                                                           1995        1996
                                                         --------    --------
                                                            (IN THOUSANDS)
Revenues:
  United States........................................  $ 40,239    $ 42,360
  United Kingdom.......................................    22,746      29,472
  France...............................................    13,010      13,029
  Germany..............................................    11,640      11,992
  Transfers among geographical areas(a)................   (14,343)    (16,096)
                                                         --------    --------
                                                         $ 73,292    $ 80,757
                                                         ========    ========
Income (loss) before income taxes:
  United States........................................  $  5,620    $  6,164
  United Kingdom.......................................    (3,417)       (319)
  France...............................................       796         582
  Germany..............................................      (191)       (223)
  Corporate and eliminations(b)........................       (87)        295
                                                         --------    --------
  Total operating income (loss)........................     2,721       6,499
  Interest and other expense, net......................    (1,060)     (6,170)
                                                         --------    --------
                                                         $  1,661    $    329
                                                         ========    ========

           CLINICAL PRODUCTS GROUP OF LIFE SCIENCES INTERNATIONAL PLC

                                                           1995        1996
                                                         --------    --------
                                                            (IN THOUSANDS)
Identifiable assets:
  United States........................................  $ 27,982    $ 28,942
  United Kingdom.......................................    21,667      24,071
  France...............................................     9,529      10,766
  Germany..............................................     5,035       4,605
                                                         --------    --------
                                                         $ 64,213    $ 68,384
                                                         ========    ========

---------------
(a) Transfers among geographical areas are accounted for at prices that are representative of transactions with unaffiliated parties.

(b) Primarily corporate general and administrative expenses.

                         THERMO BIOANALYSIS CORPORATION

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

     In March 1997, Thermo Instrument acquired approximately 95% of the outstanding shares of Life Sciences International PLC ("LSI"), a London Stock Exchange-listed company. Subsequently, Thermo Instrument acquired the remaining shares of LSI capital stock. On May 6, 1997, the Company agreed to acquire Labsystems OY and Hybaid, which comprised the Biosystems Group of LSI, from Thermo Instrument for an aggregate purchase price of $102.5 million. The purchase price for the net operating assets represents the sum of the net book value, exclusive of cash, of the businesses as of the date that Thermo Instrument acquired LSI, plus a percentage of Thermo Instrument's total cost in excess of net assets acquired associated with its acquisition of LSI, based on the aggregate 1996 revenues of Labsystems OY and Hybaid relative to LSI's 1996 consolidated revenues. Management believes such method of allocation is reasonable. Of the $102.5 million purchase price, the Company paid approximately $35.6 million in cash to Thermo Instrument in June 1997, issued a $50.0 million promissory note to Thermo Instrument and issued to Thermo Instrument in April 1998 1,300,000 shares of Company common stock (valued at approximately $16.9 million at the time of the May 1997 agreement to acquire Labsystems OY and Hybaid). The $50.0 million promissory note, which bears interest at the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter, is due on July 15, 1999. The acquisition of the Labsystems OY and Hybaid divisions of LSI has been treated for accounting purposes in a manner similar to a pooling-of-interests. Accordingly, the accompanying financial statements include the results of Labsystems OY and Hybaid from March 12, 1997, the date these businesses were acquired by Thermo Instrument, and the 1,300,000 shares issued to Thermo Instrument have been deemed outstanding from that date.

     In May 1998, the Company agreed to acquire the Clinical Products Group of LSI, which is comprised of Shandon Inc. and its related businesses, including ALKO Diagnostic, from Thermo Instrument. The net purchase price for the Clinical Products Group is approximately $66.7 million, which represents the sum of the net book value of the businesses as of April 4, 1998, plus a percentage of Thermo Instrument's total cost in excess of net assets acquired associated with its acquisition of LSI, based on the 1996 revenues of the Clinical Products Group relative to LSI's 1996 consolidated revenues. Management believes such method of allocation is reasonable. The net purchase price for the Clinical Products Group will be paid with 3,007,930 shares of Company common stock valued at $66.7 million. In addition to the shares of Company common stock to be issued to Thermo Instrument, the Company will assume approximately $37.9 million of existing indebtedness owed by the Clinical Products Group to Thermo Instrument, making the gross purchase price approximately $104.5 million. This amount included $12.0 million for an equivalent amount of cash acquired. The existing indebtedness owed to Thermo Instrument is due January 2, 1999 and bears interest at the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter. The acquisition of the Clinical Products Group has been treated for accounting purposes in a manner similar to that for the acquisition of Labsystems OY and Hybaid. Accordingly, the accompanying financial statements include the results of the Clinical Products Group from March 12, 1997, and the shares issuable to Thermo Instrument have been deemed outstanding from that date.

                         THERMO BIOANALYSIS CORPORATION

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                           YEAR ENDED JANUARY 3, 1998
                                  (UNAUDITED)

     The following unaudited pro forma combined condensed statement of operations sets forth the results of operations for the year ended January 3, 1998, as if the acquisitions of the Labsystems OY and Hybaid divisions of LSI and the Clinical Products Group of LSI had occurred at the beginning of 1997. In addition, the unaudited pro forma combined condensed statement of operations sets forth the results of operations and the earnings per share as if the issuance of the $50.0 million promissory note to Thermo Instrument, the issuance of 1,300,000 shares of Company common stock to Thermo Instrument for the acquisition of the Labsystems OY and Hybaid divisions of LSI and the issuance of 3,007,930 shares of Company common stock for the acquisition of the Clinical Products Group of LSI had occurred at the beginning of 1997. The pro forma results of operations are not necessarily indicative of future operations or the actual results that would have occurred had these acquisitions and related financing activities occurred at the beginning of 1997. These statements should be read in conjunction with the accompanying notes and the respective historical financial statements and related notes of the Company, the Labsystems OY and Hybaid divisions of LSI and the Clinical Products Group of LSI appearing elsewhere in this Prospectus. The historical statement of operations data for the Labsystems OY and Hybaid divisions of LSI, originally prepared in accordance with U.K. generally accepted accounting principles ("GAAP") and stated in British pounds sterling, have been translated into U.S. dollars and presented in a manner consistent with the financial statements of the Company, as described in Note 1 to this pro forma combined condensed statement of operations. In addition, the accompanying pro forma adjustments include those necessary to conform such financial statements to U.S. GAAP.

                                                        FOR THE ACQUISITION OF THE
                                                LABSYSTEMS OY AND HYBAID DIVISIONS OF LSI
                                      --------------------------------------------------------------
                                                     HISTORICAL                       PRO FORMA
                                      -----------------------------------------   ------------------
                                                         LABSYSTEMS OY AND
                                                      HYBAID DIVISIONS OF LSI
                                                    ---------------------------
                                        THERMO       U.K.     ADJUST-    U.S.     ADJUST-
                                      BIOANALYSIS    GAAP      MENTS     GAAP      MENTS    COMBINED
                                      -----------   -------   -------   -------   -------   --------
                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues............................   $201,998     $11,136    $  --    $11,136   $    --   $213,134
                                       --------     -------    -----    -------   -------   --------
Costs and Operating Expenses:
 Cost of revenues...................    102,826       7,860       --      7,860        --   110,686
 Selling, general and administrative
   expenses.........................     61,946       5,307       --      5,307       197    67,450
 Research and development
   expenses.........................     14,057         896       --        896        --    14,953
 Restructuring costs................         --         600     (600)        --        --        --
                                       --------     -------    -----    -------   -------   --------
                                        178,829      14,663     (600)    14,063       197   193,089
                                       --------     -------    -----    -------   -------   --------
Operating Income (Loss).............     23,169      (3,527)     600     (2,927)     (197)   20,045
Interest Income.....................      2,431          45       --         45        --     2,476
Interest Expense....................     (7,725)       (694)      --       (694)   (1,061)   (9,480)
Foreign Currency Exchange Loss......         --          (5)      --         (5)       --        (5)
Other Expense, Net..................         --         (87)      --        (87)       --       (87)
                                       --------     -------    -----    -------   -------   --------
Income (Loss) Before Income Taxes...     17,875      (4,268)     600     (3,668)   (1,258)   12,949
Income Tax Provision (Benefit)......      6,535        (753)     198       (555)     (445)    5,535
                                       --------     -------    -----    -------   -------   --------
Net Income (Loss)...................   $ 11,340     $(3,515)   $ 402    $(3,113)  $  (813)  $ 7,414
                                       ========     =======    =====    =======   =======   ========
Earnings per Share:
 Basic..............................   $    .86                                             $   .55
                                       ========                                             ========
 Diluted............................   $    .79                                             $   .54
                                       ========                                             ========
Weighted Average Shares:
 Basic..............................     13,232                                       256    13,488
                                       ========                                   =======   ========
 Diluted............................     16,367                                       256    16,623
                                       ========                                   =======   ========

                                            FOR THE ACQUISITION OF THE
                                          CLINICAL PRODUCTS GROUP OF LSI
                                      --------------------------------------
                                         HISTORICAL           PRO FORMA
                                      -----------------   ------------------

                                      CLINICAL PRODUCTS   ADJUST-
                                        GROUP OF LSI       MENTS    COMBINED
                                      -----------------   -------   --------
                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues............................       $13,250        $   --    $226,384
                                           -------        ------    -------
Costs and Operating Expenses:
 Cost of revenues...................         8,835            --    119,521
 Selling, general and administrative
   expenses.........................         4,545             5     72,000
 Research and development
   expenses.........................           684            --     15,637
 Restructuring costs................                          --         --
                                           -------        ------    -------
                                            14,064             5    207,158
                                           -------        ------    -------
Operating Income (Loss).............          (814)           (5)    19,226
Interest Income.....................           454            --      2,930
Interest Expense....................          (878)           --    (10,358)
Foreign Currency Exchange Loss......          (186)           --       (191)
Other Expense, Net..................            --            --        (87)
                                           -------        ------    -------
Income (Loss) Before Income Taxes...        (1,424)           (5)    11,520
Income Tax Provision (Benefit)......          (513)          112      5,134
                                           -------        ------    -------
Net Income (Loss)...................       $  (911)       $ (117)   $ 6,386
                                           =======        ======    =======
Earnings per Share:
 Basic..............................                                $   .45
                                                                    =======
 Diluted............................                                $   .45
                                                                    =======
Weighted Average Shares:
 Basic..............................                         591     14,079
                                                          ======    =======
 Diluted............................                      (2,439)    14,184
                                                          ======    =======

                         THERMO BIOANALYSIS CORPORATION
         NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

     The historical financial statements of the Labsystems OY and Hybaid divisions of LSI are denominated in British pounds sterling. The Company used the guidance of SFAS No. 52 in translating the financial statements of these businesses for purposes of presenting the pro forma financial statements. The Company does not believe that this had a material effect on the pro forma results. The pro forma combined condensed statement of operations was translated into U.S. dollars at the average exchange rate of approximately 1.60 U.S. dollars per British pound sterling.

NOTE 2 -- PRO FORMA ADJUSTMENTS TO PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JANUARY 3, 1998 (IN THOUSANDS, EXCEPT IN
          TEXT)

                                                              DEBIT (CREDIT)
                                                              --------------
ACQUISITION OF THE LABSYSTEMS OY AND HYBAID DIVISIONS OF LSI
ADJUSTMENTS TO CONVERT U.K. GAAP TO U.S. GAAP
RESTRUCTURING COSTS
Eliminate restructuring costs included in the historical
  profit and loss account of the Labsystems OY and Hybaid
  divisions of LSI, as these costs would not have met the
  U.S. GAAP criteria for such treatment pursuant to EITF
  94-3......................................................    $     (600)
                                                                ----------
INCOME TAX PROVISION (BENEFIT)
Income tax provision associated with the adjustment above...           198
                                                                ----------
PRO FORMA ADJUSTMENTS
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Eliminate corporate service fees charged to the Labsystems
  OY and Hybaid divisions of LSI by LSI.....................           (60)
Service fee of 1.0% of the revenues of the Labsystems OY and
  Hybaid divisions of LSI for services provided under a
  services agreement between the Company and Thermo
  Electron..................................................           111
Amortization over 40 years of $71,721,000 of cost in excess
  of net assets of acquired companies created by the
  acquisition of the Labsystems OY and Hybaid divisions of
  LSI.......................................................           146
                                                                ----------
                                                                       197
                                                                ----------
INTEREST EXPENSE
Increase in interest expense as a result of a loan from
  Thermo Instrument of $85,583,000 related to the
  acquisition of the Labsystems OY and Hybaid divisions of
  LSI, calculated using the 90-day Commercial Paper
  Composite Rate plus 25 basis points, or 5.875%. The loan
  from Thermo Instrument replaced existing indebtedness to
  LSI.......................................................         1,755
Eliminate interest expense on indebtedness to LSI included
  in the historical profit and loss account of the
  Labsystems OY and Hybaid divisions of LSI, due to the
  assumed repayment of such debt at the beginning of 1997...          (694)
                                                                ----------
                                                                     1,061
                                                                ----------
INCOME TAX PROVISION (BENEFIT)
Income tax benefit associated with the adjustments above
  (excluding amortization of cost in excess of net assets of acquired companies), calculated at the Company's statutory
  income tax rate of 40%....................................          (445)
                                                                ----------

                         THERMO BIOANALYSIS CORPORATION
  NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS -- (CONCLUDED)
                                  (UNAUDITED)

                                                              DEBIT (CREDIT)
                                                              --------------
WEIGHTED AVERAGE SHARES
Increase in weighted average shares outstanding due to the
  assumed issuance at the beginning of 1997 of 1,300,000
  shares of the Company's common stock related to the
  acquisition of the Labsystems OY and Hybaid division of
  LSI.

ACQUISITION OF THE CLINICAL PRODUCTS GROUP OF LSI
PRO FORMA ADJUSTMENTS
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Eliminate corporate service fees charged to the Clinical
  Products Group of LSI by LSI..............................          (414)
Service fee of 1.0% of the revenues of the Clinical Products
  Group of LSI for services provided under a services
  agreement between the Company and Thermo Electron.........           133
Amortization over 40 years of $63,788,000 of cost in excess
  of net assets of acquired companies created by the
  acquisition of the Clinical Products Group of LSI.........           286
                                                                ----------
                                                                         5
                                                                ----------
INCOME TAX PROVISION (BENEFIT)
Income tax provision associated with the adjustments above
  (excluding amortization of cost in excess of net assets of acquired companies), calculated at the Company's statutory
  income tax rate of 40%....................................           112
                                                                ----------
WEIGHTED AVERAGE SHARES FOR BASIC EARNINGS PER SHARE
Increase in weighted average shares outstanding due to the
  assumed issuance at the beginning of 1997 of 3,007,930
  shares of the Company's common stock related to the
  acquisition of the Clinical Products Group of LSI.

WEIGHTED AVERAGE SHARES FOR DILUTED EARNINGS PER SHARE
Decrease in weighted average shares due to the antidilutive effect to the pro forma results of the Company's
  Convertible Note.

                                                                      APPENDIX A








                            SHARE PURCHASE AGREEMENT

                                     BETWEEN

                         THERMO BIOANALYSIS CORPORATION

                                       AND

                         THERMO INSTRUMENT SYSTEMS INC.


                             -----------------------

                                   May 11, 1998

                             -----------------------

                            SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this "AGREEMENT") dated as of May 11, 1998 is between Thermo BioAnalysis Corporation ("TBA"), a Delaware corporation, and Thermo Instrument Systems Inc. ("THI"), a Delaware corporation.

                              PRELIMINARY STATEMENT

1. Life Sciences International Limited ("LSI"), which is a wholly-owned subsidiary of THI, owns, directly or through wholly-owned subsidiaries, all of the issued and outstanding shares (the "SHARES") of Shandon Inc., Shandon Scientific Ltd. and Life Sciences International SNC. THI, LSI and those of LSI's wholly-owned subsidiaries that own Shares are referred to individually as a "SELLER" and collectively as the "SELLERS." Shandon Inc., Shandon Scientific Ltd., and Life Sciences International SNC are sometimes collectively referred to herein as the "COMPANY."

2. TBA desires to purchase, or cause its wholly-owned subsidiaries to purchase, and THI desires to sell, or to cause its subsidiaries to sell, all of the issued and outstanding shares of Shandon Inc., Shandon Scientific Ltd. and Life Sciences International SNC, for the consideration set forth below, subject to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                   SECTION 1 - PURCHASE AND SALE OF THE SHARES

1.1 PURCHASE OF THE SHARES FROM THE SELLERS. Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "CLOSING"), THI shall cause its subsidiaries to sell, transfer, convey, assign and deliver to TBA, or its wholly-owned subsidiaries, and TBA or its wholly-owned subsidiaries shall purchase, acquire and accept the Shares. At the option of TBA, TBA may acquire the Shares of Shandon Inc. by effecting the merger of a subsidiary of TBA (the "MERGER SUB") with and into Shandon Inc., pursuant to which merger (i) the Sellers' shares of Shandon Inc. would be canceled in exchange for a portion of the total consideration set forth in Section 1.3 below and (ii) Merger Sub's shares would be converted into shares of Shandon Inc., the surviving corporation.

1.2 FURTHER ASSURANCES. At any time and from time to time prior to and after the Closing, at TBA's request and without further consideration, each Seller shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, including agreements of merger, and take all such other action as TBA may reasonably request, more effectively to transfer, convey and assign to TBA, and to confirm TBA's title to, all of the Shares owned by such Seller, to put TBA in actual possession and operating control of the assets, properties and business of the Company, to assist in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

 1.3 PURCHASE PRICE. The purchase price to be paid by TBA for the Shares (the "PURCHASE PRICE") shall consist of 3,007,830 shares (the "TBA SHARES") of common stock, $.01 par value, of TBA (the "TBA COMMON STOCK"), provided that the TBA Shares are listed on the American Stock Exchange (the "AMEX"), in accordance with Section 4.7 hereto, on or prior to January 2, 1999. If the TBA Shares are not so listed on the AMEX on or prior to January 2, 1999, TBA will pay a purchase price of $66,662,536.29 in cash to THI and/or such of its subsidiaries as THI shall designate, on January 2, 1999.

1.4 CLOSING. The Closing shall take place at the offices of THI at 81 Wyman Street, Waltham, Massachusetts on or about May 27, 1998 (the "CLOSING DATE"). At the Closing, THI shall deliver, or cause its subsidiaries to deliver, certificates evidencing the Shares duly endorsed in blank or with stock powers duly executed. At the Closing, if the TBA Shares have been listed on the AMEX in accordance with Section 4.7 hereto, TBA shall deliver one or more certificates representing the TBA Shares registered in the name of THI and/or such of its subsidiaries as THI shall designate. If the TBA Shares have not been so listed, TBA will deliver to THI an instrument obligating TBA to pay the Purchase Price, in accordance with Section 1.3, to THI and/or such of its subsidiaries as THI shall designate on the earlier of (i) the date the TBA Shares are listed on the AMEX in accordance with Section 4.7 hereto and (ii) January 2, 1999. If the Purchase Price is to be paid in cash, interest shall accrue on the amount of the Purchase Price from the Closing Date until the date of payment at the 90-Day Commercial Composite Rate plus 25 basis points, set at the beginning of each quarter. If the Purchase Price is to be paid with the TBA Shares, the number of TBA Shares shall be adjusted to prevent dilution if between the Closing Date and the date of issuance of the TBA Shares, TBA (i) issues any shares of TBA Common Stock or any rights to purchase TBA Common Stock as a dividend or makes any other distribution as a dividend upon TBA Common Stock; (ii) issues any shares of TBA Common Stock in subdivision of outstanding shares of TBA Common Stock by reclassification or otherwise; or (iii) combines outstanding shares of TBA Common Stock, by reclassification or otherwise.

                SECTION 2 - REPRESENTATIONS AND WARRANTIES OF THI

        Except as set forth on the disclosure schedule delivered to TBA on the date hereof (the "DISCLOSURE SCHEDULE"), THI represents and warrants to TBA as follows. The term "knowledge," when used in this Agreement, shall mean actual knowledge after reasonable investigation.

2.1 ORGANIZATION AND QUALIFICATION. Each of the Sellers and the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted. Each of the Sellers and the Company is qualified or otherwise authorized to transact business as a foreign corporation in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized would not have a material adverse effect on the assets, properties, business, results of operations, condition (financial or otherwise) or prospects of the Company taken as a whole.

2.2 AUTHORITY. THI has full right, power, capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and each of the Sellers has full right, power, capacity and authority to consummate the transactions contemplated hereby to be performed by such Seller. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of THI. This Agreement has been duly and validly executed and delivered by THI and constitutes the valid and binding obligation of THI, enforceable against it in accordance with the terms hereof. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a violation, breach, termination or acceleration of, or default under (or would result in a violation, breach, termination, acceleration or default with the giving of notice or passage of time, or both) any of the terms, conditions or provisions of the organizational documents of any Seller or the Company, or of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which any Seller or the Company is a party or by which any Seller or the Company or any of their respective properties or assets may be bound or affected; (ii) result in the violation of any order, writ, injunction, decree, statute, rule or regulation applicable to any Seller or the Company or any of their respective properties or assets; (iii) result in the imposition of any lien, encumbrance, charge or claim upon any assets of the Company; or (iv) entitle any employee of the Company to severance or other payments or create any other obligation to an employee. No consent or approval by, or notification to or filing with, any court, governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by any Seller or the consummation of the transactions contemplated hereby.

2.3     CAPITALIZATION AND TITLE TO SHARES.

        (a) The authorized share capital of the Company is set forth on EXHIBIT A hereto. The Seller or Sellers set forth opposite the name of each company comprising the Company on EXHIBIT A is or are the record and beneficial owner(s) of all of the issued and outstanding shares of each such company. All of the Shares are duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights.

        (b) There are no other shares of capital stock of the Company authorized or outstanding or any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements or commitments obligating the Company to issue, transfer, sell, repurchase or redeem any shares of its capital stock or other securities. There are no written shareholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of the Company. The books and records of the Company, including without limitation the books of account, minute books, stock certificate books and stock ledgers, are complete and correct and accurately reflect the conduct of the business and affairs of the Company.

2.4     SUBSIDIARIES AND OTHER AFFILIATES.

        (a) The Disclosure Schedule sets forth all Subsidiaries of the Company and the jurisdiction in which each is incorporated. All shares of the capital stock of each Subsidiary owned by the Company are owned free and clear of any charges, liens, encumbrances, security interests or adverse claims. As used in this Agreement, "SUBSIDIARY" means any corporation or



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other legal entity of which a party to this Agreement owns, directly or indirectly, fifty percent (50%) or more of the stock or other equity interest entitled to vote for the election of directors and representations, warranties and covenants referring to the Company contained herein shall be deemed to mean the Company and each of its Subsidiaries, both separately and together as a consolidated whole, unless and except to the extent expressly indicated otherwise.

        (b) There are no other shares of capital stock of any Subsidiary of the Company authorized or outstanding or any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements or commitments obligating any Subsidiary of the Company to issue, transfer, sell, repurchase or redeem any shares of its capital stock or other securities. There are no shareholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of any Subsidiary of the Company.

        (c) Except for its Subsidiaries, the Company does not, directly or indirectly, own any material equity interest in any corporation, partnership, joint venture or other entity.

2.5 FINANCIAL STATEMENTS. THI has delivered to TBA prior to the execution of this Agreement true and complete copies of: the consolidated balance sheets of the Company as of December 31, 1996 and 1995, and the consolidated statements of operations, cash flows and changes in stockholder's equity of the Company for each of the two years in the period ended December 31, 1996 and for the period beginning January 1, 1997 and ended March 12, 1997, as audited by Arthur Andersen LLP, the Company's certified public accountants. In addition, THI has delivered to TBA prior to the execution of this Agreement, true and complete copies of the unaudited consolidated balance sheets of the Company as of March 12, 1997 and April 4, 1998 and the unaudited consolidated statements of operations for the period beginning March 13, 1997 and ended January 3, 1998 and the three month period ended April 4, 1998. Collectively, the financial statements referred to in the preceding two sentences are sometimes referred to herein as the "Financial Statements" and the unaudited consolidated balance sheet of the Company as of April 4, 1998 is referred to herein as the "Balance Sheet." The Financial Statements have been prepared from, and are in accordance with, the books and records of THI and fairly present the financial condition, results of operations, cash flows and shareholder's equity of the Company as at the dates and for the periods indicated, in each case in accordance with generally accepted accounting principles applied on a basis consistent with previous years subject to normal year-end adjustments, which in the aggregate are not material, and footnote disclosures.

2.6 ABSENCE OF UNDISCLOSED LIABILITIES; NO DEALINGS WITH AFFILIATES. As of the date of the Balance Sheet, the Company had no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise and whether due or to become due (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), required to be reflected or disclosed on the Balance Sheet or the footnotes thereto that were not adequately reflected or reserved against on the Balance Sheet or disclosed in the related footnotes. The Company has no liabilities of the type required to be reflected or disclosed on a balance sheet or the footnotes thereto in accordance with generally accepted accounting principles, other than liabilities (i) adequately reflected or reserved against on the Balance Sheet or disclosed in the related footnotes,
(ii)



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incurred since the date of the Balance Sheet in the ordinary course of business and consistent with past practice, (iii) that would not, in the aggregate, have a material adverse effect on the Company taken as a whole, or (iv) disclosed in this Agreement. The Company has no contractual arrangement with or commitment to or from any of its stockholders, officers, management, directors or employees (or their family members) other than such as may have been entered into in the normal course of employment, including, without limiting the generality of the foregoing, being directly or indirectly a joint investor or coventurer with respect to, or owner, lessor, lessee, licenser or licensee of, any real or personal property, tangible or intangible, owned or used by, or a lender to or debtor of, the Company.

2.7 TAXES. The Company has accurately prepared and duly and timely filed all federal, state, local, provincial or foreign tax and other returns and reports which were required to be filed, in respect of all income, franchise, excise, sales, use, property (real and personal), VAT, payroll and other taxes, levies, imports, duties, license and registration fees, charges or withholdings of any nature whatsoever (collectively "TAXES"), and to the extent the liabilities of the Company, as of the date of the Balance Sheet, for Taxes have not been fully discharged, adequate reserves have been established on the Balance Sheet. None of the federal, state, local, provincial or foreign Tax returns of the Company has been audited or examined by the governmental authority having jurisdiction. No waivers of any statutes of limitation are in effect in respect of any Taxes. The Company is not in default in the payment of any Taxes due and payable or on any assessments received in respect thereof, and there are no claims pending or, to the best knowledge of the Company and the Sellers, threatened, against the Company for past due Taxes. All Taxes incurred but not yet due have been fully accrued on the books of the Company or full reserves have been established therefor; the reserves indicated on the Balance Sheet are also adequate to cover all Taxes that may become payable by the Company in future periods in respect of any transactions or sales occurring on or prior to the date of the Balance Sheet. Without limiting the generality of the foregoing, the Company has withheld or collected from each payment made to each of their employees, consultants or non-U.S. payees, the amount of all Taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

2.8 PROPERTIES. The Company owns and has good title to all of the assets and properties reflected as owned by it on the Balance Sheet or acquired by the Company since the date of the Balance Sheet (except personal property sold or otherwise disposed of in the ordinary course of business since the date of the Balance Sheet), free and clear of any lien, claim or other encumbrance, except for (i) the liens, claims or other encumbrances reflected on the Balance Sheet,
(ii) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the date of the Balance Sheet, (iii) liens, claims or other encumbrances securing the liens of materialmen, carriers, landlords and like persons, all of which are not yet due and payable, (iv) liens for taxes not yet delinquent and (v) liens, claims, other encumbrances or defects in title that, in the aggregate, are not material to the Company taken as a whole. The Company owns or has a valid leasehold interest in all of the buildings, structures, leasehold improvements, equipment and other tangible property material to the Company taken as a whole, all of which are in good and sufficient operating condition and repair, ordinary wear and tear excepted and the Company has not received any notice that any such property is in violation in any material respect of any existing law or any building, zoning, health, safety or other


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

ordinance, code or regulation.

2.9     HAZARDOUS MATERIALS.

        (a) There has been no generation, use, handling, storage or disposal of any Hazardous Materials in violation of common law or any applicable environmental law at any site owned or premises leased by the Company during the period of the Company's ownership or lease. Nor has there been or is there threatened any release of any Hazardous Materials on or at any such site or premises during such period in violation of common law or any applicable environmental law or which created or will create an obligation to report or remediate such release. For purposes of this Agreement, "HAZARDOUS MATERIAL" means any medical waste, flammable, explosive or radioactive material, or any hazardous or toxic waste, substance or material, including substances defined as "hazardous substances," "hazardous materials," "solid waste" or "toxic substances" under any applicable laws or ordinances relating to hazardous or toxic materials and substances, air pollution (including noise and odors), water pollution, liquid and solid waste, pesticides, drinking water, community and employee health, environmental land use management, stormwater, sediment control, nuisances, radiation, wetlands, endangered species, environmental permitting, petroleum products, and all rules and regulations promulgated pursuant to any such laws and ordinances.

        (b) THI has previously made available to TBA copies of all documents in its possession concerning any environmental or health and safety matter, copies of any environmental audits or risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans and material correspondence with any governmental authority regarding the foregoing.

2.10 ACCOUNTS RECEIVABLE. All accounts and notes receivable of the Company shown on the Balance Sheet and all accounts and notes receivable acquired by the Company subsequent to the date of the Balance Sheet have arisen in the ordinary course of business and have been collected, or are in the process of collection and are collectible in the ordinary course of business and in any event within nine months from the Closing Date, in the aggregate recorded amounts thereof, less the applicable allowances reflected on the Balance Sheet with respect to the accounts and notes receivable shown thereon, or set up consistent with past practice on the books of the Company with respect to the accounts and notes receivable acquired subsequent to the date of the Balance Sheet.

2.11 INVENTORIES. All Inventories (as defined below) of the Company are of a quality and quantity usable and saleable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which are in the aggregate immaterial to the Company taken as a whole. Items included in such Inventories are carried on the books of the Company, and are valued on the Balance Sheet, at the lower of cost or market. The value of obsolete materials and materials of below-standard quality or quantity has been written down on the books of account of the Company to realizable market value. The term "Inventories" includes all stock of raw materials, work-in-process and finished goods, including but not limited to finished goods purchased for resale, held by the Company for manufacturing, assembly, processing, finishing, sale or resale to others, from time to time in the ordinary course of business of the



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

Company in the form in which such inventories then are held or after manufacturing, assembling, finishing, processing, incorporating with other goods or items, refining or the like.

2.12 PURCHASE AND SALE COMMITMENTS. No outstanding purchase commitments by the Company are in excess of the normal, ordinary and usual requirements of the Company, and the aggregate of the contract prices to which the Company has agreed in any outstanding purchase commitments is not so excessive when compared with current market prices for the relevant commodities or services that a material loss is likely to result. No outstanding sales commitment by the Company obligates the Company to sell any product or service at a price which, because of currently prevailing and projected costs of materials or labor, is likely to result, when all such sales commitments are taken in the aggregate, in a material loss to the Company taken as a whole. There are no material suppliers to the Company of significant goods or services with respect to which practical alternative sources of supply, or comparable products, are not available on comparable terms and conditions.

2.13 GOVERNMENTAL AUTHORIZATIONS. The Company has all governmental permits, licenses, franchises, concessions, zoning variances and other approvals, authorizations and orders (collectively "PERMITS") material to the Company taken as a whole. All such Permits are presently in full force and effect, the Company is in compliance with the requirements thereof, no suspension or cancellation of any of them is threatened so far as is known to the Sellers or the Company, and the sale of the Shares as contemplated hereby will not adversely affect the validity or effectiveness of, and will not require, for retention thereof after such sale, the consent or approval of any party to, or any other person or governmental authority having jurisdiction of, any such Permit. None of the Company or the Sellers has any knowledge of any fact or circumstance which would prevent, limit or restrict it from continuing to operate its business in the present manner, and no new requirements pertaining to the manner of operating its business have been issued or announced by any governmental authority during the past year nor are there any disputes pending between the Company and any governmental authority relating to the Company's operations as presently being conducted or actively considered.

2.14 INTELLECTUAL PROPERTY. The Company owns, or is licensed to use, or otherwise has the right to use all patents, trademarks, service marks, trade names, trade secrets, franchises, and copyrights, and all applications for any of the foregoing, and all technology, know-how and processes necessary for the conduct of its businesses as now conducted (collectively, the "PROPRIETARY RIGHTS"). A list of all such copyrights, trademarks, tradenames and patents, and all applications therefor, has been furnished or made available to TBA. None of the Company or the Sellers is aware of any claim by any third party that the business of the Company as currently conducted or proposed to be conducted infringes upon the unlicensed Proprietary Rights of others, nor has the Company or any of the Sellers received any notice or claim from any third party of such infringement by the Company. None of the Company or the Sellers is aware of any infringement by any third party on, or any competing claim of right to use or own any of, the Proprietary Rights of the Company. The Company has the right to use, free and clear of claims or rights of others, all customer lists and computer software material to its business as currently conducted. To the best knowledge of the Company and the Sellers, none of the activities of the employees of the Company on behalf of the Company violates any agreements or arrangements which any such employees have with former employers in a way which is materially adverse to



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the business of the Company taken as a whole.

2.15 INSURANCE. The Company is not in default with respect to any provisions of any policy of general liability, fire, title or other form of insurance held by it, the Company is current in the payment of all premiums due on such insurance and the Company has not failed to give any notice or present any claim thereunder in due and timely fashion, except for claims that are immaterial in both the nature of the claim and in the amount of such claim. The Company maintains insurance on all of its assets and business (including products liability insurance) from insurers which are financially sound and reputable, in amounts and coverages and against the kinds of risks and losses reasonably prudent to be insured against by corporations engaged in the same or similar businesses. No basis exists which would jeopardize the coverage under any such insurance. No such insurance will be terminated or canceled by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. THI has previously furnished or made available to TBA all policies of general liability, fire, title or other forms of insurance applicable to the Company and a description of all claims pending thereunder other than health or dental insurance claims.

2.16    EMPLOYEE BENEFIT PLANS.

        (a) THI has made available or furnished to TBA true and complete copies of each pension, profit-sharing, deferred compensation, incentive compensation, severance pay, retirement, welfare benefit or other plan or arrangement providing benefits to employees or retirees, including both those that do and do not constitute employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (the "ERISA"), currently maintained or contributed to by THI or any of its affiliates for the benefit of the employees of the Company (each, a "PLAN").

        (b) Except as set forth on the Disclosure Schedule, (i) each such Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA is being operated and administered in compliance with Section 401(a) of the Code, a favorable determination letter has been obtained from the Internal Revenue Service (the "IRS") for such Plan, and there is no accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA or Section 412 of the Code, with respect to such Plan; (ii) there has been no non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code involving the assets of any Plan nor any "reportable event" within the meaning of Section 4043 of ERISA with respect to any Plan; (iii) all required employer contributions to such Plan have been made (or, in the case of contributions not yet due, have been accrued on the Balance Sheet); (iv) THI has made available to TBA as to each such Plan a true and correct copy of (w) the annual report (Form 5500) filed with the IRS for each of the three most recent plan years, (x) each plan, trust agreement, group annuity contract and insurance contract, if any, relating to such Plan, (y) each actuarial report prepared for each of the last three years for each Plan and (z) each summary plan description distributed to participants in each Plan and each summary of material modifications to each Plan (as defined in ERISA); and (v) each such Plan is, and at all relevant times has been, in compliance with ERISA, the Code and the terms of such Plan. None of the Sellers or the Company or their respective affiliates has ever participated in a "multiemployer pension plan" as defined in Section 3(37) of ERISA.



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

        (c) Each Plan applicable to employees of the Company outside of the United States is fully funded, has been administered, in all material respects, in compliance with its terms and the requirements of all applicable laws and regulations and all required contributions have been made. All reports, forms and other documents required to be filed or advisable to be filed with any governmental entity with respect to each such Plan have been timely filed and are complete and accurate in all material respects.

        (d) Except as set forth on the Disclosure Schedule, the Company has no obligation to provide any welfare benefits to retired or former employees other than continuation of welfare benefits as required by applicable law.

        (e) The Company has no liability under or with respect to any employee benefit plans or arrangements that it no longer maintains or in which it no longer participates.

2.17 AGREEMENTS AND DOCUMENTS. THI has previously furnished or made available to TBA true, correct and complete copies of each document that is referred to or otherwise related to any of the following items referred to in this
Section 2.17:

        (a) each document related to interests in real property owned, leased or otherwise used or claimed by the Company;

        (b) (i) each agreement of the Company made in the ordinary course of business which involves aggregate future payments by or to the Company of more than two hundred fifty thousand dollars ($250,000) or any agreement made in the ordinary course of business whose term extends beyond one year after the date hereof; (ii) each agreement containing any covenant restricting the freedom of the Company to compete in any line of business or with any person; and (iii) each agreement of the Company not made in the ordinary course of business which is or was to be performed after the date hereof;

        (c) all employment or similar compensation agreements of the Company which may not be terminated by the Company without penalty within thirty days after the Closing;

        (d) all bonus, incentive compensation, deferred compensation, profit-sharing, stock option, retirement, pension, severance, indemnification, insurance, death benefit or other fringe benefit plans, agreements or arrangements of the Company (or applying to the Company) in effect, or under which any amounts remain unpaid, on the date hereof or to become effective after the date hereof;

        (e) all labor unions or other organizations representing, purporting to represent or attempting to represent any employees of the Company, and all collective bargaining agreements of the Company with any labor unions or other representatives or employees;

        (f) each agreement or other instrument or arrangement defining the terms on which any indebtedness of the Company (or a guarantee by the Company of indebtedness) is or may be issued; and



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

        (g) the names and addresses of all banks in which the Company has accounts or lines of credit, and with respect to each such account or line of credit, the names of all persons authorized to draw thereon.

        The Company is not a party to any oral contract or agreement which would be required to have been furnished or made available to TBA under this
Section 2.17 had such contract or agreement been committed to writing.

2.18 VALIDITY. There is no default or claimed or purported or alleged default, or basis on which with notice or lapse of time or both (including notice of this Agreement), a default would exist, in any obligation on the part of any party (including the Company) to be performed under any lease, contract, plan, policy or other instrument or arrangement referred to in Section 2.17 or otherwise in this Agreement.

2.19    NO CHANGES. Since the date of the Balance Sheet there has not been:

        (a) any material adverse change in the business of the Company taken as a whole;

        (b) any material damage, destruction or loss (whether or not covered by insurance) adversely affecting the business of the Company taken as a whole;

        (c) any declaration, setting aside or payment of any dividend, or other distribution, in respect of any capital stock of the Company or any direct or indirect redemption, purchase or other acquisition of such stock;

        (d) any option to purchase any capital stock of the Company granted to any person, or any employment or deferred compensation agreement entered into between the Company and any of its stockholders, officers, directors, employees or consultants;

        (e) any issuance or sale by the Company of any stock, bonds or other corporate securities, or any partial or complete formation, acquisition, disposition or liquidation of the Company;

        (f) any labor union activity (including without limitation any negotiation, or request for negotiation, with respect to any union representation or any labor contract) respecting the Company;

        (g) any statute, rule or regulation, or, to the best knowledge of the Company and the Sellers, any government policy, adopted which may materially and adversely affect the business of the Company;

        (h) any mortgage, lien, attachment, pledge, encumbrance or security interest created on any asset, tangible or intangible, of the Company, or assumed, either by the Company or by others, with respect to any such assets, except for liens permitted under Section 2.8;

        (i) any indebtedness or other liability or obligation (whether absolute, accrued,



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

contingent or otherwise) incurred, or other transaction (except that is reflected in this Agreement) engaged in, by the Company, except those in the ordinary course of business that are individually, or in the aggregate to one group of related parties, less than one hundred thousand dollars ($100,000);

        (j) any obligation or liability discharged or satisfied by the Company, except items included in current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business which are individually, or in the aggregate to one group of related parties, less than one hundred thousand dollars ($100,000) in amount;

        (k) any sale, assignment, lease, transfer or other disposition of any tangible asset of the Company, except in the ordinary course of business, or any sale, assignment, lease, transfer or other disposition of its patents, trademarks, trade names, brand names, copyrights, licenses or other intangible assets;

        (l) any amendment, termination or waiver of any material right belonging to the Company;

        (m) any increase in the compensation or benefits payable or to become payable by the Company to any of its officers or employees;

        (n) any other action or omission by the Company, or the passage of any resolution, other than in the ordinary course of business.

2.20 LITIGATION OR PROCEEDINGS. The Company is not engaged in, or a party to, or, to the best of the Sellers' and the Company's knowledge, threatened with, any claim or legal action or other proceeding before any court, any arbitrator of any kind or any governmental authority, nor does any basis for any claim or legal action or other proceeding or governmental investigation exist. There are no orders, rulings, decrees, judgments or stipulations to which the Company is a party by or with any court, arbitrator or governmental authority affecting the Company.

2.21 COMPLIANCE WITH LAWS. The Company (i) has not been and is not in violation of any applicable building, zoning, occupational safety and health, pension, export control, environmental or other federal, state, local or foreign law, ordinance, regulation, rule, order or governmental policy applicable to it;
(ii) has not received any complaint from any governmental authority, and to the best knowledge of the Sellers and the Company, none is threatened, alleging that the Company has violated any such law, ordinance, regulation, rule, order or governmental policy; (iii) has not received any notice from any governmental authority of any pending proceedings to take all or any part of the properties of the Company (whether leased or owned) by condemnation or right of eminent domain and, to the best knowledge of the Sellers and the Company, no such proceeding is threatened; and (iv) is not a party to any agreement or instrument, or subject to any charter or other corporate restriction or judgment, order, writ, injunction, rule, regulation, code or ordinance, which materially and adversely affects, or might reasonably be expected materially and adversely to affect the business of the Company.



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

2.22 LABOR MATTERS. There are no labor organizing activities, election petitions or proceedings, labor strikes, disputes, slowdowns, work stoppages or unfair labor practice complaints pending or, to the best knowledge of the Sellers and the Company, threatened against the Company or between the Company and any of its employees.

2.23 RECALLS. There is no basis for the recall, withdrawal or suspension of any approval by any governmental authority with respect to any product sold or proposed to be sold by the Company. None of the products of the Company is subject to any recall proceedings and to the best of its knowledge no such proceedings have been threatened.

2.24 BROKERS AND FINDERS. None of the Sellers or the Company has employed any broker, agent or finder or incurred any liability on behalf of any of the Sellers or the Company or for any brokerage fees, agents' commissions or finders' fees in connection with the transactions contemplated hereby.

2.25 POWERS OF ATTORNEY. The Company has no powers of attorney or similar authorizations outstanding.

2.26 NO TERMINATION OF RELATIONSHIP. As of the date hereof, none of the Sellers or the Company has any reason to expect that any relationship between the Company and a material distributor, customer, supplier, lender, employee or other person will be terminated or adversely affected as a result of the transactions contemplated by this Agreement.

2.27 ALL INFORMATION. TBA has been furnished in writing prior to the execution of this Agreement all information as to the business of the Company material to a reasonable buyer's determination to enter into this Agreement and to consummate the transactions contemplated hereby.

2.28 STATEMENTS TRUE AND CORRECT. The statements contained herein or in any written documents prepared and delivered by or on behalf of THI pursuant to the terms hereof are true, complete and correct in all material respects, and such documents do not omit any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.


                SECTION 3 - REPRESENTATIONS AND WARRANTIES OF TBA

        TBA represents and warrants to THI as follows.

3.1 ORGANIZATION. TBA is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has full corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted.

3.2 AUTHORITY. TBA has full right, power, capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The


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

execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of TBA, except that approval of the TBA shareholders is required to list the TBA Shares on the AMEX. This Agreement has been duly and validly executed and delivered by TBA and constitutes the valid and binding obligation of TBA, enforceable against it in accordance with the terms hereof. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a violation, breach, termination or acceleration of, or default under (or would result in a violation, breach, termination, acceleration or default with the giving of notice or passage of time, or both) any of the terms, conditions or provisions of the Certificate of Incorporation or By-laws of TBA, as amended, or of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which TBA is a party or by which TBA or any of its properties or assets may be bound or affected; (ii) result in the violation of any order, writ, injunction, decree, statute, rule or regulation applicable to TBA or any of its properties or assets; or (iii) result in the imposition of any lien, encumbrance, charge or claim upon any of its assets. Except for the listing of the TBA Shares for trading on the AMEX, no consent or approval by, or notification to or filing with, any court, governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by TBA or the consummation of the transactions contemplated hereby. The TBA Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of pre-emptive rights.

3.3 STATEMENTS TRUE AND CORRECT. The statements contained herein or in any written documents prepared and delivered by or on behalf of TBA pursuant to the terms hereof are true, complete and correct in all material respects, and such documents do not omit any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

                      SECTION 4 - COVENANTS AND AGREEMENTS

4.1 CONDUCT OF BUSINESS. Except with the prior written consent of TBA, which will not be unreasonably withheld or delayed, and except as otherwise contemplated herein, during the period from the date hereof to the Closing Date, THI shall cause the Sellers and the Company to observe the following covenants:

        (a) AFFIRMATIVE COVENANTS PENDING CLOSING. The Sellers and the Company shall:

               (i) PRESERVATION OF PERSONNEL. Use all reasonable efforts to preserve intact the business organization of the Company and keep available the services of the present employees of the Company, in each case in accordance with past practice, it being understood that the termination of employees with poor performance ratings shall not constitute a violation of this covenant;

               (ii) INSURANCE. Use all reasonable efforts to keep in effect casualty, public liability, worker's compensation and other insurance policies applicable to the Company in coverage amounts not less than those in effect at the date of this Agreement;



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

                (iii) PRESERVATION OF THE BUSINESS; MAINTENANCE OF PROPERTIES. Except as set forth in Section 4.1(b)(i), use all reasonable efforts to preserve the business of the Company, advertise, promote and market its products and services in accordance with past practices over the last twelve months, keep their properties intact, preserve their goodwill, maintain all physical properties in such operating condition as will permit the conduct of such business on a basis consistent with past practice;

                (iv) INTELLECTUAL PROPERTY RIGHTS. Use all reasonable efforts to preserve and protect the Proprietary Rights of the Company; and

                (v) ORDINARY COURSE OF BUSINESS. Operate the business of the Company solely in the ordinary course.

        (b) NEGATIVE COVENANTS PENDING CLOSING. THI shall cause each of the Sellers and the Company not to:

                (i) DISPOSITION OF ASSETS. Sell or transfer, or mortgage, pledge or create or permit to be created any lien on, any of the assets of the Company other than:

                        (A) the completion of documents and other instruments relating to the transfer of the Portsmouth, New Hampshire real property from the Company to LSI (US) Inc.

                        (B) the completion of documents and other instruments relating to the transfer of all of the issued and outstanding shares of Life Sciences International (UK) Limited from the Company to ThermoQuest Corporation in accordance with the Asset and Share Purchase Agreement dated July 30, 1997 between ThermoQuest Corporation and THI.

                        (C) sales or transfers in the ordinary course of business.

                        (D) the creation of liens under existing arrangements disclosed hereunder and liens permitted under Section 2.8.

               (ii) LIABILITIES. Permit the Company to (A) incur any obligation or liability other than in the ordinary course of business, (B) incur any indebtedness for borrowed money in excess of $100,000 or (C) enter into any contracts or commitments involving payments by the Company of $100,000 or more other than purchase orders and commitments for inventory, materials and supplies in the ordinary course of business;

               (iii) COMPENSATION. Except as required by applicable law or any existing employment or severance agreement, (A) change the compensation or fringe benefits of any officer, director, employee or agent of the Company, except for ordinary merit increases for employees other than officers based on periodic reviews in accordance with past practices, or (B) enter into or modify any employment, severance or other agreement with any officer, director or employee of the Company or any benefit plan (it being understood that hiring of at will employees in the ordinary course of business shall not constitute a violation of this covenant) or



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

(C) enter into or modify any agreement with any consultant, except for agreements terminable upon not more than one year's notice that are consistent with past practices with respect to consulting agreements.

               (iv) CAPITAL STOCK. Make any change in the number of shares of capital stock of the Company authorized, issued or outstanding or grant any option, warrant or other right to purchase, or to convert any obligation into, shares of capital stock of the Company, or declare or pay any dividend or other distribution with respect to any shares of capital stock of the Company, or sell or transfer any shares of its capital stock;

               (v) ORGANIZATIONAL DOCUMENTS. Amend the organizational documents of the Company;

               (vi) ACQUISITIONS. Make any material acquisition of property other than in the ordinary course of the business of the Company other than substantially all of the assets of Gloekler Refrigeration, Inc. ("GLOEKLER") in accordance with the terms of the Letter of Intent dated February 27, 1998 between Shandon Inc. and Gloekler.

               (vii) LICENSE AGREEMENTS. Enter into or modify any license, technology development or technology transfer agreement between the Company and any other person or entity.

4.2 CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to the Closing Date, TBA shall be entitled, through its employees and representatives, to have such access to the assets, properties, business and operations of the Company, as is reasonably necessary or appropriate in connection with its investigation of the Company with respect to the transaction contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances so as to minimize any disruption to or impairment of the business and each party shall cooperate fully therein. No investigation by TBA shall diminish or obviate any of the representations, warranties, covenants or agreements of THI contained in this Agreement. In order that TBA may have full opportunity to make such investigation, THI shall furnish the representatives of TBA with all such information and copies of such documents concerning the affairs of the Company as TBA may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with TBA's representatives in connection with such investigation.

4.3 EXPENSES. TBA and THI shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, counsel and accountants.

4.4 AUTHORIZATION FROM OTHERS. Prior to the Closing Date, the parties shall use all reasonable efforts to obtain all authorizations, consents and permits of others required to permit the consummation of the transactions contemplated by this Agreement.

4.5 CONSUMMATION OF AGREEMENT. Each party shall use all reasonable efforts to perform and



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

fulfill all conditions and obligations to be performed and fulfilled by it under this Agreement and to ensure that to the extent within its control or capable of influence by it, no breach of any of its respective representations, warranties and agreements hereunder occurs or exists on or prior to the Closing Date, all to the end that the transactions contemplated by this Agreement shall be fully carried out in a timely fashion.

4.6 FURTHER ASSURANCES. Each of the parties shall execute such documents, further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

4.7 LISTING OF SHARES. Promptly after the date hereof, TBA shall use its best efforts to take all action necessary in accordance with applicable law to convene a meeting of its shareholders to be held for the purpose of approving the listing of the TBA Shares for trading upon AMEX in accordance with Section 712 of AMEX's Listing Standards, Policies and Requirements. In connection with such meeting, TBA's Board of Directors shall recommend to the TBA shareholders the approval of the listing of the TBA Shares pursuant to this Agreement. THI hereby agrees to vote all of the shares of TBA Common Stock held by it as of the record date of any such meeting in favor of the listing of the TBA Shares and all such related matters. TBA shall use all reasonable efforts to obtain all votes and approvals of the TBA shareholders necessary for the listing of the TBA Shares prior to January 2, 1999.

4.8 PUBLIC ANNOUNCEMENTS AND CONFIDENTIALITY. Any press release or other information to the press or any third party with respect to this Agreement or the transactions contemplated hereby shall require the prior approval of TBA and THI, which approval shall not be unreasonably withheld, provided that a party shall not be prevented from making such disclosure as it shall be advised by counsel is required by law.

4.9 NO SOLICITATION. None of the Sellers or the Company will (i) solicit or initiate discussions with any person, other than TBA, relating to the possible acquisition of the Company or all or a material portion of the assets or any of the capital stock of the Company or any merger or other business combination with the Company (an "ACQUISITION TRANSACTION") or (ii) except to the extent reasonably required by fiduciary obligations under applicable law as advised by legal counsel, participate in any negotiations regarding, or furnish to any other person information with respect to, any effort or attempt by any other person to do or to seek any Acquisition Transaction. THI agrees to inform TBA within one business day of its receipt of any offer, proposal or inquiry relating to any Acquisition Transaction.

4.10    INDEMNIFICATION.

        (a) RIGHT TO INDEMNIFICATION. TBA and THI (as the case may be, the "INDEMNITEE") shall be indemnified on its respective demand made to the other (the "INDEMNITOR") for the full amount of all damages (as defined below) suffered by it as a direct or indirect result of:

                (i) the inaccuracy of any representation or warranty made by the Indemnitor in or pursuant to this Agreement; and

                (ii) any failure by the Indemnitor to perform any obligation or comply with any covenant or agreement specified in this Agreement.

For the purpose of this Section 4.10, the term "DAMAGES" shall be determined and computed by reference to the effect of the compensable event on the Indemnitee, and shall be deemed to include (i) all losses, liabilities, expenses or costs incurred by the Indemnitee, including reasonable attorneys' fees, and (ii) interest at the 90-Day Commercial Composite Rate plus 25 basis points, set at the beginning of each quarter, from the date 30 days after notice of any such claim for indemnification is given to the Indemnitor, or if an unliquidated claim, from such later date as the claim is liquidated, to the date full indemnification is made therefor.

        (b) INDEMNIFICATION PROCEDURES. The Indemnitee shall give the Indemnitor notice of any claim, action or proceeding by a third party which is reasonably likely to result in a claim for indemnification under this Section
4.10. The Indemnitor shall have the right, at its expense, to defend, contest, protest, settle and otherwise control the resolution of any such claim, action or proceeding. The Indemnitee shall have the right to participate in any such legal proceeding, subject to the Indemnitor's right of control thereof, at the expense of the Indemnitee and with counsel selected by the Indemnitee.

        (c) LIMITATIONS ON INDEMNIFICATION. Each of TBA and THI shall be obligated to indemnify the other pursuant to this Section 4.10 only with respect to claims as to which it is given written notice by the Indemnitee on or prior to a date two years after the Closing.

4.11 TAX-FREE QUALIFICATION. THI and TBA agree that they will take no actions not contemplated by this Agreement that would cause the transaction not to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code.

4.12 CONTINUED PARTICIPATION IN PENSION PLAN. TBA and THI agree that, after the Closing, employees of Shandon Scientific Ltd. and its subsidiaries shall continue to be eligible to participate in the Life Sciences International Limited Pension Plan subject to the same or comparable terms and conditions as those to which they are currently subject. TBA will be charged for its attributable portion of the pension costs associated with such plan.

           SECTION 5 - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF TBA

        The obligation of TBA to acquire the Shares is subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions:

5.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of THI contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (with such exceptions as may be permitted under or contemplated by this Agreement) and there shall not have been any material adverse change in the business of the Company taken as a whole since the date hereof. THI shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date and shall have obtained all required consents and approvals. THI shall have delivered to TBA a certificate, dated the Closing Date, to the foregoing effect.

5.2 CERTIFICATES. THI shall have furnished TBA with such certificates of public officials and of the Sellers' or the Company' officers as may be reasonably requested by TBA.

            SECTION 6 - CONDITIONS PRECEDENT TO THE OBLIGATION OF THI

        The obligation of THI to sell the Shares is subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions:

6.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of TBA contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (with such exceptions as may be permitted under or contemplated by this Agreement). TBA shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date and shall have obtained all required consents and approvals, except for the approval of the TBA shareholders of the listing of the TBA Shares on the AMEX. TBA shall have delivered to LSI a certificate, dated the Closing Date, to the foregoing effect.

6.2 CERTIFICATES. TBA shall have furnished THI with such certificates of public officials and of TBA's officers as may be reasonably requested by THI.

                  SECTION 7 - TERMINATION, AMENDMENT AND WAIVER

7.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date as follows:

        (a) by THI upon written notice to TBA if TBA has materially breached any representation, warranty, covenant or agreement contained herein and has not cured such breach within ten (10) business days of receipt of written notice from THI;

        (b) by TBA upon written notice to THI if THI has materially breached any representation, warranty, covenant or agreement contained herein and has not cured such breach within ten (10) business days of receipt of written notice from TBA;

        (c) by either party if any court of competent jurisdiction or United States or foreign governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the sale of any of the Shares and such order, decree or ruling shall have become final and nonappealable; or

        (d) at any time with the written consent of TBA and THI.

7.2     EFFECT OF TERMINATION. If this Agreement is terminated as provided in
Section 7.1, this Agreement shall forthwith become void and have no effect, without liability on the part of any party, its directors, officers or stockholders, other than the provisions of this Section 7.2, Section 4.3 relating to expenses and Section 4.8 relating to publicity and confidentiality to the extent provided therein. Nothing contained in this Section 7.2 shall relieve any party from liability for any breach of this Agreement occurring before such termination.

7.3 AMENDMENT. This Agreement may not be amended except by an instrument signed by each of the parties hereto.

7.4 WAIVER. At any time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or
(b) waive compliance with any of the agreements of any other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit; provided that any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.


                            SECTION 8 - MISCELLANEOUS

8.1 NOTICES. All notices, requests, demands, consents and other communications which are required or permitted hereunder shall be in writing, and shall be deemed given when actually received or if earlier, one day after deposit with a nationally recognized air courier or express mail, charges prepaid or three days after deposit in the U.S. mail by certified mail, return receipt requested, postage prepaid, addressed as follows:

                                            If to THI:

                              Thermo Instrument Systems Inc.
                              860 Airport Freeway
                              Suite 301
                              Hurst, Texas 76054
                              Attention: President

                                            If to TBA:

                              Thermo BioAnalysis Corporation
                              P.O. Box 2108
                              504 Airport Road
                              Santa Fe, New Mexico  87505
                              Attention: President

or to such other address as any party hereto may designate in writing to the other parties, specifying a change of address for the purpose of this Agreement.



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

8.2 SURVIVAL AND MATERIALITY OF REPRESENTATIONS. Each of the representations, warranties and agreements made by the parties hereto shall be deemed material and shall survive the Closing Date and the consummation of the transactions contemplated hereby. All statements contained in any certificates or other instruments delivered by or on behalf of the parties pursuant hereto or in connection with the transactions contemplated hereby shall be deemed material and shall constitute representations and warranties by the person making such statement.

8.3 ENTIRE AGREEMENT. This Agreement, including the exhibits, the Disclosure Schedule and the other documents referred to herein, supersedes any and all oral or written agreements or understandings heretofore made relating to the subject matter hereof and constitutes the entire agreement of the parties relating to the subject matter hereof.

8.4 PARTIES IN INTEREST. All covenants and agreements, representations and warranties contained in this Agreement made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the parties hereto, and their respective successors, assigns, heirs, executors, administrators and personal representatives, whether so expressed or not.

8.5 NO IMPLIED RIGHTS OR REMEDIES. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

8.6 HEADINGS. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning hereof.

8.7 SEVERABILITY. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision shall not be affected thereby.

8.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.9 FURTHER ASSURANCES. THI will execute and furnish to TBA all documents and will do or cause to be done all other things that TBA may reasonably request from time to time in order to give full effect to this Agreement and to effectuate the intent of the parties.

8.10 GOVERNING LAW. This Agreement shall be governed by the law of the State of Delaware applicable to agreements made and to be performed wholly within such jurisdiction, without regard to the conflicts of laws provisions thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                THERMO BIOANALYSIS CORPORATION



                                By: /s/ Colin Maddix
                                    --------------------------------------
                                Name:  Colin Maddix
                                Title: President


                                THERMO INSTRUMENT SYSTEMS INC.



                                By: /s/ Earl R. Lewis
                                    --------------------------------------
                                Name:  Earl R. Lewis
                                Title: President

                                                                      APPENDIX B







                            SHARE PURCHASE AGREEMENT

                                     BETWEEN

                         THERMO BIOANALYSIS CORPORATION

                                       AND

                             THERMOQUEST CORPORATION


                             -----------------------

                                   May 11, 1998

                             -----------------------

                            SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this "AGREEMENT") dated as of May 11, 1998 is between Thermo BioAnalysis Corporation ("TBA"), a Delaware corporation, and ThermoQuest Corporation ("TMQ"), a Delaware corporation.

                              PRELIMINARY STATEMENT

1. TMQ owns all of the issued and outstanding shares (the "SHARES") of Shandon GmbH, a company organized under the laws of Germany. Shandon GmbH is sometimes referred to herein as the "COMPANY."

2. TBA desires to purchase, or cause its wholly-owned subsidiaries to purchase, and TMQ desires to sell, or to cause its subsidiaries to sell, all of the issued and outstanding shares of the Company for the consideration set forth below, subject to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                   SECTION 1 - PURCHASE AND SALE OF THE SHARES

1.1 PURCHASE OF THE SHARES FROM TMQ. Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "CLOSING"), TMQ shall sell, transfer, convey, assign and deliver to TBA, or its wholly-owned subsidiaries, and TBA or its wholly-owned subsidiaries shall purchase, acquire and accept the Shares.

1.2 FURTHER ASSURANCES. At any time and from time to time both prior to and after the Closing, at TBA's request and without further consideration, TMQ shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as TBA may reasonably request, more effectively to transfer, convey and assign to TBA, and to confirm TBA's title to, all of the Shares owned by TMQ, to put TBA in actual possession and operating control of the assets, properties and business of the Company, to assist in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

1.3 CONSIDERATION FOR THE SHARES. The consideration to be paid by TBA for the Shares (the "PURCHASE PRICE") shall be 100 shares (the "PURCHASE PRICE SHARES") of TBA's common stock, par value $.01 per share (the "TBA COMMON STOCK").

1.4 CLOSING. The Closing shall take place at the offices of Thermo Electron Corporation at 81 Wyman Street, Waltham, Massachusetts on or about May 27, 1998 (the "CLOSING DATE"). At the Closing, TMQ shall deliver certificates evidencing the Shares duly endorsed in blank or with stock powers duly executed. At the Closing, if the Purchase Price Shares have been listed on the American Stock Exchange (the "AMEX") in accordance with Section 4.7 hereto, TBA shall deliver one or more certificates representing the Purchase Price Shares to TMQ. If the Purchase Price Shares have not been so listed, TBA shall deliver an instrument obligating TBA to issue the Purchase Price Shares to TMQ on the date that such shares are listed on the AMEX in accordance with Section 4.7 hereto. The number of Purchase Price Shares shall be adjusted to prevent dilution if between the Closing Date and the date of issuance of the Purchase Price Shares, TBA (i) issues any shares of TBA Common Stock or any rights to purchase TBA Common Stock as a dividend or makes any other distribution as a dividend upon TBA Common Stock; (ii) issues any shares of TBA Common Stock in subdivision of outstanding shares of TBA Common Stock by reclassification or otherwise; or (iii) combines outstanding shares of TBA Common Stock, by reclassification or otherwise.

                SECTION 2 - REPRESENTATIONS AND WARRANTIES OF TMQ

         Except as set forth on the disclosure schedule delivered to TBA on the date hereof (the "DISCLOSURE SCHEDULE"), TMQ represents and warrants to TBA as follows. The term "knowledge," when used in this Agreement, shall mean actual knowledge after reasonable investigation.

2.1 ORGANIZATION AND QUALIFICATION. Each of TMQ and the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted. Each of TMQ and the Company is qualified or otherwise authorized to transact business as a foreign corporation in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized would not have a material adverse effect on the assets, properties, business, results of operations, condition (financial or otherwise) or prospects of the Company taken as a whole.

2.2 AUTHORITY. TMQ has full right, power, capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of TMQ. This Agreement has been duly and validly executed and delivered by TMQ and constitutes the valid and binding obligation of TMQ, enforceable against it in accordance with the terms hereof. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a violation, breach, termination or acceleration of, or default under (or would result in a violation, breach, termination, acceleration or default with the giving of notice or passage of time, or both) any of the terms, conditions or provisions of the organizational documents of TMQ or the Company, or of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which TMQ or the Company is a party or by which TMQ or the Company or any of their respective properties or assets may be bound or affected; (ii) result in the violation of any order, writ, injunction, decree, statute, rule or regulation applicable to TMQ or the Company or any of their respective properties or assets; (iii) result in the imposition of any lien, encumbrance, charge or claim upon any assets of the Company; or (iv) entitle any employee of the Company to severance or other payments or create any other obligation to an employee. No consent or approval by, or notification to or filing with, any court, governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by TMQ or the consummation of the transactions contemplated hereby.

2.3      CAPITALIZATION AND TITLE TO SHARES.

         (a) The authorized share capital of the Company is set forth on EXHIBIT A hereto. TMQ is the beneficial owner of all of the issued and outstanding shares of the Company. All of the Shares are duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights.

         (b) There are no other shares of capital stock of the Company authorized or outstanding or any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements or commitments obligating the Company to issue, transfer, sell, repurchase or redeem any shares of its capital stock or other securities. There are no written shareholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of the Company. The books and records of the Company, including without limitation the books of account, minute books, stock certificate books and stock ledgers, are complete and correct and accurately reflect the conduct of the business and affairs of the Company.

2.4      SUBSIDIARIES AND OTHER AFFILIATES.

         (a) The Company has no Subsidiaries. As used in this Agreement, "SUBSIDIARY" means any corporation or other legal entity of which a party to this Agreement owns, directly or indirectly, fifty percent (50%) or more of the stock or other equity interest entitled to vote for the election of directors.

         (b) The Company does not, directly or indirectly, own any material equity interest in any corporation, partnership, joint venture or other entity

2.5 FINANCIAL STATEMENTS. TMQ has delivered to TBA prior to the execution of this Agreement true and complete copies of the unaudited consolidated balance sheet of the Company as of January 3, 1998 and the unaudited consolidated statement of operations of the Company for the period beginning March 12, 1997 and ended January 3, 1998. Collectively, the financial statements referred to in the preceding sentence are sometimes referred to herein as the "Financial Statements" and the unaudited consolidated balance sheet of the Company as of January 3, 1998 is referred to herein as the "Balance Sheet." The Financial Statements have been prepared from, and are in accordance with, the books and records of TMQ and fairly present the financial condition and results of operations of the Company as of the date and for the period indicated, in each case in accordance with generally accepted accounting principles applied on a basis consistent with previous years subject to normal year-end adjustments, which in the aggregate are not material, and footnote disclosures.

2.6 ABSENCE OF UNDISCLOSED LIABILITIES; NO DEALINGS WITH AFFILIATES. As of the date of the Balance Sheet, the Company had no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise and whether due or to become due (including without

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limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), required to be reflected or disclosed on the Balance Sheet or the footnotes thereto that were not adequately reflected or reserved against on the Balance Sheet or disclosed in the related footnotes. The Company has no liabilities of the type required to be reflected or disclosed on a balance sheet or the footnotes thereto in accordance with generally accepted accounting principles, other than liabilities (i) adequately reflected or reserved against on the Balance Sheet or disclosed in the related footnotes, (ii) incurred since the date of the Balance Sheet in the ordinary course of business and consistent with past practice,
(iii) that would not, in the aggregate, have a material adverse effect on the Company taken as a whole, or (iv) disclosed in this Agreement. The Company has no contractual arrangement with or commitment to or from any of its stockholders, officers, management, directors or employees (or their family members) other than such as may have been entered into in the normal course of employment, including, without limiting the generality of the foregoing, being directly or indirectly a joint investor or coventurer with respect to, or owner, lessor, lessee, licenser or licensee of, any real or personal property, tangible or intangible, owned or used by, or a lender to or debtor of, the Company.

2.7 TAXES. The Company has accurately prepared and duly and timely filed all federal, state, local, provincial or foreign tax and other returns and reports which were required to be filed, in respect of all income, franchise, excise, sales, use, property (real and personal), VAT, payroll and other taxes, levies, imports, duties, license and registration fees, charges or withholdings of any nature whatsoever (collectively "TAXES"), and to the extent the liabilities of the Company, as of the date of the Balance Sheet, for Taxes have not been fully discharged, adequate reserves have been established on the Balance Sheet. None of the federal, state, local, provincial or foreign Tax returns of the Company has been audited or examined by the governmental authority having jurisdiction. No waivers of any statutes of limitation are in effect in respect of any Taxes. The Company is not in default in the payment of any Taxes due and payable or on any assessments received in respect thereof, and there are no claims pending or, to the best knowledge of the Company and TMQ, threatened, against the Company for past due Taxes. All Taxes incurred but not yet due have been fully accrued on the books of the Company or full reserves have been established therefor; the reserves indicated on the Balance Sheet are also adequate to cover all Taxes that may become payable by the Company in future periods in respect of any transactions or sales occurring on or prior to the date of the Balance Sheet. Without limiting the generality of the foregoing, the Company has withheld or collected from each payment made to each of their employees, consultants or non-U.S. payees, the amount of all Taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

2.8 PROPERTIES. The Company owns and has good title to all of the assets and properties reflected as owned by it on the Balance Sheet or acquired by the Company since the date of the Balance Sheet (except personal property sold or otherwise disposed of in the ordinary course of business since the date of the Balance Sheet), free and clear of any lien, claim or other encumbrance, except for (i) the liens, claims or other encumbrances reflected on the Balance Sheet,
(ii) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the date of the Balance Sheet, (iii) liens, claims or other encumbrances securing the liens of materialmen, carriers, landlords and like persons, all of which are not yet due and payable, (iv) liens for taxes not yet delinquent and (v) liens, claims, other encumbrances or defects in title that, in the aggregate, are not material to the Company taken as a whole. The Company owns or has a valid leasehold interest in all of the buildings, structures, leasehold improvements, equipment and other tangible property material to the Company taken as a whole, all of which are in good and sufficient operating condition and repair, ordinary wear and tear excepted and the Company has not received any notice that any such property is in violation in any material respect of any existing law or any building, zoning, health, safety or other ordinance, code or regulation.

2.9      HAZARDOUS MATERIALS.

         (a) There has been no generation, use, handling, storage or disposal of any Hazardous Materials in violation of common law or any applicable environmental law at any site owned or premises leased by the Company during the period of the Company's ownership or lease. Nor has there been or is there threatened any release of any Hazardous Materials on or at any such site or premises during such period in violation of common law or any applicable environmental law or which created or will create an obligation to report or remediate such release. For purposes of this Agreement, "HAZARDOUS MATERIAL" means any medical waste, flammable, explosive or radioactive material, or any hazardous or toxic waste, substance or material, including substances defined as "hazardous substances," "hazardous materials," "solid waste" or "toxic substances" under any applicable laws or ordinances relating to hazardous or toxic materials and substances, air pollution (including noise and odors), water pollution, liquid and solid waste, pesticides, drinking water, community and employee health, environmental land use management, stormwater, sediment control, nuisances, radiation, wetlands, endangered species, environmental permitting, petroleum products, and all rules and regulations promulgated pursuant to any such laws and ordinances.

         (b) TMQ has previously made available to TBA copies of all documents in its possession concerning any environmental or health and safety matter, copies of any environmental audits or risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans and material correspondence with any governmental authority regarding the foregoing.

2.10 ACCOUNTS RECEIVABLE. All accounts and notes receivable of the Company shown on the Balance Sheet and all accounts and notes receivable acquired by the Company subsequent to the date of the Balance Sheet have arisen in the ordinary course of business and have been collected, or are in the process of collection and are collectible in the ordinary course of business and in any event within nine months from the Closing Date, in the aggregate recorded amounts thereof, less the applicable allowances reflected on the Balance Sheet with respect to the accounts and notes receivable shown thereon, or set up consistent with past practice on the books of the Company with respect to the accounts and notes receivable acquired subsequent to the date of the Balance Sheet.

2.11 INVENTORIES. All Inventories (as defined below) of the Company are of a quality and quantity usable and saleable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which are in the aggregate immaterial to the Company taken as a whole. Items included in such Inventories are carried on the books of the Company, and are valued on the Balance Sheet, at the lower of cost or market. The value of obsolete materials and materials of below-standard quality or quantity has been written down on the books of account of the Company to realizable market value. The term "Inventories" includes all stock of raw materials, work-in-process and finished goods, including but not limited to finished goods purchased for resale, held by the Company for manufacturing, assembly, processing, finishing, sale or resale to others, from time to time in the ordinary course of business of the Company in the form in which such inventories then are held or after manufacturing, assembling, finishing, processing, incorporating with other goods or items, refining or the like.

2.12 PURCHASE AND SALE COMMITMENTS. No outstanding purchase commitments by the Company are in excess of the normal, ordinary and usual requirements of the Company, and the aggregate of the contract prices to which the Company has agreed in any outstanding purchase commitments is not so excessive when compared with current market prices for the relevant commodities or services that a material loss is likely to result. No outstanding sales commitment by the Company obligates the Company to sell any product or service at a price which, because of currently prevailing and projected costs of materials or labor, is likely to result, when all such sales commitments are taken in the aggregate, in a material loss to the Company taken as a whole. There are no material suppliers to the Company of significant goods or services with respect to which practical alternative sources of supply, or comparable products, are not available on comparable terms and conditions.

2.13 GOVERNMENTAL AUTHORIZATIONS. The Company has all governmental permits, licenses, franchises, concessions, zoning variances and other approvals, authorizations and orders (collectively "PERMITS") material to the Company taken as a whole. All such Permits are presently in full force and effect, the Company is in compliance with the requirements thereof, no suspension or cancellation of any of them is threatened so far as is known to TMQ or the Company, and the sale of the Shares as contemplated hereby will not adversely affect the validity or effectiveness of, and will not require, for retention thereof after such sale, the consent or approval of any party to, or any other person or governmental authority having jurisdiction of, any such Permit. Neither the Company nor TMQ has any knowledge of any fact or circumstance which would prevent, limit or restrict it from continuing to operate its business in the present manner, and no new requirements pertaining to the manner of operating its business have been issued or announced by any governmental authority during the past year nor are there any disputes pending between the Company and any governmental authority relating to the Company's operations as presently being conducted or actively considered.

2.14 INTELLECTUAL PROPERTY. The Company owns, or is licensed to use, or otherwise has the right to use all patents, trademarks, service marks, trade names, trade secrets, franchises, and copyrights, and all applications for any of the foregoing, and all technology, know-how and processes necessary for the conduct of its businesses as now conducted (collectively, the "PROPRIETARY RIGHTS"). A list of all such copyrights, trademarks, tradenames and patents, and all applications therefor, has been furnished or made available to TBA. Neither the Company nor TMQ is aware of any claim by any third party that the business of the Company as currently conducted or proposed to be conducted infringes upon the unlicensed Proprietary Rights of others, nor has the Company or TMQ received any notice or claim from any third party of such infringement by the Company. Neither the Company nor TMQ is aware of any infringement by any third party on, or any competing claim of right to use or own any of, the Proprietary Rights of the Company. The Company has the right to use, free and clear of claims or rights of others, all customer lists and computer software material to its business as currently conducted. To the best knowledge of the Company and TMQ, none of the activities of the employees of the Company on behalf of the Company violates any agreements or arrangements which any such employees have with former employers in a way which is materially adverse to the business of the Company taken as a whole.

2.15 INSURANCE. The Company is not in default with respect to any provisions of any policy of general liability, fire, title or other form of insurance held by it, the Company is current in the payment of all premiums due on such insurance and the Company has not failed to give any notice or present any claim thereunder in due and timely fashion, except for claims that are immaterial in both the nature of the claim and in the amount of such claim. The Company maintains insurance on all of its assets and business (including products liability insurance) from insurers which are financially sound and reputable, in amounts and coverages and against the kinds of risks and losses reasonably prudent to be insured against by corporations engaged in the same or similar businesses. No basis exists which would jeopardize the coverage under any such insurance. No such insurance will be terminated or canceled by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. TMQ has previously furnished or made available to TBA all policies of general liability, fire, title or other forms of insurance applicable to the Company and a description of all claims pending thereunder other than health or dental insurance claims.

2.16     EMPLOYEE BENEFIT PLANS

         (a) TMQ has made available or furnished to TBA true and complete copies of each pension, profit-sharing, deferred compensation, incentive compensation, severance pay, retirement, welfare benefit or other plan or arrangement providing benefits to employees or retirees, including both those that do and do not constitute employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (the "ERISA"), currently maintained or contributed to by TMQ or any of its affiliates for the benefit of the employees of the Company (each, a "PLAN").

         (b) Except as set forth on the Disclosure Schedule, (i) each such Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA is being operated and administered in compliance with Section 401(a) of the Code, a favorable determination letter has been obtained from the Internal Revenue Service (the "IRS") for such Plan, and there is no accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA or Section 412 of the Code, with respect to such Plan; (ii) there has been no non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code involving the assets of any Plan nor any "reportable event" within the meaning of Section 4043 of ERISA with respect to any Plan; (iii) all required employer contributions to such Plan have been made (or, in the case of contributions not yet due, have been accrued on the Balance Sheet); (iv) TMQ has made available to TBA as to each such Plan a true and correct copy of (w) the annual report (Form 5500) filed with the IRS for each of the three most recent plan years, (x) each plan, trust



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agreement, group annuity contract and insurance contract, if any, relating to such Plan, (y) each actuarial report prepared for each of the last three years for each Plan and (z) each summary plan description distributed to participants in each Plan and each summary of material modifications to each Plan (as defined in ERISA); and (v) each such Plan is, and at all relevant times has been, in compliance with ERISA, the Code and the terms of such Plan. Neither TMQ nor the Company or their respective affiliates has ever participated in a "multiemployer pension plan" as defined in Section 3(37) of ERISA.

         (c) Each Plan applicable to employees of the Company outside of the United States is fully funded, has been administered, in all material respects, in compliance with its terms and the requirements of all applicable laws and regulations and all required contributions have been made. All reports, forms and other documents required to be filed or advisable to be filed with any governmental entity with respect to each such Plan have been timely filed and are complete and accurate in all material respects.

         (d) Except as set forth on the Disclosure Schedule, the Company has no obligation to provide any welfare benefits to retired or former employees other than continuation of welfare benefits as required by applicable law.

         (e) The Company has no liability under or with respect to any employee benefit plans or arrangements that it no longer maintains or in which it no longer participates.

2.17 AGREEMENTS AND DOCUMENTS. TMQ has previously furnished or made available to TBA true, correct and complete copies of each document that is referred to or otherwise related to any of the following items referred to in this Section 2.17:

         (a) each document related to interests in real property owned, leased or otherwise used or claimed by the Company;

         (b) (i) each agreement of the Company made in the ordinary course of business which involves aggregate future payments by or to the Company of more than one hundred fifty thousand dollars ($150,000) or any agreement made in the ordinary course of business whose term extends beyond one year after the date hereof; (ii) each agreement containing any covenant restricting the freedom of the Company to compete in any line of business or with any person; and (iii) each agreement of the Company not made in the ordinary course of business which is or was to be performed after the date hereof;

         (c) all employment or similar compensation agreements of the Company which may not be terminated by the Company without penalty within thirty days after the Closing;

         (d) all bonus, incentive compensation, deferred compensation, profit-sharing, stock option, retirement, pension, severance, indemnification, insurance, death benefit or other fringe benefit plans, agreements or arrangements of the Company (or applying to the Company) in effect, or under which any amounts remain unpaid, on the date hereof or to become effective after the date hereof;



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

         (e) all labor unions or other organizations representing, purporting to represent or attempting to represent any employees of the Company, and all collective bargaining agreements of the Company with any labor unions or other representatives or employees;

         (f) each agreement or other instrument or arrangement defining the terms on which any indebtedness of the Company (or a guarantee by the Company of indebtedness) is or may be issued; and

         (g) the names and addresses of all banks in which the Company has accounts or lines of credit, and with respect to each such account or line of credit, the names of all persons authorized to draw thereon.

         The Company is not a party to any oral contract or agreement which would be required to have been furnished or made available to TBA under this
Section 2.17 had such contract or agreement been committed to writing.

2.18 VALIDITY. There is no default or claimed or purported or alleged default, or basis on which with notice or lapse of time or both (including notice of this Agreement), a default would exist, in any obligation on the part of any party (including the Company) to be performed under any lease, contract, plan, policy or other instrument or arrangement referred to in Section 2.17 or otherwise in this Agreement.

2.19     NO CHANGES. Since the date of the Balance Sheet there has not been:

         (a) any material adverse change in the business of the Company taken as a whole;

         (b) any material damage, destruction or loss (whether or not covered by insurance) adversely affecting the business of the Company taken as a whole;

         (c) any declaration, setting aside or payment of any dividend, or other distribution, in respect of any capital stock of the Company or any direct or indirect redemption, purchase or other acquisition of such stock;

         (d) any option to purchase any capital stock of the Company granted to any person, or any employment or deferred compensation agreement entered into between the Company and any of its stockholders, officers, directors, employees or consultants;

         (e) any issuance or sale by the Company of any stock, bonds or other corporate securities, or any partial or complete formation, acquisition, disposition or liquidation of the Company;

         (f) any labor union activity (including without limitation any negotiation, or request for negotiation, with respect to any union representation or any labor contract) respecting the Company;

         (g) any statute, rule or regulation, or, to the best knowledge of the Company and TMQ, any government policy, adopted which may materially and adversely affect the business of the Company;

         (h) any mortgage, lien, attachment, pledge, encumbrance or security interest created on any asset, tangible or intangible, of the Company, or assumed, either by the Company or by others, with respect to any such assets, except for liens permitted under Section 2.8;

         (i) any indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred, or other transaction (except that is reflected in this Agreement) engaged in, by the Company, except those in the ordinary course of business that are individually, or in the aggregate to one group of related parties, less than fifty thousand dollars ($50,000);

         (j) any obligation or liability discharged or satisfied by the Company, except items included in current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business which are individually, or in the aggregate to one group of related parties, less than twenty five thousand ($25,000) in amount;

         (k) any sale, assignment, lease, transfer or other disposition of any tangible asset of the Company, except in the ordinary course of business, or any sale, assignment, lease, transfer or other disposition of its patents, trademarks, trade names, brand names, copyrights, licenses or other intangible assets;

         (l) any amendment, termination or waiver of any material right belonging to the Company;

         (m) any increase in the compensation or benefits payable or to become payable by the Company to any of its officers or employees;

         (n) any other action or omission by the Company, or the passage of any resolution, other than in the ordinary course of business.

2.20 LITIGATION OR PROCEEDINGS. The Company is not engaged in, or a party to, or, to the best of TMQ's and the Company's knowledge, threatened with, any claim or legal action or other proceeding before any court, any arbitrator of any kind or any governmental authority, nor does any basis for any claim or legal action or other proceeding or governmental investigation exist. There are no orders, rulings, decrees, judgments or stipulations to which the Company is a party by or with any court, arbitrator or governmental authority affecting the Company.

2.21 COMPLIANCE WITH LAWS. The Company (i) has not been and is not in violation of any applicable building, zoning, occupational safety and health, pension, export control, environmental or other federal, state, local or foreign law, ordinance, regulation, rule, order or governmental policy applicable to it;
(ii) has not received any complaint from any governmental authority, and to the best knowledge of TMQ and the Company, none is threatened, alleging that the Company has violated any such law, ordinance, regulation, rule, order or governmental policy; (iii) has not received any notice from any governmental authority of any pending proceedings to take all or any part of the properties of the Company (whether leased or owned) by condemnation or right of eminent domain and, to the best knowledge of TMQ and the Company, no such proceeding is threatened; and (iv) is not a party to any agreement or instrument, or subject to any charter or other corporate restriction or judgment, order, writ, injunction, rule, regulation, code or ordinance, which materially and adversely affects, or might reasonably be expected materially and adversely to affect the business of the Company.

2.22 LABOR MATTERS. There are no labor organizing activities, election petitions or proceedings, labor strikes, disputes, slowdowns, work stoppages or unfair labor practice complaints pending or, to the best knowledge of TMQ and the Company, threatened against the Company or between the Company and any of its employees.

2.23 RECALLS. There is no basis for the recall, withdrawal or suspension of any approval by any governmental authority with respect to any product sold or proposed to be sold by the Company. None of the products of the Company is subject to any recall proceedings and to the best of its knowledge no such proceedings have been threatened.

2.24 BROKERS AND FINDERS. Neither TMQ nor the Company has employed any broker, agent or finder or incurred any liability on behalf of TMQ or the Company or for any brokerage fees, agents' commissions or finders' fees in connection with the transactions contemplated hereby.

2.25 POWERS OF ATTORNEY. The Company has no powers of attorney or similar authorizations outstanding.

2.26 NO TERMINATION OF RELATIONSHIP. As of the date hereof, neither TMQ nor the Company has any reason to expect that any relationship between the Company and a material distributor, customer, supplier, lender, employee or other person will be terminated or adversely affected as a result of the transactions contemplated by this Agreement.

2.27 ALL INFORMATION. TBA has been furnished in writing prior to the execution of this Agreement all information as to the business of the Company material to a reasonable buyer's determination to enter into this Agreement and to consummate the transactions contemplated hereby.

2.28 STATEMENTS TRUE AND CORRECT. The statements contained herein or in any written documents prepared and delivered by or on behalf of TMQ pursuant to the terms hereof are true, complete and correct in all material respects, and such documents do not omit any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.


                SECTION 3 - REPRESENTATIONS AND WARRANTIES OF TBA

         TBA represents and warrants to TMQ as follows.

3.1 ORGANIZATION. TBA is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has full corporate power and authority to



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

own, lease and operate its assets and to carry on its business as now being and as heretofore conducted.

3.2 AUTHORITY. TBA has full right, power, capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of TBA. This Agreement has been duly and validly executed and delivered by TBA and constitutes the valid and binding obligation of TBA, enforceable against it in accordance with the terms hereof. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a violation, breach, termination or acceleration of, or default under (or would result in a violation, breach, termination, acceleration or default with the giving of notice or passage of time, or both) any of the terms, conditions or provisions of the Certificate of Incorporation or By-laws of TBA, as amended, or of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which TBA is a party or by which TBA or any of its properties or assets may be bound or affected; (ii) result in the violation of any order, writ, injunction, decree, statute, rule or regulation applicable to TBA or any of its properties or assets; or (iii) result in the imposition of any lien, encumbrance, charge or claim upon any of its assets. Except for the listing of the Purchase Price Shares for trading on the AMEX, no consent or approval by, or notification to or filing with, any court, governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by TBA or the consummation of the transactions contemplated hereby. The Purchase Price Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of pre-emptive rights.

3.3 STATEMENTS TRUE AND CORRECT. The statements contained herein or in any written documents prepared and delivered by or on behalf of TBA pursuant to the terms hereof are true, complete and correct in all material respects, and such documents do not omit any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

                      SECTION 4 - COVENANTS AND AGREEMENTS

4.1 CONDUCT OF BUSINESS. Except with the prior written consent of TBA, which will not be unreasonably withheld or delayed, and except as otherwise contemplated herein, during the period from the date hereof to the Closing Date, TMQ shall cause the Company to observe the following covenants:

         (a) AFFIRMATIVE COVENANTS PENDING CLOSING. TMQ and the Company shall:

                  (i) PRESERVATION OF PERSONNEL. Use all reasonable efforts to preserve intact the business organization of the Company and keep available the services of the present employees of the Company, in each case in accordance with past practice, it being understood that the termination of employees with poor performance ratings shall not constitute a violation of this covenant;

                  (ii) INSURANCE. Use all reasonable efforts to keep in effect casualty, public liability, worker's compensation and other insurance policies applicable to the Company in



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

coverage amounts not less than those in effect at the date of this Agreement;

                  (iii) PRESERVATION OF THE BUSINESS; MAINTENANCE OF PROPERTIES. Use all reasonable efforts to preserve the business of the Company, advertise, promote and market its products and services in accordance with past practices over the last twelve months, keep their properties intact, preserve their goodwill, maintain all physical properties in such operating condition as will permit the conduct of such business on a basis consistent with past practice;

                  (iv) INTELLECTUAL PROPERTY RIGHTS. Use all reasonable efforts to preserve and protect the Proprietary Rights of the Company; and

                  (v) ORDINARY COURSE OF BUSINESS. Operate the business of the Company solely in the ordinary course.

         (b) NEGATIVE COVENANTS PENDING CLOSING. TMQ shall cause the Company not to:

                  (i) DISPOSITION OF ASSETS. Sell or transfer, or mortgage, pledge or create or permit to be created any lien on, any of the assets of the Company other than sales or transfers in the ordinary course of business and the creation of liens under existing arrangements disclosed hereunder and liens permitted under Section 2.8.

                  (ii) LIABILITIES. Permit the Company to (A) incur any obligation or liability other than in the ordinary course of business, (B) incur any indebtedness for borrowed money in excess of $25,000 or (C) enter into any contracts or commitments involving payments by the Company of $25,000 or more other than purchase orders and commitments for inventory, materials and supplies in the ordinary course of business;

                  (iii) COMPENSATION. Except as required by applicable law or any existing employment or severance agreement, (A) change the compensation or fringe benefits of any officer, director, employee or agent of the Company, except for ordinary merit increases for employees other than officers based on periodic reviews in accordance with past practices, or (B) enter into or modify any employment, severance or other agreement with any officer, director or employee of the Company or any benefit plan (it being understood that hiring of at will employees in the ordinary course of business shall not constitute a violation of this covenant) or (C) enter into or modify any agreement with any consultant, except for agreements terminable upon not more than one year's notice that are consistent with past practices with respect to consulting agreements.

                  (iv) CAPITAL STOCK. Make any change in the number of shares of capital stock of the Company authorized, issued or outstanding or grant any option, warrant or other right to purchase, or to convert any obligation into, shares of capital stock of the Company, or declare or pay any dividend or other distribution with respect to any shares of capital stock of the Company, or sell or transfer any shares of its capital stock;

                  (v) ORGANIZATIONAL DOCUMENTS. Amend the organizational documents of the Company;



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                  (vi)     ACQUISITIONS. Make any material acquisition of
property other than in the ordinary course of the business of the Company.

                  (vii) LICENSE AGREEMENTS. Enter into or modify any license, technology development or technology transfer agreement between the Company and any other person or entity.

4.2 CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to the Closing Date, TBA shall be entitled, through its employees and representatives, to have such access to the assets, properties, business and operations of the Company, as is reasonably necessary or appropriate in connection with its investigation of the Company with respect to the transaction contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances so as to minimize any disruption to or impairment of the business and each party shall cooperate fully therein. No investigation by TBA shall diminish or obviate any of the representations, warranties, covenants or agreements of TMQ contained in this Agreement. In order that TBA may have full opportunity to make such investigation, TMQ shall furnish the representatives of TBA with all such information and copies of such documents concerning the affairs of the Company as TBA may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with TBA's representatives in connection with such investigation.

4.3 EXPENSES. TBA and TMQ shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, counsel and accountants.

4.4 AUTHORIZATION FROM OTHERS. Prior to the Closing Date, the parties shall use all reasonable efforts to obtain all authorizations, consents and permits of others required to permit the consummation of the transactions contemplated by this Agreement.

4.5 CONSUMMATION OF AGREEMENT. Each party shall use all reasonable efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by it under this Agreement and to ensure that to the extent within its control or capable of influence by it, no breach of any of its respective representations, warranties and agreements hereunder occurs or exists on or prior to the Closing Date, all to the end that the transactions contemplated by this Agreement shall be fully carried out in a timely fashion.

4.6 FURTHER ASSURANCES. Each of the parties shall execute such documents, further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

4.7 LISTING OF SHARES. Promptly after the date hereof, TBA shall take all action necessary to list the Purchase Price Shares for trading upon the AMEX.



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

4.8 PUBLIC ANNOUNCEMENTS AND CONFIDENTIALITY. Any press release or other information to the press or any third party with respect to this Agreement or the transactions contemplated hereby shall require the prior approval of TBA and TMQ, which approval shall not be unreasonably withheld, provided that a party shall not be prevented from making such disclosure as it shall be advised by counsel is required by law.

4.9 NO SOLICITATION. Neither TMQ nor the Company will (i) solicit or initiate discussions with any person, other than TBA, relating to the possible acquisition of the Company or all or a material portion of the assets or any of the capital stock of the Company or any merger or other business combination with the Company (an "ACQUISITION TRANSACTION") or (ii) except to the extent reasonably required by fiduciary obligations under applicable law as advised by legal counsel, participate in any negotiations regarding, or furnish to any other person information with respect to, any effort or attempt by any other person to do or to seek any Acquisition Transaction. TMQ agrees to inform TBA within one business day of its receipt of any offer, proposal or inquiry relating to any Acquisition Transaction.

4.10    INDEMNIFICATION.

        (a) RIGHT TO INDEMNIFICATION. TBA and TMQ (as the case may be, the "INDEMNITEE") shall be indemnified on its respective demand made to the other (the "INDEMNITOR") for the full amount of all damages (as defined below) suffered by it as a direct or indirect result of:

                  (i) the inaccuracy of any representation or warranty made by the Indemnitor in or pursuant to this Agreement; and

                  (ii) any failure by the Indemnitor to perform any obligation or comply with any covenant or agreement specified in this Agreement.

For the purpose of this Section 4.10, the term "DAMAGES" shall be determined and computed by reference to the effect of the compensable event on the Indemnitee, and shall be deemed to include (i) all losses, liabilities, expenses or costs incurred by the Indemnitee, including reasonable attorneys' fees, and (ii) interest at the 90-Day Commercial Composite Rate plus 25 basis points, set at the beginning of each quarter, from the date 30 days after notice of any such claim for indemnification is given to the Indemnitor, or if an unliquidated claim, from such later date as the claim is liquidated, to the date full indemnification is made therefor.

         (b) INDEMNIFICATION PROCEDURES. The Indemnitee shall give the Indemnitor notice of any claim, action or proceeding by a third party which is reasonably likely to result in a claim for indemnification under this Section
4.10. The Indemnitor shall have the right, at its expense, to defend, contest, protest, settle and otherwise control the resolution of any such claim, action or proceeding. The Indemnitee shall have the right to participate in any such legal proceeding, subject to the Indemnitor's right of control thereof, at the expense of the Indemnitee and with counsel selected by the Indemnitee.

         (c) LIMITATIONS ON INDEMNIFICATION. Each of TBA and TMQ shall be obligated to indemnify the other pursuant to this Section 4.10 only with respect to claims as to which it is given written notice by the Indemnitee on or prior to a date two years after the Closing.


           SECTION 5 - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF TBA

         The obligation of TBA to acquire the Shares is subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions:

5.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of TMQ contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (with such exceptions as may be permitted under or contemplated by this Agreement) and there shall not have been any material adverse change in the business of the Company taken as a whole since the date hereof. TMQ shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date and shall have obtained all required consents and approvals. TMQ shall have delivered to TBA a certificate, dated the Closing Date, to the foregoing effect.

5.2 CERTIFICATES. TMQ shall have furnished TBA with such certificates of public officials and TMQ's and the Company' officers as may be reasonably requested by TBA.

            SECTION 6 - CONDITIONS PRECEDENT TO THE OBLIGATION OF TMQ

        The obligation of TMQ to sell the Shares is subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions:

6.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of TBA contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (with such exceptions as may be permitted under or contemplated by this Agreement). TBA shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date and shall have obtained all required consents and approvals, except for the listing of the Purchase Price Shares for trading on the AMEX. TBA shall have delivered to TMQ a certificate, dated the Closing Date, to the foregoing effect.

6.2 CERTIFICATES. TBA shall have furnished TMQ with such certificates of public officials and of TBA's officers as may be reasonably requested by TMQ.

                  SECTION 7 - TERMINATION, AMENDMENT AND WAIVER

7.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date as follows:

         (a) by TMQ upon written notice to TBA if TBA has materially breached any representation, warranty, covenant or agreement contained herein and has not cured such breach within ten (10) business days of receipt of written notice from TMQ;

         (b) by TBA upon written notice to TMQ if TMQ has materially breached any representation, warranty, covenant or agreement contained herein and has not cured such breach within ten (10) business days of receipt of written notice from TBA;

         (c) by either party if any court of competent jurisdiction or United States or foreign governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the sale of any of the Shares and such order, decree or ruling shall have become final and nonappealable; or

         (d)      at any time with the written consent of TBA and TMQ.

7.2      EFFECT OF TERMINATION. If this Agreement is terminated as provided in
Section 7.1, this Agreement shall forthwith become void and have no effect, without liability on the part of any party, its directors, officers or stockholders, other than the provisions of this Section 7.2, Section 4.3 relating to expenses and Section 4.8 relating to publicity and confidentiality to the extent provided therein. Nothing contained in this Section 7.2 shall relieve any party from liability for any breach of this Agreement occurring before such termination.

7.3 AMENDMENT. This Agreement may not be amended except by an instrument signed by each of the parties hereto.

7.4 WAIVER. At any time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or
(b) waive compliance with any of the agreements of any other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit; provided that any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.

                            SECTION 8 - MISCELLANEOUS

8.1 NOTICES. All notices, requests, demands, consents and other communications which are required or permitted hereunder shall be in writing, and shall be deemed given when actually received or if earlier, one day after deposit with a nationally recognized air courier or express mail, charges prepaid or three days after deposit in the U.S. mail by certified mail, return receipt requested, postage prepaid, addressed as follows:

                                   If to TMQ:

                              ThermoQuest Corporation
                              2215 Grand Avenue Parkway
                              Austin, Texas  78728
                              Attention: President

                                   If to TBA:

                              Thermo BioAnalysis Corporation
                              P.O. Box 2108
                              504 Airport Road
                              Santa Fe, New Mexico  87505
                              Attention: President

or to such other address as any party hereto may designate in writing to the other parties, specifying a change of address for the purpose of this Agreement.

8.2 SURVIVAL AND MATERIALITY OF REPRESENTATIONS. Each of the representations, warranties and agreements made by the parties hereto shall be deemed material and shall survive the Closing Date and the consummation of the transactions contemplated hereby. All statements contained in any certificates or other instruments delivered by or on behalf of the parties pursuant hereto or in connection with the transactions contemplated hereby shall be deemed material and shall constitute representations and warranties by the person making such statement.

8.3 ENTIRE AGREEMENT. This Agreement, including the exhibits, the Disclosure Schedule and the other documents referred to herein, supersedes any and all oral or written agreements or understandings heretofore made relating to the subject matter hereof and constitutes the entire agreement of the parties relating to the subject matter hereof.

8.4 PARTIES IN INTEREST. All covenants and agreements, representations and warranties contained in this Agreement made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the parties hereto, and their respective successors, assigns, heirs, executors, administrators and personal representatives, whether so expressed or not.

8.5 NO IMPLIED RIGHTS OR REMEDIES. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

8.6 HEADINGS. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning hereof.

8.7 SEVERABILITY. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision shall not be affected thereby.

8.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.9 FURTHER ASSURANCES. TMQ will execute and furnish to TBA all documents and will do or cause to be done all other things that TBA may reasonably request from time to time in order to give full effect to this Agreement and to effectuate the intent of the parties.

8.10 GOVERNING LAW. This Agreement shall be governed by the law of the State of Delaware applicable to agreements made and to be performed wholly within such jurisdiction, without regard to the conflicts of laws provisions thereof.




                         [REMAINDER OF PAGE LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                    THERMO BIOANALYSIS CORPORATION



                                    By: /s/ Colin Maddix
                                        ----------------------------------------
                                    Name:  Colin Maddix
                                    Title: President


                                    THERMOQUEST CORPORATION



                                    By: /s/ Richard W.K. Chapman
                                        ----------------------------------------
                                    Name:   Richard W.K. Chapman
                                    Title:  President

                                                                    ATTACHMENT A



                                 FORM OF PROXY

                         THERMO BIOANALYSIS CORPORATION

    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 10, 1998


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints John N. Hatsopoulos, Colin Maddix and Sandra L. Lambert, or any one of them in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Special Meeting of the Stockholders of Thermo BioAnalysis Corporation, a Delaware corporation (the "Company"), to be held on Thursday, September 10, 1998 at 2:00 p.m. at Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts 02454, and at any adjournment or postponement thereof, and to vote all shares of common stock of the Company standing in the name of the undersigned on July 31, 1998, with all of the powers the undersigned would possess if personally present at such meeting:

           (IMPORTANT = TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

                     PLEASE DATE, SIGN AND MAIL YOUR PROXY
                         CARD BACK AS SOON AS POSSIBLE!

                        SPECIAL MEETING OF STOCKHOLDERS
                         THERMO BIOANALYSIS CORPORATION



                               SEPTEMBER 10, 1998

1. Approve management proposal to list 3,007,930 shares of common stock, to be issued in connection with an acquisition, on the American Stock Exchange, Inc.

              FOR [ ]             AGAINST [ ]             ABSTAIN [ ]

2. Approve amendment to the Certificate of Incorporation to increase the authorized common stock from 25 million to 75 million shares.

              FOR [ ]             AGAINST [ ]             ABSTAIN [ ]

3. In their discretion on such other matters as may properly come before the Meeting.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ABOVE IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN.

     Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.

PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.



Signature(s)__________________________________________ Date_____________________

Note: This proxy should be dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.